U.S. $400,000,000

MASTER REPURCHASE AGREEMENT (VFCC)

by and among

NRFC WA HOLDINGS, LLC,
NRFC WA HOLDINGS II, LLC,
NRFC WA HOLDINGS VII, LLC,
NRFC WA HOLDINGS X, LLC,
NRFC WA HOLDINGS XI, LLC,
NRFC WA HOLDINGS XII, LLC,
as the Seller

VARIABLE FUNDING CAPITAL COMPANY LLC,
as a Purchaser

WACHOVIA BANK, NATIONAL ASSOCIATION,
as the Swingline Purchaser

WACHOVIA CAPITAL MARKETS, LLC,
as the Deal Agent

and

NORTHSTAR REALTY FINANCE CORP.,
NORTHSTAR REALTY FINANCE L.P.
as the Guarantor

Dated as of May 14, 2007

i

ii

SCHEDULES

Schedule 1	Representations and Warranties Regarding Mortgage Assets
Schedule 2	List of Accounts
Schedule 3	List of Existing Financing Facilities
Schedule 4	Organizational Chart
Schedule 5	List of UCC Filing Locations
Schedule 6	List of Approved Servicers
Schedule 7	Trust Preferred Securities

EXHIBITS

Exhibit I	Form of Transaction Request
Exhibit II	Form of Confirmation
Exhibit III	[Reserved]
Exhibit IV-1	Form of Power of Attorney of Seller
Exhibit IV-2	Form of Power of Attorney of Pledgor
Exhibit V	Form of Account Control Agreement
Exhibit VI	Form of Securities Account Control Agreement
Exhibit VII	Form of Servicer Redirection Notice
Exhibit VIII	Form of Compliance Certificate
Exhibit IX	Form of Purchased Asset Data Summary
Exhibit X	Form of Margin Deficit Notice
Exhibit XI	Form of Assignment
Exhibit XII-A	Form of Seller’s Release Letter
Exhibit XII-B	Form of Warehouse Lender’s Release Letter

iii

MASTER REPURCHASE AGREEMENT (VFCC)

THIS MASTER REPURCHASE AGREEMENT (VFCC) (as amended, modified, restated, replaced, waived, substituted, supplemented or extended from time to time, the “Agreement”) is made as of this 14th day of May, 2007, by and among:

(1) NRFC WA HOLDINGS, LLC, a Delaware limited liability company, NRFC WA HOLDINGS II, LLC, a Delaware limited liability company, NRFC WA HOLDINGS VII, LLC, a Delaware limited liability company, NRFC WA HOLDINGS X, LLC, a Delaware limited liability company, NRFC WA HOLDINGS XI, LLC, a Delaware limited liability company, and NRFC WA HOLDINGS XII, LLC, a Delaware limited liability company, as the Seller;

(2) VARIABLE FUNDING CAPITAL COMPANY LLC, a Delaware limited liability company (together with its successors and assigns, “VFCC”), as a Purchaser;

(3) WACHOVIA BANK, NATIONAL ASSOCIATION (together with its successors and assigns, “Wachovia”), as the Swingline Purchaser;

(4) WACHOVIA CAPITAL MARKETS, LLC, a Delaware limited liability company (together with its successors and assigns, “WCM”), as the deal agent for the Secured Parties (together with its successors and assigns in such capacity, the “Deal Agent”); and

(5) NORTHSTAR REALTY FINANCE CORP., a Maryland corporation (together with its successor and permitted assigns, “NorthStar”), and NORTHSTAR REALTY FINANCE L.P., a Delaware limited partnership, as the Guarantor.

Acknowledged and agreed to by NRFC SUB-REIT CORP., a Maryland corporation, as the Pledgor; and

WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association, as the Swap Counterparty.

RECITALS

WHEREAS, the Seller desires to sell and the Purchaser desires to purchase from time to time Eligible Assets under the terms and conditions stated herein; and

WHEREAS, if the Purchaser purchases one (1) or more Eligible Assets, the parties desire that the Seller repurchase the Purchased Asset(s) on or before the Facility Maturity Date under the terms and conditions stated herein.

NOW, THEREFORE, based upon the foregoing Recitals, the mutual premises and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Certain Defined Terms.

(a) Certain capitalized terms used throughout this Agreement are defined above or in this Article I.

(b) As used in this Agreement and the schedules, exhibits and other attachments hereto, unless the context requires a different meaning, the following terms shall have the following meanings:

“40 Act”: The Investment Company Act of 1940, as amended from time to time.

“AAA IO”: An “AAA” rated bond that is “interest only,” including any such bond designated “X-C” or “X-P.”

“Accepted Servicing Practices”: With respect to each Purchased Item, those mortgage, mezzanine loan and/or secured lending servicing practices, as applicable, of prudent lending institutions that service Purchased Items of the same type, size and structure as such Purchased Items in the jurisdiction where the related Underlying Mortgaged Property is located, as applicable, but in any event, (i) in accordance with the terms of the Repurchase Documents and Applicable Law, (ii) without prejudice to the interests of the Deal Agent, the Purchaser or any other Secured Party, (iii) with a view to the maximization of the recovery on such Purchased Items on a net present value basis and (iv) without regard to (A) any relationship that the Seller, the Guarantor and any Affiliate of the foregoing may have with the related Borrower, mortgagor, the Seller, any servicer, any PSA Servicer or any other party to the Repurchase Documents, the Mortgage Loan Documents or any Affiliate of any of the foregoing; (B) the right of the Seller, the Guarantor or any Affiliate of the foregoing to receive compensation or other fees for its services rendered pursuant to this Agreement, the Repurchase Documents or any other document or agreement; (C) the ownership, servicing or management by the Seller, the Guarantor or any Affiliate of the foregoing for others of any other mortgage loans or mortgaged property; (D) any obligation of the Seller, the Guarantor or any Affiliate of the foregoing to repurchase or substitute a Purchased Item; (E) any obligation of the Seller, the Guarantor or any Affiliate of the foregoing to cure a breach of a representation and warranty with respect to a Purchased Item; and (F) any debt the Seller, the Guarantor or any Affiliate has extended to any Borrower, mortgagor or any Affiliate of such Borrower or mortgagor.

“Account Agreement”: A letter agreement, dated as of even date herewith, among the Seller, the Deal Agent and Wachovia in the form of Exhibit V attached hereto.

“Accrual Period”: (a) with respect to each Transaction (or portion thereof) funded at a Rate other than the CP Rate (i) with respect to the first Payment Date, the period from and including the applicable Closing Date to but excluding such first Payment Date and (ii) with respect to any subsequent Payment Date, the period from and including the previous Payment Date to but excluding such subsequent Payment Date, and, (b) with respect to each Transaction (or portion thereof) funded at a Rate equal to the CP Rate, (i) with respect to the first Payment Date, the period from and including the Closing Date to and including the last day of the calendar month in which the Closing Date occurs and (ii) with respect to any subsequent Payment Date, the period ending on the last day of the calendar month immediately preceding the month in which the Payment Date occurs and commencing on the first (1st) day of such immediately preceding calendar month.

“Additional Amount”: Defined in Subsection 2.14(a) of this Agreement.

“Additional Purchased Asset”: An Eligible Asset transferred to the Purchaser or its designee in a satisfaction of a Margin Deficit pursuant to Section 2.7 of this Agreement, which Additional Purchased Asset shall satisfy all requirements of, and be transferred in accordance with the provisions of, this Agreement.

“Adjusted Eurodollar Rate”: For any Accrual Period, a rate per annum equal to a fraction, expressed as a percentage and rounded upwards (if necessary) to the nearest 1/100 of 1%, (i) the numerator of which is equal to the LIBOR Rate for such Accrual Period and (ii) the denominator of which is equal to 100% minus the Eurodollar Reserve Percentage for such Accrual Period.

“Adjusted Total Assets”: Means the sum of Total Assets plus Off-Balance Sheet Assets.

“Adjusted Total Liabilities”: Means, the sum of Total Liabilities plus Off-Balance Sheet Liabilities minus Trust Preferred Securities.

“Advance Rate”: Subject to the Refinance Option, with respect to a Mortgage Asset of a certain Class and, as applicable, the applicable Type of Underlying Mortgaged Property, the “Maximum Advance Rate” set forth in the applicable column on Schedule 1 to the Fee Letter or, if not set forth therein with respect to Preferred Equity Interests and Construction Loans, the “Advance Rate” set forth in the related Confirmation.

“Affected Party”: VFCC, the Swingline Purchaser, all other Purchasers, the Liquidity Banks, the Deal Agent, the Liquidity Agent, the Custodian, any other Secured Party, all successors, assignees, transferees, pledgees and participants of any of the foregoing and any successors to WCM as the Deal Agent and any subagent of the Deal Agent.

“Affiliate”: With respect to a Person, means any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person, or is a director of such Person. For purposes of this definition, “control” (including the terms “controlling,” “controlled by” and “under common control with”) when used with respect to any specified Person means the possession, direct or indirect, of the power to vote 20% or more of the voting securities of such Person or to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Aggregate Unpaids”: At any time, an amount equal to the sum of the aggregate Purchase Price outstanding for all Transactions, the aggregate Price Differential outstanding, the aggregate Margin Deficits outstanding, Breakage Costs (if any), Increased Costs (if any), Taxes (if any), Additional Amounts (if any), Late Payment Fees (if any), any fee due under any fee letter or the Repurchase Documents (including, without limitation, the Fee Letter and the Custodial Fee Letter), all other amounts owed by the Seller or any other Person to the Deal Agent, the Purchaser, any Secured Party, any Affected Party, any Indemnified Party or any other Person under or with respect to this Agreement, the Repurchase Documents or any Transaction entered into pursuant thereto and all interest and/or fees that accrue after the commencement by or against the Seller, the Guarantor, the Pledgor or any Affiliate thereof of any proceeding under any Insolvency Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding (whether due or accrued).

“Agreement”: Defined in the Preamble of this Agreement.

“ALTA”: The American Land Title Association.

“Alternative Rate”: A rate per annum equal to the Adjusted Eurodollar Rate; provided, however, that the Alternative Rate shall be the Base Rate if a Eurodollar Disruption Event occurs.

“Anti-Terrorism Laws”: Any Applicable Law relating to money laundering or terrorism, including, but not limited to, Executive Order 13224, the OFAC Regulations and the USA Patriot Act.

“Applicable Law”: For any Person or Property of such Person, all existing and future applicable laws, rules, regulations (including temporary and final income tax regulations), statutes, treaties, codes, ordinances, permits, certificates, orders and licenses of and interpretations by any Governmental Authority (including, without limitation, usury laws, the Federal Truth in Lending Act, as amended from time to time, and Regulation Z and Regulation B of the Board of Governors of the Federal Reserve System), and applicable judgments, decrees, injunctions, writs, awards or orders of any court, arbitrator or other administrative, judicial or quasi-judicial tribunal or agency of competent jurisdiction.

“Asset Schedule and Exception Report”: Defined in the Custodial Agreement.

“Asset Value”: As of any date of determination for each Eligible Asset or Purchased Asset, as applicable, with respect to a Mortgage Asset or Purchased Asset, as applicable, of a certain Class, the lesser of (a) for each Mortgage Asset or Purchased Asset, as applicable, the product of the Book Value of such Mortgage Asset or Purchased Asset, as applicable, times the Advance Rate applicable thereto and (b) for each Mortgage Asset or Purchased Asset, as applicable, the product of the Market Value of such Mortgage Asset or Purchased Asset, as applicable, times the Advance Rate applicable thereto, in all cases under clauses (a) and (b) of this definition taking into account the Maximum LTV percentages, applicable to such Mortgaged Asset or Purchased Asset, as applicable, set forth on Schedule 1 to the Fee Letter (or, in the case of Preferred Equity Interests and Construction Loans, to the extent applicable, as set forth in the related Confirmation); provided, however, the Asset Value may be reduced in the Deal Agent’s discretion by an amount determined by the Deal Agent in its discretion (which amount may, in the Deal Agent’s discretion, be reduced to zero (0)), with respect to each Mortgage Asset or Purchased Asset, as applicable (A) in respect of which one (1) or more eligibility requirements set forth in Schedule 1 to this Agreement is not satisfied in any respect (assuming each such criteria is determined as of the date the Asset Value is determined), in each case without regard to any Seller’s knowledge or lack of knowledge thereof and without regard to any Seller’s representations or warranties with respect to its knowledge or lack of knowledge thereof, and, in the Deal Agent’s determination in its discretion, the same impacts, impairs or affects the Market Value or Book Value of such Mortgage Asset or Purchased Asset, (B) in respect of which the complete Mortgage Asset File has not been delivered to the Custodian within the time period required by the Custodial Agreement, (C) which is a Table Funded Purchased Asset in respect of which the Mortgage Asset File has not been delivered to the Custodian within three (3) Business Days following the Purchase Date, or (D) which has been released from the possession of the Custodian under the Custodial Agreement to a Seller or an Affiliate for a period in excess of twenty (20) calendar days.

“Assignment”: The transfer of all of the Seller’s rights and interests under an Eligible Asset pursuant to an assignment agreement executed by the Seller in blank, which agreement shall be in the form of Exhibit XI and is otherwise satisfactory to the Deal Agent in its discretion.

“Assignment of Leases”: With respect to any Mortgage, an assignment of leases thereunder, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the Underlying Mortgaged Property is located to reflect the assignment of leases to the Deal Agent as agent for the Secured Parties.

“Assignment of Mortgage”: With respect to any Mortgage, an assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Underlying Mortgaged Property is located to reflect the assignment of the Mortgage to the Deal Agent as agent for the Secured Parties.

“Authority Documents”: As to any Person, as applicable, the articles or certificate of incorporation or formation, by-laws, limited liability company agreement, general partnership agreement, limited partnership agreement, trust agreement, joint venture agreement, resolutions and other applicable organizational or governing documents of such Person.

“Availability”: At any time, an amount equal to the positive excess (if any) of (a) the Maximum Amount minus (b) the aggregate Purchase Price outstanding for all Transactions on such day; provided, however, the Availability shall be zero (0) (i) on and after the occurrence of the Funding Expiration Date (including any extensions thereof), (ii) while a Margin Deficit is outstanding, or (iii) after an Event of Default has occurred and is continuing.

“Bailee”: With respect to each Table Funded Purchased Asset or Swingline Purchase, the related title company, attorney or settlement agent, in each case, approved in writing by the Deal Agent in its discretion.

“Bailee Agreement”: The Bailee Agreement among the Seller, the Deal Agent and the Bailee in the form of Annex 13 to the Custodial Agreement.

“Bailee’s Trust Receipt”: A Trust Receipt in the form of Attachment 2 to the Bailee Agreement.

“Bankruptcy Code”: The United States Bankruptcy Reform Act of 1978 (11 U.S.C. § 101, et seq.), as amended from time to time.

“Base Rate”: On any date, a fluctuating rate per annum equal to the lesser of (a) the Prime Rate or (b) the Federal Funds Rate, plus 1.0%.

“Basic Mortgage Loan Documents”: Defined in the Custodial Agreement.

“Book Value”: With respect to any Mortgage Asset at any time, an amount, as certified by the Seller, equal to the lesser of (a) face or par value and (b) the price that the Seller initially paid or advanced for or in respect of such Mortgage Asset, as such Book Value may be marked down by the Seller from time to time, including, as applicable, from any loss/price adjustments, less an amount equal to the sum of all principal payments, prepayments or paydowns paid and realized losses recognized relating to such Mortgage Asset; provided, however, any such markdowns or adjustments must be made in good faith and shall be disclosed contemporaneously therewith in writing to the Deal Agent, which mark downs or adjustments, without a corresponding payment and application of principal, may result in a Margin Deficit.

“Borrower”: Collectively (and individually as the context may expressly provide or require), the borrowers, obligors or debtors under a Mortgage Asset, including, but not limited to, any guarantor thereof, the borrowers, obligors or debtors of any debt, including any guarantor thereof, senior to the Mortgage Asset, including obligors, debtors and guarantors with respect to the debt secured by any Underlying Mortgaged Property, and any Person that has not signed the related Mortgage Note, Junior Interest Document, Mezzanine Note or other note, certificate or instrument but owns an interest in the related Underlying Mortgaged Property, which interest has been encumbered to secure such Mortgage Asset.

“Borrower Reserve Payments”: Any payments made by a Borrower under the applicable Mortgage Loan Documents which, pursuant to the terms of such Mortgage Loan Documents, are required to be deposited into escrow or into a reserve to be used for a specific purpose (e.g., tax and insurance escrows).

“Borrowing Capacity”: The ability to obtain draws or advances at the request of a Guarantor or any Affiliate or Subsidiary of a Guarantor in Dollars and within three (3) Business Days of the request therefor and to use or apply such draws or advances to repay amounts under the Repurchase Documents or Other Credit Facilities.

“Breakage Costs”: Any amount or amounts as shall compensate the Purchaser or any other Secured Party for any loss, cost or expense incurred by the Purchaser and any other Secured Party (as determined by the Deal Agent in the Deal Agent’s discretion) as a result of an early repurchase or prepayment of the Repurchase Price or any Price Differential. All Breakage Costs shall be due and payable hereunder upon demand. Breakage Costs shall not be due for payments of the Repurchase Price or any Price Differential on a Payment Date, on the Facility Maturity Date or in connection with any scheduled amortization provided at least two (2) Business Days advance notice (to be received by the Deal Agent no later than 3:00 p.m. two (2) Business Days prior to the repayment date) is given to the Deal Agent.

“Bridge Loan”: A performing Whole Loan that is otherwise an Eligible Asset except that the Underlying Mortgaged Property is not stabilized or is otherwise considered to be in a transitional state, which exceptions shall be disclosed in writing to the Deal Agent and such exceptions must be acceptable to the Deal Agent in its discretion, which acceptance may, in the Deal Agent’s discretion, be conditioned on additional terms, conditions and requirements with respect to such Bridge Loan; provided, however, the debt and equity fundings for each Bridge Loan must be sufficient to finance 100% of the completion of the improvements to the related Underlying Mortgaged Property or there must exist sufficient net operating income or interest reserves or guaranties or replenishments to cover the debt service related to the Eligible Asset.

“Business Day”: Any day other than a Saturday or a Sunday on which (a) banks are not required or authorized to be closed in Charlotte, North Carolina, and (b) if the term “Business Day” is used in connection with the determination of the LIBOR Rate, dealings in United States dollar deposits are carried on in the London interbank market.

“Capital Lease Obligations”: For any Person and its Consolidated Subsidiaries, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

“Cash Collateral”: The cash received by the Deal Agent as agent for the Secured Parties in satisfaction of a Margin Deficit or as Income on Purchased Assets.

“Cash Equivalents”: As to any Person, (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition, (ii) time deposits or certificates of deposit of any commercial bank incorporated under the laws of the United States or any state thereof, of recognized standing having capital and unimpaired surplus in excess of $1,000,000,000 and whose short-term commercial paper rating at the time of acquisition is at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody’s (any such bank, an “Approved Bank”), with such deposits or certificates having maturities of not more than one year from the date of acquisition, (iii) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (i) and (ii) above entered into with any Approved Bank, (iv) commercial paper or finance company paper issued by any Person incorporated under the laws of the United States or any state thereof and rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody’s, and in each case maturing not more than one year after the date of acquisition, and (v) investments in money market funds that are registered under the 40 Act, which have net assets of at least $1,000,000,000 and at least 85% of whose assets consist of securities and other obligations of the type described in clauses (i) through (iv) above. All such Cash Equivalents must be denominated solely for payment in Dollars.

“CDO Securitization Transaction”: A commercial real estate cash flow CDO securitization transaction involving some or all of the Purchased Assets engaged in by an Affiliate of any of the Guarantors or the Sellers, which transaction and parties are acceptable to the Deal Agent in its discretion.

“Class”: With respect to a Mortgage Asset, such Mortgage Asset’s classification as a Whole Loan, a Junior Interest, a Mezzanine Loan, a Bridge Loan, a CMBS Security, a CTL Loan, a Subordinate CTL Loan, Senior Secured Bank Debt or a Preferred Equity Interest.

“Closing Date”: May 14, 2007.

“CMBS Security”: A performing fixed or floating rate mortgage-backed pass-through certificate, representing a beneficial ownership interest in one or more first lien mortgage loans secured by Commercial Real Estate, rated by at least two (2) Rating Agencies as AAA (including AAA IO), AA+, AA, AA-, A+, A, A-, BBB+, BBB, BBB-, BB+, BB, BB-, B+, B or B-.

“Code”: The Internal Revenue Code of 1986, as amended from time to time.

“Collection Account”: The deposit account identified on Schedule 2 established in the name of the Seller into which all Income and Cash Collateral shall be deposited, which account shall be subject to the Account Agreement. Funds in the Collection Account may be invested at the direction and in the discretion of the Deal Agent in Permitted Investments for the benefit of the Seller.

“Commercial Paper Notes”: On any day, any short-term promissory notes issued in the commercial paper market.

“Commercial Real Estate”: Any real estate included in the definition of Type.

“Commercial Real Estate Loan”: Any loan secured directly or indirectly by Commercial Real Estate or, as applicable, ownership interests in an entity that owns directly or indirectly Commercial Real Estate.

“Commitment Fee”: The “Commitment Fee” payable under the Fee Letter.

“Compliance Certificate”: Defined in Subsection 3.2(f) of this Agreement.

“Confirmation”: A purchase confirmation in the form attached to this Agreement as Exhibit II duly executed, completed and delivered by the Seller and the Deal Agent in accordance with the provisions of Subsection 2.2(c) of this Agreement.

“Consolidated Adjusted EBITDA”: For any period, with respect to any Person, the sum, without duplication, for such period of (a) the Net Income of such Person and its Consolidated Subsidiaries determined on a consolidated basis for such period, (b) the sum of the provisions for such period for income taxes, interest expense, and depreciation and amortization expense used in determining such Net Income for such Person and its Consolidated Subsidiaries, (c) amounts deducted in accordance with GAAP in respect of other non-cash expenses in determining such Net Income for such Person and its Consolidated Subsidiaries and (d) the amount of any aggregate net loss (or minus the amount of any gain) during such period arising from the sale, exchange or other disposition of capital assets by such Person and its Consolidated Subsidiaries determined on a consolidated basis.

“Consolidated Subsidiaries”: An as of any date and for any Person, any Subsidiary or other entities that are consolidated with such Person in accordance with GAAP.

“Construction Loan”: A performing Whole Loan, the Underlying Mortgaged Property for which has received all necessary entitlements and approvals to develop the Underlying Mortgaged Property and construct improvements thereon in a manner consistent with the applicable Seller’s representations to the Deal Agent regarding such construction, which information shall be set forth in the related Confirmation, such loan and the documents related thereto are otherwise acceptable to the Deal Agent in its discretion and all construction related documents are delivered to the Custodian as a part of the Mortgage Asset File for such Whole Loan.

“Contingent Liabilities”: Means, with respect to any Person and its Consolidated Subsidiaries (without duplication): (i) liabilities and obligations (including any Guarantee Obligations) of such Person, any Subsidiary or any other Person in respect of “off-balance sheet arrangements” (as defined in the SEC Off-Balance Sheet Rules), (ii) any obligation, including, without limitation, any Guarantee Obligation, whether or not required to be disclosed in the footnotes to such Person’s financial statements, guaranteeing partially or in whole any Non-Recourse Indebtedness, lease, dividend or other obligation, exclusive of contractual indemnities (including, without limitation, any indemnity or price-adjustment provision relating to the purchase or sale of securities or other assets) and guarantees of non-monetary obligations (other than guarantees of completion, environmental indemnities and guarantees of customary carve-out matters made in connection with Non-Recourse Indebtedness, such as (but not limited to) fraud, misappropriation, bankruptcy and misapplication) which have not yet been called on or quantified, of such Person or of any other Person, and (iii) any forward commitment or obligation to fund or provide proceeds with respect to any loan or other financing which is obligatory and non-discretionary on the part of the lender. The amount of any Contingent Liabilities described in clause (ii) shall be deemed to be, (a) with respect to a guarantee of interest or interest and principal, or operating income guarantee, the sum of all payments required to be made thereunder (which, in the case of an operating income guarantee, shall be deemed to be equal to the debt service for the note secured thereby), through, (x) in the case of an interest or interest and principal guarantee, the stated date of maturity of the obligation (and commencing on the date interest could first be payable thereunder), or (y) in the case of an operating income guarantee, the date through which such guarantee will remain in effect, and (b) with respect to all guarantees not covered by the preceding clause (a), an amount equal to the stated or determinable amount of the primary obligation in respect of which such guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as recorded on the balance sheet and on the footnotes to the most recent financial statements of such Person. As used in this definition, the term “SEC Off-Balance Sheet Rules” means the Disclosure in Management’s Discussion and Analysis About Off-Balance Sheet Arrangements and Aggregate Contractual Obligations, Securities Act Release Nos. 33-8182; 34-47264; FR-67 International Series Release No. 1266 File No. S7-42-02, 68 Fed. Reg. 5982 (Feb. 5, 2003) (codified at 17 CFR pts. 228, 229 and 249).

“Contractual Obligation”: With respect to any Person, any provision of any securities issued by such Person or any indenture, mortgage, deed of trust, contract, undertaking, agreement, instrument or other document to which such Person is a party or by which it or any of its Property is bound or is subject.

“CP Rate”: For any day during any Accrual Period, the per annum rate equivalent to the weighted average of the per annum rates paid or payable by VFCC from time to time as interest on or otherwise (by means of interest rate hedges or otherwise taking into consideration any incremental carrying costs associated with short-term promissory notes issued by VFCC maturing on dates other than those certain dates on which VFCC is to receive funds) in respect of the promissory notes issued by VFCC that are allocated, in whole or in part, by the Deal Agent (on behalf of VFCC) to fund or maintain the Transactions funded by VFCC during such period, as determined by the Deal Agent (on behalf of VFCC) and reported to the Seller, which rates shall reflect and give effect to (i) the commissions of placement agents and dealers in respect of such promissory notes, to the extent such commissions are allocated, in whole or in part, to such promissory notes by the Deal Agent (on behalf of VFCC) and (ii) other borrowings by VFCC, including, without limitation, borrowings to fund small or odd dollar amounts that are not easily accommodated in the commercial paper market; provided, however, that if any component of such rate is a discount rate, in calculating the CP Rate, the Deal Agent shall for such component use the rate resulting from converting such discount rate to an interest bearing equivalent rate per annum.

“CTL Loan”: A performing Whole Loan secured by a first priority perfected security interest in Commercial Real Estate 100% leased under a Credit Tenant Lease to, or guaranteed in full by, a Credit Tenant and all payments due under such Credit Tenant Lease, and such CTL Loan satisfies such additional underwriting criteria and other terms, conditions and requirements as the Deal Agent may require in its discretion.

“Credit Tenant”: The tenant or guarantor under a Credit Tenant Lease with a credit rating of BBB- or better by at least two (2) Rating Agencies.

“Credit Tenant Lease”: A financeable lease of Commercial Real Estate, which lease is a triple net lease (i.e., the tenant is responsible for all maintenance, insurance and taxes), a double net lease (i.e., the tenant is responsible for all taxes and insurance) or is a bondable lease.

“Current Appraisal”: An appraisal dated within twelve (12) months of the date of determination; provided, however, (i) in the case of the valuation of an Underlying Mortgaged Property, such appraisal shall be a FIRREA Appraisal and (ii) in the case of the valuation of a Mortgage Asset, such appraisal shall be from a nationally recognized appraisal firm (other than the Seller, the Guarantor or any Affiliate of the foregoing) (A) with substantial experience valuing assets similar in type, size and structure to the Mortgage Asset in question, (B) having substantial familiarity with the market for such Mortgage Asset and (C) that is otherwise acceptable to the Deal Agent in its discretion.

“Custodial Agreement”: The Custodial Agreement, dated as of even date herewith, by and among the Deal Agent, the Purchaser, the Seller and the Custodian, as the same shall be amended, modified, waived, supplemented, extended, replaced or restated from time to time.

“Custodial Fee Letter”: The Custodial Fee Letter (if any), dated as of even date herewith, among the Seller and the Custodian, as such letter may be amended, modified, waived, supplemented, extended, restated or replaced from time to time.

“Custodial Identification Certificate”: Defined in the Custodial Agreement.

“Custodian”: Wells Fargo Bank, National Association, and its successor in interest as the custodian under the Custodial Agreement, and any successor Custodian under the Custodial Agreement.

“Deal Agent”: Defined in the Preamble of this Agreement.

“Deal Agent’s Account”: The account of the Purchaser disclosed to the Seller from time to time.

“Debt Service”: For any period, the sum of (a) Interest Expense of NorthStar and its Subsidiaries determined on a consolidated basis for such period and (b) all regularly scheduled principal payments made with respect to Indebtedness of NorthStar and its Subsidiaries during such period, other than any balloon, bullet, margin or similar principal payment which repays such Indebtedness in full.

“Debt Service Coverage Ratio or DSCR”: With respect to any Mortgage Asset or Purchased Asset, as applicable, as of any date of determination, for the period of time to be determined by the Deal Agent in its reasonable discretion (it being understood that it is the Deal Agent’s intent to make the determination based on the period of twelve (12) consecutive complete calendar months preceding such date (or, if such Mortgage Asset was originated less than twelve (12) months from the date of determination, the number of months from the date of origination), the ratio of (a) the aggregate Net Cash Flow in respect of the Underlying Mortgaged Properties relating to such Mortgage Asset or Purchased Asset, as applicable, for such period, taking into account (x) any guaranty of the indebtedness under the related Mortgage Asset or Purchased Asset and (y) any applicable interest reserves held during such time by the Seller or any Servicer on its behalf or future funding obligations or monies available to satisfy such obligations with respect to such Mortgage Asset or Purchased Asset and, as applicable, the senior mortgage lender for the related Underlying Mortgaged Property, to (b) the aggregate amount of all amounts due for such period in respect of all Indebtedness that was outstanding from time to time during such period that is secured, directly or indirectly, by such Underlying Mortgaged Properties (including, without limitation, by way of a pledge of the equity of the owner(s) of such Underlying Mortgaged Properties) or that is otherwise owing by the owner(s) of such Underlying Mortgaged Properties, including, without limitation, all scheduled principal and/or interest payments due for such period in respect of each Mortgage Asset or Purchased Asset, as applicable, that is secured or supported by such Underlying Mortgaged Properties, as any of the foregoing elements of DSCR may be adjusted by the Deal Agent as determined by the Deal Agent in its discretion; provided, however, that, with respect to Junior Interests, Mezzanine Loans, Bridge Loans, Preferred Equity Interests and Subordinate CTL Loans that are also Junior Interests or Mezzanine Loans, all such calculations shall be made taking into account any senior or pari passu debt or other obligations, including debt or other obligations secured directly or indirectly by the applicable Underlying Mortgaged Property; provided, further, however, the DSCR shall not be less than the Minimum DSCR.

“Default”: Any event which, with, as applicable, the giving of notice or the lapse of time or both, would constitute an Event of Default.

“Defaulted Mortgage Asset”: Any Mortgage Asset (a) that is ninety (90) days or more delinquent or (b) for which there is a non-monetary default (beyond any applicable notice and cure period) under the related Mortgage Loan Documents (including, with respect to Preferred Equity Interests, amounts that are not paid current for the relevant period under the terms of the Mortgage Loan Documents).

“Delinquent Mortgage Asset”: A Mortgage Asset that is thirty (30) or more days, but less than ninety (90) days, delinquent under the related Mortgage Loan Documents (including, with respect to Preferred Equity Interests, amounts that are not paid current for the relevant period under the terms of the Mortgage Loan Documents).

“Derivatives Contract”: Any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement. Not in limitation of the foregoing, the term “Derivatives Contract” includes any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement, including any such obligations or liabilities under any such master agreement.

“Derivatives Termination Value”: Means, in respect of any one or more Derivatives Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Derivatives Contracts, (a) for any date on or after the date such Derivatives Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Derivatives Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Derivatives Contracts (which may include the Deal Agent, the Purchaser, or any of the Secured Parties).

“Dollars” and “$”: Lawful money of the United States.

“EBITDA”: With respect to NorthStar and its Consolidated Subsidiaries for any period, the net income (or loss) of NorthStar and its Consolidated Subsidiaries for such period determined on a consolidated basis (prior to any impact from minority interests and before deduction of preferred dividends on preferred stock, if any, of NorthStar), in accordance with GAAP, plus the following (but only to the extent actually included in determination of such net income (loss)): (i) income tax expense; (ii) extraordinary or non-recurring gains and losses; (iii) depreciation and amortization expense; (iv) interest expense; and (v) amounts deducted in accordance with GAAP in respect of other non-cash expenses in determining such net income. The EBITDA will be adjusted to remove all impact of FAS 141.

“Electronic Transmission”: The delivery of information and executed documents in an electronic format acceptable to the applicable recipient thereof.

“Eligible Asset”: A Mortgage Asset that, as of any date of determination, (i) is not a Defaulted Mortgage Asset or Delinquent Mortgage Asset; (ii) satisfies each of the eligibility criteria set forth on Schedule 1 hereto in all material respects; (iii) with respect to the portion of such Mortgage Asset to be acquired by the Purchaser or its designee, the funding obligations have been satisfied in full and there is no unfunded commitment with respect thereto (unless otherwise approved by the Deal Agent in its discretion); (iv) has been approved in writing by the Deal Agent in its discretion; (v) has, to the extent applicable, an LTV not in excess of the Maximum LTV; (vi) has, to the extent applicable, a DSCR equal to or greater than the Minimum DSCR; (vii) is not a loan to an operating business (other than a hotel); (viii) the purchase of such Eligible Asset will not violate any applicable Sub-Limit; (ix) the Underlying Mortgage Property and the Borrower and its Affiliates are domiciled in the United States (unless otherwise approved by the Deal Agent subject to such additional terms and conditions as the Deal Agent may require in its discretion); and (x) such Mortgage Asset is denominated and payable in Dollars; provided, however, notwithstanding a Mortgage Asset’s failure to conform to the criteria set forth above (including, without limitation, a Mortgage Asset with a single or split rating by a Rating Agency), the Deal Agent may, in its discretion and subject to such terms, conditions and requirements and Advance Rate and Pricing Spread adjustments as the Deal Agent may require in its discretion, designate in writing any such non-compliant Mortgage Asset as an Eligible Asset, which designation shall not be deemed a waiver of the requirement that all other Purchased Assets and all other Mortgage Assets submitted for purchase by the Purchaser or its designee, whether existing or in the future, must be Eligible Assets.

“Engagement Letter”: That certain letter agreement, dated as of June 2, 2005, among Wachovia and NRFC WA Holdings, LLC, as the same may be amended, modified, restated, replaced, waived, substituted, supplemented or extended from time to time.

“Environmental Laws”: Any and all Applicable Laws and all other foreign, federal, state and local laws, statutes, ordinances, rules, regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities, relating to the protection of human health or the environment, including, but not limited to, requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of hazardous materials. Environmental Laws include, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. § 9601 et seq.), the Hazardous Material Transportation Act (49 U.S.C. § 331 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. § 1251 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), the Safe Drinking Water Act (42 U.S.C. § 300, et seq.), the Environmental Protection Agency’s regulations relating to underground storage tanks (40 C.F.R. Parts 280 and 281), and the Occupational Safety and Health Act (29 U.S.C. § 651 et seq.), and the rules and regulations thereunder, each as amended, modified, waived, supplemented, extended, restated or replaced from time to time.

“Equity Interest”: With respect to any Person, any share of capital stock of (or other ownership, equity or profit interests in) such Person, any warrant, option or other right for the purchase or other acquisition from such Person of any share of capital stock of (or other ownership, equity or profit interests in) such Person, any security convertible into or exchangeable for any share of capital stock of (or other ownership, equity or profit interests in) such Person or warrant, right or option for the purchase or other acquisition from such Person of such shares (or such other interests), and any other ownership or profit interest in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such share, warrant, option, right or other interest is authorized or otherwise existing on any date of determination.

“ERISA”: The Employee Retirement Income Security Act of 1974, as the same are amended from time to time, and the regulations promulgated and rulings issued thereunder, as the same are amended from time to time.

“ERISA Affiliate”: (a) Any corporation that is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Seller or the Guarantor, (b) a trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Code) with the Seller or the Guarantor, or (c) a member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as the Seller, the Guarantor, any corporation described in clause (a) above or any trade or business described in clause (b) above.

“Eurocurrency Liabilities”: Defined in Regulation D of the Board of Governors of the Federal Reserve System, as in effect and amended from time to time.

“Eurodollar Disruption Event”: The occurrence of any of the following: (a) any Liquidity Bank or the Swingline Purchaser shall have notified the Deal Agent of a determination by such Liquidity Bank, the Swingline Purchaser or any of their assignees or participants that it would be contrary to law or to the directive of any central bank or other Governmental Authority (whether or not having the force of law) to obtain United States dollars in the London interbank market to fund any Transaction, (b) any Liquidity Bank or the Swingline Purchaser shall have notified the Deal Agent of the inability, for any reason, of such Liquidity Bank, the Swingline Purchaser or any of their assignees or participants to determine the Adjusted Eurodollar Rate, (c) any Liquidity Bank or the Swingline Purchaser shall have notified the Deal Agent of a determination by such Liquidity Bank, the Swingline Purchaser or any of their assignees or participants that the rate at which deposits of United States dollars are being offered to such Liquidity Bank, the Swingline Purchaser or any of their assignees or participants in the London interbank market does not accurately reflect the cost to such Liquidity Bank, the Swingline Purchaser, such assignee or such participant of making, funding or maintaining any Transaction, or (d) any Liquidity Bank or the Swingline Purchaser shall have notified the Deal Agent of the inability of such Liquidity Bank, the Swingline Purchaser or any of their assignees or participants to obtain United States dollars in the London interbank market to make, fund or maintain any Transaction.

“Eurodollar Reserve Percentage”: For any period means the percentage, if any, applicable during such period (or, if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such period during which any such percentage shall be so applicable) under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any basic, emergency, supplemental, marginal or other reserve requirements) with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term of one (1) month.

“Event of Default”: Defined in Section 10.1 of this Agreement.

“Exception”: Defined in the Custodial Agreement.

“Excepted Persons”: Defined in Subsection 13.13(a) of this Agreement.

“Exchange Act”: The Securities Exchange Act of 1934, as amended from time to time.

“Extension Fee”: Defined in the Fee Letter.

“Facility”: The facility evidenced by and the Transactions contemplated under the Repurchase Documents.

“Facility Maturity Date”: Subject to Article X of this Agreement, the earliest of (a) May 14, 2010, as such original Facility Maturity Date may be extended pursuant to Subsection 2.4 of this Agreement, or (b) the date on which this Agreement shall terminate in accordance with the provisions hereof or by operation of Applicable Law.

“Facility Period”: The period commencing on the Closing Date and terminating on the Funding Expiration Date.

“Federal Funds Rate”: For any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the overnight federal funds rates as in Federal Reserve Board Statistical Release H.15(519) or any successor or substitute publication selected by the Deal Agent (or, if such day is not a Business Day, for the next succeeding Business Day), or, if, for any reason, such rate is not available on any day, the rate determined, in the sole opinion of the Deal Agent, to be the rate at which overnight federal funds are being offered in the national federal funds market at 9:00 a.m., Charlotte, North Carolina time.

“Fee Letter”: The Fee Letter, dated as of even date herewith, between the Deal Agent, Purchaser and the Seller, as amended, modified, waived, substituted, supplemented, extended, restated, or replaced from time to time.

“Financial Covenants”: The covenants set forth in Subsection 5.1(v) of this Agreement.

“FIRREA Appraisal”: An appraisal prepared by an independent third party appraiser approved in writing by the Deal Agent in its discretion and satisfying the requirements of Title XI of the Federal Institutions, Reform, Recovery and Enforcement Act of 1989 and the regulations promulgated thereunder (as the foregoing are amended, modified, restated, replaced, waived, substituted, supplemented or extended from time to time), as in effect on the date of such appraisal.

“Fitch”: Fitch Ratings, Inc., and any successor thereto.

“Fixed Charge Coverage Ratio”: For NorthStar and its Consolidated Subsidiaries during any period, EBITDA for such period divided by the Fixed Charges for the same period.

“Fixed Charges”: For NorthStar and its Consolidated Subsidiaries determined on a consolidated basis during any period, the sum of (without duplication) (a) Debt Service, (b) all Preferred Dividends required to be paid during such period, (c) Capital Lease Obligations required to be paid during such period, and (d) all payments due under any ground lease.

“Foreclosed Loan”: A loan the security for which has been foreclosed upon by the Seller.

“Funding Expiration Date”: The earliest of (a) the date that is 3 years immediately following the Closing Date, (b) the date on which an Event of Default occurs or (c) the Business Day designated by the Seller to the Deal Agent as the expiration date at any time following two (2) Business Days’ prior written notice to the Deal Agent.

“GAAP”: Generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

“Governmental Authority”: Any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any body or entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, any court or arbitrator having jurisdiction over such Person, any of its Subsidiaries or any of its Properties, and any accounting board or authority (whether or not a part of government) that is responsible for the establishment or interpretation of national or international accounting principles, in each case whether foreign or domestic.

“Ground Lease”: With respect to any Commercial Real Estate Loan for which the Borrower has a leasehold interest in the related Underlying Mortgaged Property or space lease within such Underlying Mortgaged Property, the lease agreement creating such leasehold interest.

“Guarantee Obligation”: Means, as to any Person (the “guaranteeing person”), without duplication, any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of the obligations for which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends, Contractual Obligation, Derivatives Contract or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the maximum stated amount of the primary obligation relating to such Guarantee Obligation (or, if less, the maximum stated liability set forth in the instrument embodying such Guarantee Obligation); provided, however, that in the absence of any such stated amount or stated liability, the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as reasonably determined by such Person in good faith.

“Guarantor”: Individually and collectively, as the context may require, NorthStar Realty Finance Corp., a Maryland corporation (together with its successors and permitted assigns) and NorthStar Realty Finance L.P., a Delaware limited partnership (together with its successors and permitted assigns), as joint and several Guarantors under the Guaranty.

“Guaranty”: The Limited Guaranty, dated as of the date hereof, executed by the Guarantor in favor of the Deal Agent as agent for the Secured Parties, as such agreement is amended, modified, restated, replaced, waived, substituted, supplemented or extended from time to time.

“Income”: With respect to each Purchased Item, at any time, all of the following: collections, prepayments, recoveries, insurance and condemnation proceeds and all other payments or proceeds on or in respect of the Purchased Assets to which the Seller or the holder thereof is entitled, including, without limitation, any principal thereof then payable and all interest, fees, prepayment fees, premiums, extension fees, exit fees, yield maintenance charges, defeasance fees, transfer fees, penalties, default interest, late fees, late charges, dividends, gains, receipts, allocations, profits, payments in kind, returns or repayment of contributions and all other distributions and payments of any kind or nature whatsoever payable thereon, in connection therewith, or with respect thereto and amounts received from any Interest Rate Protection Agreement, including, without limitation, Net Swap Receipts and Swap Breakage Receipts, provided, however, Income shall not include any Borrower Reserve Payments unless the Seller, a Servicer or a PSA Servicer has exercised rights with respect to such payments under the terms of the related Mortgage Loan Documents, the Servicing Agreements or the Pooling and Servicing Agreements, as applicable.

“Increased Costs”: Any amounts required to be paid by the Seller to the Deal Agent, the Purchaser or any Affected Party pursuant to Section 2.13 of this Agreement.

“Indebtedness”: Means, with respect to any Person and its Consolidated Subsidiaries determined on a consolidated basis, at the time of computation thereof, all of the following (without duplication): (a) all obligations of such Person in respect of money borrowed (including, without limitation, principal, interest, assumption fees, prepayment fees, yield maintenance charges, penalties, contingent interest and all other monetary obligations whether choate or inchoate); (b) all obligations of such Person, whether or not for money borrowed (i) represented by notes payable, letters of credit, or drafts accepted, in each case representing extensions of credit, (ii) evidenced by bonds, debentures, notes or similar instruments, (iii) constituting purchase money indebtedness, conditional sales contracts, title retention debt instruments or other similar instruments, upon which interest charges are customarily paid or that are issued or assumed as full or partial payment for property or services rendered or (iv) in connection with the issuance of preferred equity or trust preferred securities; (c) Capital Lease Obligations of such Person; (d) all Off-Balance Sheet Obligations of such Person (other than non-recourse indebtedness incurred in connection with any CDO Securitization Transaction); (e) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Mandatory Redeemable Stock issued by such Person or any other Person (inclusive of forward equity contracts), valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; (f) as applicable, all obligations of such Person (but not the obligation of others) in respect of any keep well arrangements, credit enhancements, contingent or future funding obligations under any Eligible Asset or any obligation senior to the Eligible Asset, unfunded interest reserve amount under any Eligible Asset or any obligation that is senior to the Eligible Asset, purchase obligation, repurchase obligation, takeout commitment or forward equity commitment, in each case evidenced by a binding agreement (excluding any such obligation to the extent the obligation can be satisfied by the issuance of Equity Interest (other than Mandatory Redeemable Stock)); (g) net obligations under any Derivative Contract not entered into as a hedge against existing Indebtedness, in an amount equal to the Derivatives Termination Value thereof; (h) all Indebtedness of other Persons which such Person has guaranteed or is otherwise recourse to such Person (except for guaranties of customary exceptions for fraud, misapplication of funds, environmental indemnities and other similar exceptions to recourse liability (but not exceptions relating to bankruptcy, insolvency, receivership or other similar events)); (i) all Indebtedness of another Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien (other than certain Permitted Liens) on property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness or other payment obligation; provided, however, if such Person has not assumed or become liable for the payment of such Indebtedness, then for the purposes of this definition the amount of such Indebtedness shall not exceed the market value of the property subject to such Lien and (j) Contingent Liabilities.

“Indemnified Amounts”: Defined in Subsection 11.1(a) of this Agreement.

“Indemnified Party”: Defined in Subsection 11.1(a) of this Agreement.

“Independent Director”: A natural Person who (a) is not at the time of initial appointment as Independent Director, and may not have been at any time during the five (5) years preceding such initial appointment or at any time while serving as Independent Director, (i) a stockholder, partner, member or direct or indirect legal or beneficial owner of the Seller, the Guarantor or any Affiliate of the Seller or the Guarantor; (ii) a contractor, creditor, customer, supplier, director (with the exception of serving as the Independent Director of the Seller), officer, employee, attorney, manager or other Person who derives any of its purchases or revenues from its activities with the Seller, the Guarantor or any Affiliate of the Seller or the Guarantor; (iii) a natural Person who controls (directly or indirectly or otherwise) the Seller, the Guarantor or any Affiliate of the Seller or Guarantor or who controls or is under common control with any Person that would be excluded from serving as an Independent Director under (i) or (ii), above; or (iv) a member of the immediate family of a natural Person excluded from servicing as an Independent Director under (i) or (ii) above and (b) otherwise satisfies the then current requirements of the Rating Agencies. A Person who is an employee of a nationally recognized organization that supplies independent directors and who otherwise satisfies the criteria in clause (a) but for the fact that such organization receives payment from the Seller or Guarantor for providing such independent director shall not be disqualified from serving as an Independent Director hereunder.

“Insolvency Event”: With respect to a specified Person, (a) the filing of a decree or order for relief by a court having jurisdiction in respect of such Person or any substantial part of its Property in an involuntary case under any applicable Insolvency Law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its Property, or ordering the winding-up or liquidation of such Person’s affairs, and such decree or order shall remain unstayed and in effect for a period of sixty (60) consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable Insolvency Law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

“Insolvency Laws”: The Bankruptcy Code and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments or similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

“Insolvency Proceeding”: Any case, action or proceeding before any court or other Governmental Authority relating to any Insolvency Event.

“Interest Expense”: Means for any period, total interest expense, both expensed and capitalized, of the Seller for such period with respect to all outstanding Indebtedness of the Seller (including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs under interest rate protection agreements), determined in accordance with GAAP, net of interest income of the Seller for such period (determined in accordance with GAAP).

“Interest Rate Protection Agreement”: With respect to any or all of the Mortgage Assets and Purchased Assets, as applicable, (i) any Derivatives Contract required under the terms of the related Mortgage Loan Documents providing for protection against fluctuations in interest rates or the exchange of nominal interest obligations, either generally or under specific contingencies, and acceptable to the Deal Agent in its reasonable discretion, which Interest Rate Protection Agreement shall be performed, maintained and in place in accordance with the terms of the Mortgage Loan Documents, and (ii) any Derivatives Contract put in place by the Seller, the Guarantor or any Affiliate of the foregoing with respect to any Mortgage Asset or Purchased Asset, as applicable, including, without limitation, the Swap Documents, which Interest Rate Protection Agreement shall be performed, maintained and in place during the time the related Purchased Asset is subject to a Transaction under this Agreement.

“Investment Grade Rating”: A rating of at least BBB- (or the equivalent) by two (2) or more Rating Agencies.

“Issuer”: VFCC and any other Purchaser whose principal business consists of issuing commercial paper or other securities to fund its acquisition or maintenance of receivables, accounts, instruments, chattel paper, general intangibles and other similar assets.

“Junior Interest”: (a) A senior, pari passu or junior participation interest in a performing Commercial Real Estate Loan or (b) a senior, pari passu or junior note or certificate in an “A/B” or similar structure in a performing Commercial Real Estate Loan.

“Junior Interest Document”: The original executed promissory note, Participation Certificate, Participation Agreement and any other evidence of a Junior Interest, as applicable.

“Late Payment Fee”: Defined in Subsection 2.5(a) of this Agreement.

“LIBOR Rate”: For any day during any Accrual Period and any Transaction or portion thereof, a rate per annum equal to:

(i) the posted rate for thirty (30) day deposits in United States Dollars appearing on Telerate page 3750 as of 11:00 a.m. (London time) on the Business Day which is the second (2nd) Business Day immediately preceding the applicable Purchase Date (with respect to the initial Accrual Period for such Transaction) and as of the second (2nd) Business Day immediately preceding the first (1st) day of the applicable Accrual Period (with respect to all subsequent Accrual Periods for such Transaction); or

(ii) if no such rate appears on Telerate page 3750 at such time and day, then the LIBOR Rate shall be determined by Wachovia at its principal office in Charlotte, North Carolina as its rate (each such determination, absent manifest error, to be conclusive and binding on all parties hereto and their assignees) at which thirty (30) day deposits in United States Dollars are being, have been, or would be offered or quoted by Wachovia to major banks in the applicable interbank market for Eurodollar deposits at or about 11:00 a.m. (Charlotte, North Carolina time) on such day.

“Lien”: Any mortgage, lien, pledge, charge, right, claim, security interest or encumbrance of any kind of or on any Person’s assets or properties in favor of any other Person (including any UCC financing statement or any similar instrument filed against such Person’s assets or properties).

“Liquidity”: An amount equal to the (a) sum of (without duplication) (i) the amount of unrestricted cash and unrestricted Cash Equivalents and (ii) Availability under this Agreement and (iii) the amount of Borrowing Capacity under the Other Credit Facilities less, (b) amounts necessary to satisfy Margin Deficits under this Agreement.

“Liquidity Agent”: Wachovia and any successor to Wachovia under the Liquidity Agreement.

“Liquidity Agreement”: The Liquidity Purchase Agreement, dated as of an even date herewith, among VFCC, as the seller, the Liquidity Banks named therein, WCM as the deal agent and the documentation agent, and Wachovia, as the Liquidity Agent, and any other liquidity agreement applicable to a Purchaser that is a commercial paper conduit, each as amended, modified, restated, replaced, waived, substituted, supplemented or extended from time to time.

“Liquidity Banks”: The Person or Persons who provide liquidity support to VFCC or any other Purchaser that is a commercial paper conduit pursuant to the Liquidity Agreement or other liquidity agreement in connection with the issuance of Commercial Paper Notes.

“Loan-to-Value Ratio” or “LTV”: With respect to any Mortgage Asset or Purchased Asset (other than any CMBS Security), as applicable, as of any date of determination, the ratio of the outstanding principal amount of such Mortgage Asset or Purchased Asset, as applicable, to the market value of the related Underlying Mortgaged Property at such time (or, in the case of the Bridge Loans, the cost of completion of the intended improvements), as determined by the Deal Agent (i) in connection with the initial purchase of a Mortgage Asset only and to the extent a Current Appraisal is available, based on the Current Appraisal, as the LTV may be adjusted by the Deal Agent as the Deal Agent determines in its discretion, and, (ii) in all other cases, as the Deal Agent may determine in its discretion based on such sources of information as the Deal Agent may determine to rely on in its discretion; provided, however, that, with respect to Junior Interests, Mezzanine Loans, Bridge Loans, Preferred Equity Interests and Subordinate CTL Loans that are also Junior Interests or Mezzanine Loans, all such calculations shall be made taking into account any senior or pari passu debt or other obligations, including debt or other obligations secured directly or indirectly by the applicable Underlying Mortgaged Property; provided, further, however, the LTV shall not exceed the Maximum LTV.

“Mandatory Redeemable Stock”: Means, with respect to any Person and any Subsidiary thereof, any Equity Interest of such Person which by the terms of such Equity Interest (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable), upon the happening of any event or otherwise (a) matures or is required to be redeemed, pursuant to a sinking fund obligation or otherwise (other than an Equity Interest to the extent redeemable in exchange for common stock or other equivalent common Equity Interest), (b) is convertible into or exchangeable or exercisable for Indebtedness or Mandatory Redeemable Stock, or (c) is redeemable at the option of the holder thereof, in whole or in part (other than any Equity Interest which is redeemable solely in exchange for common stock or other equivalent common Equity Interest); in each case, on or prior to the Facility Maturity Date.

“Margin Base”: On any day, the aggregate Asset Value of all Purchased Assets or certain specified Purchased Assets, as applicable.

“Margin Correction Deadline”: 3 p.m. on the second Business Day after any Margin Deficit Notice is delivered by the Deal Agent.

“Margin Deficit”: Defined in Section 2.7 of this Agreement.

“Margin Deficit Notice”: Defined in Section 2.7 of this Agreement.

“Market Value”: As of any date in respect of any Mortgage Asset or Purchased Asset, as applicable, the price at which such Mortgage Asset or Purchased Asset, as applicable, could readily be sold, as determined by the Deal Agent (i) in connection with the initial purchase of a Mortgage Asset only and to the extent a Current Appraisal is available, based on the Current Appraisal value, and, (ii) in all other cases, as the Deal Agent may determine in its discretion and in good faith based on such sources and information as the Deal Agent may determine to rely on in its discretion (which value may be determined to be zero), as such Market Value may be adjusted by the Deal Agent as the Deal Agent determines in its discretion.

“Material Adverse Effect”: A material adverse effect on (a) the financial condition or credit quality of the Seller or the Guarantor, (b) the ability of the Seller, the Guarantor or the Pledgor to perform its obligations under any of the Repurchase Documents or Mortgage Loan Documents to which it is a party, (c) the validity or enforceability of any of the Repurchase Documents, (d) the rights and remedies of the Deal Agent, the Purchaser, the Swap Counterparty or any other Secured Party under any of the Repurchase Documents, (e) the timely payment of any amounts payable under the Repurchase Documents or Mortgage Loan Documents, or (f) the Asset Value of the Purchased Assets; provided, however, the occurrence of an event under clause (e) or (f) of this definition of Material Adverse Effect shall not, in and of itself, constitute an Event of Default under Subsection 10.1(e), but such occurrence may be or form the basis for an Event of Default under other provisions of Section 10 other than Subsection 10.1(e).

“Materials of Environmental Concern”: Any mold, petroleum (including, without limitation, crude oil or any fraction thereof) or petroleum products (including, without limitation, gasoline), or any hazardous or toxic substances, materials or wastes, defined as such in or regulated under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

“Maximum Amount”: Means $400,000,000, provided that, during the Temporary Increase Period, upon the written request of the Seller, the Deal Agent may, in its discretion (and in all cases subject to the Deal Agent obtaining internal credit approval), increase the Maximum Amount one (1) or more times to an aggregate amount not to exceed $800,000,000, which increase(s) shall be set forth in writing and acknowledged by the Seller and the Guarantor; provided, however, after the Temporary Increase Period, (a) in the event Purchased Assets are repurchased and sold into the CDO Securitization Transaction on or prior to the Temporary Increase Expiration Date and the Seller repays the Temporary Increase Indebtedness plus all accrued and unpaid Price Differential thereon and all related Breakage Costs on or before the Temporary Increase Expiration Date, the Maximum Amount shall be $400,000,000 and (b) in the event the Seller does not satisfy clause (a) of this definition, the Maximum Amount shall equal the sum of $400,000,000 and the highest Temporary Increase Amount, provided that such Maximum Amount shall be reduced to (i) within six (6) months of the Temporary Increase Expiration Date, $600,000,000, (ii) within twelve (12) months of the Temporary Increase Expiration Date, $550,000,000 and (iii) within eighteen (18) months of the Temporary Increase Expiration Date, $500,000,000; provided, further, however, on and after the Facility Maturity Date, the Maximum Amount shall mean the aggregate Purchase Price outstanding for all Transactions.

“Maximum LTV”: With respect to any Eligible Asset (other than any CMBS Security) at any time, the Loan-to-Value Ratio for the related Underlying Mortgaged Property set forth on Schedule 1 to the Fee Letter under the heading “End LTV” or “End LTC” (or, if not set forth therein in the case of Preferred Equity Interests and Construction Loans to the extent applicable, as set forth in the related Confirmation under the same or similar headings); provided, however, in no event shall the Maximum LTV for a Construction Loan exceed 85%) for the applicable Class of such Mortgage Asset and, as applicable, the applicable Type of Underlying Mortgaged Property; provided, however, the Maximum LTV shall take into account any senior or pari passu debt or other obligations, including debt or other obligations secured directly or indirectly by the applicable Underlying Mortgaged Property.

“Mezzanine Loan”: A performing mezzanine loan secured by a first priority perfected lien and pledge of the Equity Interest of the Person that owns directly or indirectly income producing Commercial Real Estate that is performing; provided, however, on a case by case basis, and in the Deal Agent’s discretion and subject to such terms, conditions and requirements and Advance Rate and Pricing Spread adjustments as the Deal Agent may require in its discretion, the Deal Agent may (but is not required to) consider purchasing a Mezzanine Loan that is secured by less than all of the Equity Interest of the Person that owns directly or indirectly income producing Commercial Real Estate.

“Mezzanine Note”: The original executed promissory note or other evidence of Mezzanine Loan indebtedness.

“Minimum DSCR”: With respect to any Mortgage Asset or Purchased Asset (other than any CMBS Security), as applicable, at any time, the DSCR for the related Underlying Mortgaged Property set forth on Schedule 1 to the Fee Letter under the heading “In-Place DSCR” (or, if not set forth therein in the case of Preferred Equity Interests and Construction Loans to the extent applicable, as set forth in the related Confirmation under the same or similar headings) for the applicable Class of such Mortgage Asset and, as applicable, the applicable Type of Underlying Mortgaged Property; provided, however, the Minimum DSCR shall take into account any senior or pari passu debt or other obligations, including debt or other obligations secured directly or indirectly by the applicable Underlying Mortgaged Property.

“Moody’s”: Moody’s Investors Services, Inc., and any successor thereto.

“Mortgage”: Each mortgage, assignment of rents, security agreement and fixture filing, or deed of trust, assignment of rents, security agreement and fixture filing, or similar instrument creating and evidencing a Lien on real property, fixtures and other property and rights incidental thereto.

“Mortgage Asset”: A Whole Loan, a Junior Interest, a Mezzanine Loan, a Bridge Loan, a CMBS Security, a CTL Loan, a Subordinate CTL Loan, Senior Secured Bank Debt or a Preferred Equity Interest, (i) the Underlying Mortgaged Property for which is included in the categories for Types of Mortgage Assets, (ii) that is listed on a Confirmation and (iii) for which the Custodian has been instructed by a Seller to hold the related Mortgage Asset File for the Deal Agent as agent for the Secured Parties pursuant to the Custodial Agreement; provided, however, Mortgage Assets shall not include any Retained Interest (if any) (unless approved by the Deal Agent in its discretion).

“Mortgage Asset File”: Defined in the Custodial Agreement.

“Mortgage Asset File Checklist”: Defined in the Custodial Agreement.

“Mortgage Loan Documents”: Defined in the Custodial Agreement.

“Mortgage Note”: The original executed promissory note or other evidence of the Indebtedness of a Borrower with respect to a Mortgage Asset.

“Mortgaged Property”: The Commercial Real Estate (including all improvements, buildings, fixtures, building equipment and personal property thereon and all additions, alterations and replacements made at any time with respect to the foregoing and any Credit Tenant Lease to which such real property is subject) and all other collateral securing repayment of the related debt evidenced by a Mortgage Note, a Junior Interest Document or other note, certificate or debt instrument.

“Net Cash Flow”: With respect to any Underlying Mortgaged Property, for any period, the net income (or deficit) attributable to such Underlying Mortgaged Property for such period, determined in accordance with GAAP (and if such Property is subject to a Credit Tenant Lease, the net rents paid during such period under such lease), less the amount of all (a) capital expenditures incurred, (b) reserves established, (c) leasing commissions paid (other than commissions paid from reserves held under the Mortgage Loan Documents) and (d) tenant improvements paid during such period (other than tenant improvements paid from reserves held under the Mortgage Loan Documents) in each case attributable to such Underlying Mortgaged Property, plus all non-cash charges deducted in the calculation of such net income.

“Net Income”: With respect to any Person and its Consolidated Subsidiaries for any period, the net income of such Person and its Consolidated Subsidiaries determined on a consolidated basis for such period as determined in accordance with GAAP.

“Net Swap Payments”: With respect to each Payment Date, the excess, if any, of (a) the monthly payments by the Seller to the Swap Counterparty under the Swap Documents and any interest accrued thereon over (b) the monthly payments by the Swap Counterparty to the Seller under the Swap Documents and any interest accrued thereon.

“Net Swap Receipts”: With respect to each Payment Date, the excess, if any, of (a) the monthly payments by the Swap Counterparty to the Seller under the Swap Documents and any interest accrued thereon over (b) the monthly payments by the Seller to the Swap Counterparty under the Swap Documents and any interest accrued thereon.

“Non-Recourse Indebtedness”: Means, with respect to any Person, Indebtedness for borrowed money in respect of which recourse for payment (except for customary exceptions for fraud, misapplication of funds, environmental indemnities, and other similar exceptions to non-recourse provisions (but not exceptions relating to bankruptcy, insolvency, receivership or other similar events)) is contractually limited to specific assets of such Person encumbered by a Lien securing such Indebtedness.

“Non-Table Funded Purchased Asset”: A Purchased Asset that is not a Table Funded Purchased Asset.

“Non-Wachovia Assets”: Any Mortgage Asset issued or extended by a Person other than Wachovia Corporation or an Affiliate of Wachovia Corporation.

“NorthStar”: Defined in the Preamble of this Agreement.

“Note Purchase Agreement”: The Note Purchase Agreement, dated as of March 29, 2007, between NRF-Reindeer Ltd., a Cayman Islands exempted limited liability company, and Wachovia Bank, N.A. (London Branch), as amended, modified, restated, replaced, waived, substituted, supplemented or extended from time to time, together with all other documents executed in connection therewith, as the same are amended modified, restated, replaced, waived, substituted, supplemented or extended from time to time.

“Obligations”: Defined in Subsection 8.1(b) of this Agreement.

“OFAC”: The U.S. Department of the Treasury’s Office of Foreign Assets Control.

“OFAC Regulations”: The regulations promulgated by OFAC, as amended from time to time.

“Off-Balance Sheet Assets”: Means, with respect to any Person, any asset that is subject to an off-balance sheet financing, and as a result of such transaction such asset does not (and is not required pursuant to GAAP) to appear as an asset on the balance sheet of such Person.

“Off-Balance Sheet Liabilities”: Means, with respect to any Person, any (a) repurchase obligation or liability, contingent or otherwise, of such Person with respect to any mortgages, mortgage notes, accounts or notes receivable sold, transferred or otherwise disposed of by such Person, (b) repurchase obligation or liability, contingent or otherwise, of such Person with respect to Property or assets leased by such Person as lessee and (c) obligations, contingent or otherwise, of such Person under any Off Balance Sheet Transaction, in each case, if the transaction giving rise to such obligation (i) is considered Indebtedness for borrowed money for tax purposes, and (ii) does not (and is not required pursuant to GAAP) to appear as a liability on the balance sheet of such Person.

“Off-Balance Sheet Obligations”: With respect to any Person and its Consolidated Subsidiaries determined on a consolidated basis as of any date of determination thereof, without duplication and to the extent not included as a liability on the consolidated balance sheet of such Person and its Consolidated Subsidiaries in accordance with GAAP: (a) the monetary obligations under any financing lease or so-called “synthetic,” tax retention or off-balance sheet lease transaction which, upon the application of any Insolvency Laws to such Person or any of its Consolidated Subsidiaries, would be characterized as indebtedness; (b) the monetary obligations under any sale and leaseback transaction which does not create a liability on the consolidated balance sheet of such Person and its Consolidated Subsidiaries; or (c) any other monetary obligation arising with respect to any other transaction which (i) is characterized as indebtedness for tax purposes but not for accounting purposes in accordance with GAAP or (ii) is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the consolidated balance sheet of such Person and its Consolidated Subsidiaries (for purposes of this clause (c), any transaction structured to provide tax deductibility as interest expense of any dividend, coupon or other periodic payment will be deemed to be the functional equivalent of a borrowing).

“Off-Balance Sheet Transaction”: Means, with respect to any Person, any synthetic lease, tax retention operating lease, commercial mortgage backed securities transaction, securitization transaction, collateralized debt obligation transaction, off balance sheet loan or similar off balance sheet financing.

“Officer’s Certificate”: A certificate signed by a Responsible Officer of the Seller, the Guarantor or the Pledgor, as applicable.

“Operating Company”: An “operating company” within the meaning of 29 C.F.R. 2510.3-101(c) of the regulations of the U.S. Department of Labor.

“Opinion of Counsel”: A written opinion of counsel, which opinion and counsel are acceptable to the Deal Agent in its reasonable discretion.

“Originator”: With respect to each Mortgage Asset, the Person who originated such Mortgage Asset.

“Other Costs”: Defined in Subsection 13.8(c) of this Agreement.

“Other Credit Facilities”: Any warehouse, repurchase, loan or credit facility provided by a national banking association or any syndicate thereof (or any other financial institution approved by the Purchaser in its reasonable discretion) to a Guarantor or any Affiliate or Subsidiary of a Guarantor (including the Unsecured Credit Facility).

“Participation Agreement”: With respect to any Junior Interest, any executed participation agreement, sub-participation agreement or similar agreement under which the Junior Interest is created, evidenced, issued and/or guaranteed.

“Participation Certificate”: With respect to any Junior Interest, an executed certificate, note, instrument or other document representing the participation interest or sub-participation interest granted under a Participation Agreement.

“paying Seller”: Defined in Subsection 13.24(b).

“Payment Date”: The 1st day of each calendar month, or, if such day is not a Business Day (i) if the next Business Day occurs during the succeeding month, the previous Business Day and (ii) if the next Business Day does not occur during the succeeding month, the next succeeding Business Day.

“Periodic Advance Repurchase Payment”: Defined in Subsection 2.5(a) of this Agreement.

“Permitted Indebtedness”: With respect to Preferred Equity Interests, Indebtedness that is permitted under the related Mortgage Loan Documents and disclosed in writing to the Deal Agent in a Transaction Request and a Confirmation.

“Permitted Investments”: Investments of any one or more of the following types: (a) marketable obligations of the United States, the full and timely payment of which are backed by the full faith and credit of the United States of America and that have a maturity of not more than 270 days from the date of acquisition; (b) marketable obligations, the full and timely payment of which are directly and fully guaranteed by the full faith and credit of the United States and that have a maturity of not more than 270 days from the date of acquisition; (c) bankers’ acceptances and certificates of deposit and other interest-bearing obligations (in each case having a maturity of not more than 270 days from the date of acquisition) denominated in Dollars and issued by any bank with capital, surplus and undivided profits aggregating at least $100,000,000, the short-term obligations of which are rated of least A-1 by S&P and P-1 by Moody’s; (d) repurchase obligations with a term of not more than ten (10) days for underlying securities of the types described in clauses (a), (b) and (c) above entered into with any bank of the type described in clause (c) above; (e) commercial paper rated at least A-1 by S&P and P-1 by Moody’s; (f) demand deposits, time deposits or certificates of deposit (having original maturities of no more than 365 days) of depository institutions or trust companies incorporated under the laws of the United States of America or any state thereof (or domestic branches of any foreign bank) and subject to supervision and examination by federal or state banking or depository institution authorities; provided, however, that at the time such investment, or the commitment to make such investment, is entered into, the short-term debt rating of such depository institution or trust company shall be at least A-1 by S&P and P-1 by Moody’s; and (g) money market mutual funds possessing the highest available rating from S&P and Moody’s.

“Permitted Liens”: Any of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced or threatened: (a) Liens for federal, state, municipal or other local or other Governmental Authority taxes if such taxes shall not at the time be due and payable, (b) Liens imposed by law, such as materialmen’s, mechanics’, carriers’, workmen’s and repairmen’s Liens and other similar Liens, arising in the ordinary course of business securing obligations that are not overdue for a period of more than thirty (30) days, and (c) Liens granted pursuant to or by the Repurchase Documents.

“Person”: An individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, sole proprietorship, joint venture, government (or any agency or political subdivision thereof) or other entity.

“Plan”: Any plan, including single employer and multi-employer plans, to which section 4021(a) of ERISA applies or any retirement medical plan, each as established or maintained for employees of the Seller, the Guarantor or any ERISA Affiliate of the Seller or the Guarantor to which Section 4021(a) of ERISA applies.

“Plan Asset Regulations”: 29 C.F.R. 2510.3-101, et. seq.

“Plan Assets”: “Plan assets” within the meaning of the Plan Asset Regulations.

“Pledge and Security Agreement”: The Pledge and Security Agreement, dated as of even date herewith, between the Deal Agent, the Purchaser and NRFC Sub-REIT Corp., a Maryland corporation, as such agreement is amended, modified, restated, replaced, waived, substituted, supplemented or extended from time to time.

“Pledged Collateral”: Defined in the Pledge and Security Agreement.

“Pledged Preferred Equity Collateral”: Defined in the Preferred Equity Pledge and Security Agreement.

“Pledgor”: NRFC Sub-REIT Corp., a Maryland corporation, as the Pledgor under the Pledge and Security Agreement, together with its successors and permitted assigns.

“Pooling and Servicing Agreements”: Any and all pooling and servicing agreements, trust agreements or indentures governing servicing and other matters entered into in connection with a (i) CMBS Security or (ii) a securitization of a senior interest in a Mortgage Asset, where such securitization transaction is rated by one (1) or more Rating Agencies.

“Post-Default Rate”: In respect of any day a Transaction is outstanding or any other amount under this Agreement or any other Repurchase Document is not paid when due to the Deal Agent, the Purchaser, any Secured Party or any Affected Party at the stated Repurchase Date or otherwise when due, a rate per annum determined on a 360 day per year basis during the period from and including the due date to but excluding the date on which such amount is paid in full equal to the applicable Rate plus 500 basis points.

“Preferred Dividends”: Means, for any period and without duplication, all Restricted Payments paid or required to be paid during such period on Preferred Securities issued by NorthStar or any Consolidated Subsidiary. Preferred Dividends shall not include dividends or distributions (a) paid or payable solely in Equity Interests (other than Mandatory Redeemable Stock) payable to holders of such class of Equity Interests; (b) paid or payable to NorthStar or any Consolidated Subsidiary; or (c) constituting or resulting in the redemption of Preferred Securities, other than scheduled redemptions not constituting balloon, bullet or similar redemptions in full.

“Preferred Equity Grantor”: The entity in which a Preferred Equity Interest represents an investment.

“Preferred Equity Interest”: The entire Equity Interest representing the preferred equity interest in an entity that owns directly or indirectly Commercial Real Estate, including, but not limited to, all equity interests representing a dividend on any of the Equity Interest of the Preferred Equity Grantor or representing a distribution or return of capital upon or in respect of the Equity Interest of the Preferred Equity Grantor, in each case as it relates to a Preferred Equity Interest; provided, however, (i) such Preferred Equity Interest must contain a synthetic maturity feature acceptable to the Deal Agent in its discretion, (ii) the Purchaser’s funding of the Preferred Equity Interest is subject to regulatory and compliance criteria, (iii) the Deal Agent reserves the right in its reasonable discretion to require that each Preferred Equity Interest be acquired by and transferred to the Purchaser or its designee by a special purpose entity as a co-Seller under the Agreement and for the co-Seller to execute the Deal Agent’s then current form of joinder agreement as a condition to the purchase of the Preferred Equity Interest and (iv) the Preferred Equity Interest is structured so as to avoid consolidation of the Preferred Equity Interest and the other equity interests in the Preferred Equity Grantor, as required by customary legal and GAAP accounting requirements applicable to the Seller and the Deal Agent. All references to, and calculations required to be made in respect of, any principal and/or interest associated with any Preferred Equity Interest shall be deemed to refer to the face amount of such Preferred Equity Interest and the preferred return or yield (however such terms are denominated, as set forth in the related Mortgage Loan Documents), whether payable or accrued.

“Preferred Equity Interest Documents”: The related Authority Documents of the Preferred Equity Grantor together with any certificate, instrument or other tangible evidence of the Equity Interest in the Preferred Equity Grantor.

“Preferred Equity Pledge and Security Agreement”: The Preferred Equity Interest Pledge and Security Agreement, dated as of even date herewith, between the Seller, the Purchaser and Deal Agent relating to the Preferred Equity Interests, as such agreement is amended, modified, waived, supplemented, extended, restated or replaced from time to time.

“Preferred Securities”: Means, with respect to any Person, Equity Interest in such Person that are entitled to preference or priority over any other Equity Interest in such Person in respect of the payment (or accrual) of dividends or distribution of assets upon liquidation, or both.

“Price Differential”: For each Accrual Period or portion thereof and each Transaction outstanding, the sum of the products (for each day during such Accrual Period or portion thereof) of:

		PR x PP x	1
D
where:
PR	=	the Pricing Rate applicable on such day;
PP	=	the Purchase Price for such Transaction on such day; and
D	=	360 or, to the extent the Rate is based on the Base Rate, 365 or 366 days, as applicable;

provided, however, that (i) no provision of this Agreement shall require the payment or permit the collection of any Price Differential in excess of the maximum permitted by Applicable Law and (ii) the Price Differential shall not be considered paid by any distribution if at any time such distribution is rescinded or must otherwise be returned for any reason.

“Pricing Rate”: With respect to each Transaction, at any date of determination, a rate per annum equal to the sum of (a) the applicable Rate on such date plus (b) the applicable Pricing Spread for such Eligible Asset on such date, as such Pricing Spreads are set forth in the Fee Letter (or, if not set forth therein in the case of the Preferred Equity Interests and Construction Loans, as set forth in the related Confirmation).

“Pricing Spread”: Subject to the Refinance Option, the financing spreads set forth on Schedule 1 to the Fee Letter (or, in the case of the Preferred Equity Interests and Construction Loans, as set forth in the related Confirmation) corresponding to the Classes and, as applicable, Types of Mortgage Assets set forth therein; provided, however, from and after an Event of Default, the Pricing Spread for each Transaction shall automatically be increased by an additional 500 basis points above and beyond the applicable Pricing Spread set forth in the Fee Letter (or, in the case of the Preferred Equity Interests and Construction Loans, as set forth in the Confirmation).

“Prime Rate”: The rate announced by Wachovia from time to time as its prime rate in the United States, such rate to change as and when such designated rate changes. The Prime Rate is not intended to be the lowest rate of interest charged by Wachovia in connection with extensions of credit to debtors.

“Prohibited Person”: Means (i) a Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (ii) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (iii) a Person with whom the Seller, the Guarantor and/or the Pledgor is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law, (iv) a Person who commits, threatens or conspires to commit or supports “terrorism” as defined in Executive Order No. 13224, (v) an agency of the government of, an organization directly or indirectly controlled by, or a Person resident in, a country that is subject to a sanctions program identified on the list maintained by OFAC and available at http://www.treas.gov/offices/eotffc/ofac/sanctions/index.html, or as otherwise published from time to time, as such program may be applicable to such agency, organization or person, (vi) a Person that is named as a “specially designated national or blocked person” on the most current list maintained or published by OFAC and available at http://www.treas.gov/offices/eotffc/ofac/sdn.index.html or at any replacement website or in any other official publication of such list, and (vii) a Person who is affiliated with a Person described in clauses (i)-(vi) above.

“Property”: Any right or interest in or to property of any kind whatsoever, whether real, personal or mixed, and whether tangible or intangible.

“PSA Servicer”: A third party servicer (other than the Seller, the Guarantor or any Affiliates of the foregoing) servicing all or a portion of the Purchased Assets under a Pooling and Servicing Agreement.

“Purchase Agreement”: Any purchase agreement by and between the Seller and any third party, including, without limitation, any Affiliate of the Seller, pursuant to which the Seller has purchased Mortgage Assets subsequently sold to the Purchaser or its designee hereunder.

“Purchase Date”: The date on which Eligible Assets are transferred by the Seller to the Purchaser or its designee (including, without limitation, any First Refinance Purchase Date or Second Refinance Purchase Date), or, as applicable, the date on which additional advances (if any) are made to the Seller in connection with an existing Purchased Asset in accordance with Subsection 2.2(j) of this Agreement.

“Purchase Price”: On each Purchase Date, the price at which Purchased Assets are transferred by the Seller to the Purchaser or its designee, which amount shall be equal (unless the Seller requests a lesser amount) to the Asset Value for each such Eligible Asset on the Purchase Date, (i) decreased by the amount of any cash transferred by the Seller to the Deal Agent as agent for the Secured Parties pursuant to Section 2.3 or 2.7 of this Agreement or applied to reduce the Seller’s obligations in respect of principal under Section 2.8 hereof, or otherwise in accordance with, this Agreement and (ii) increased by the amount of any additional advances (if any) under Article II of the Agreement.

“Purchased Asset Data Summary”: Defined in Subsection 5.1(q)(iii) of this Agreement.

“Purchased Assets”: The Eligible Assets transferred by the Seller to the Purchaser or its designee pursuant to a Transaction in accordance with the terms of this Agreement, including Additional Purchased Assets.

“Purchased Items”: Defined in Subsection 8.1(a) of this Agreement.

“Purchaser”: Individually or collectively as the context requires, VFCC, the Swingline Purchaser, the Deal Agent and the successors and assigns of the foregoing. The only designee of the Purchaser hereunder or under the other Repurchase Documents shall be the Deal Agent and the Deal Agent shall be required to reconvey Purchased Assets to the Seller on the same terms and conditions as the Purchaser.

“Rate”: For any Accrual Period and for each Transaction outstanding and for each day during such Accrual Period:

(a) to the extent the Purchaser has funded the applicable Transaction through the issuance of commercial paper, a rate equal to the applicable CP Rate; or

(b) to the extent the Purchaser did not fund the applicable Transaction through the issuance of commercial paper, a rate equal to the Alternative Rate;

provided, however, the Rate shall be the Base Rate for any Accrual Period and for any Transaction as to which VFCC has funded the making or maintenance thereof by a sale of an interest therein to any Liquidity Bank under the Liquidity Agreement on any day other than the first (1st) day of such Accrual Period and without giving such Liquidity Bank(s) at least two (2) Business Days’ prior notice of such assignment.

“Rating Agency”: Each of S&P, Moody’s, Fitch and any other nationally recognized statistical rating agency that has been requested to issue a rating with respect to the commercial paper notes issued by the Issuer in connection with the matter at issue, including successors of the foregoing.

“Ratings Confirmation”: With respect to VFCC and any other Purchaser that is a commercial paper conduit, a confirmation by each of the Rating Agencies that a proposed amendment, waiver or other modification shall not result in a downgrade or withdrawal of such Rating Agencies’ then current rating of the Commercial Paper Notes.

“Refinance Option”: Subject to the other provisions of this Agreement, the Seller shall repurchase each Purchased Asset no later than 364 calendar days from the related Purchase Date; provided, however, (i) with respect to any Purchased Asset purchased during the first or second year of the Facility and which is still outstanding under the Facility at the end of the applicable 364 calendar day period, upon the written request of the Seller delivered to the Deal Agent at anytime but no later than ten (10) Business Days prior to the applicable Repurchase Date, the Deal Agent agrees, concurrently with the Seller’s repurchase of any such Purchased Asset, to enter into a new Transaction to purchase any such Purchased Asset for an additional 364 calendar day period pursuant to a Transaction documented as a repurchase by the Seller and a purchase by the Purchaser, respectively, in book entry form (the date of such purchase under clause (i) of this definition of Refinance Option being referred to herein as the “First Refinance Purchase Date”), provided, that, in connection with and as a condition to any such new purchase, (1) at the time of such request by the Seller and up to the time of such purchase, the following shall be true and the Seller shall provide the Deal Agent with a written certification that: (A) no Event of Default has occurred and is continuing, (B) the related Purchased Asset is not a Delinquent Mortgage Asset or Defaulted Mortgage Asset, (C) the related Purchased Asset, the related Underlying Mortgaged Property and/or the value or Market Value of any of the foregoing has not deteriorated materially (as determined by the Deal Agent in its discretion) from the original Purchase Date, (D) the related Purchased Asset, the Underlying Mortgaged Property and any applicable development plan are performing as expected at the Purchase Date, including, but not limited to, with respect to such matters as construction progress, re-leasing, zoning, reserve balances and servicing, as determined by the Deal Agent in its discretion, (E) no Margin Deficit exists, (F) the outstanding principal amount of the Purchased Asset (including amounts not advanced against by the Purchaser) does not exceed $50,000,000 and (G) the Purchased Asset and/or the related Underlying Mortgaged Property do not involve condominiums (or condominium conversions), Construction Loans or land loans, (2) the new Repurchase Date is not later than the Facility Maturity Date (not including any extensions thereof under Subsection 2.4(a) of this Agreement), (3) notwithstanding anything contained in the Repurchase Documents to the contrary, the Advance Rate for the Purchased Asset shall initially be the lesser of 80% and the Advance Rate otherwise applicable to such Purchased Asset, but such Advance Rate shall automatically decrease by 5% every six (6) months after the First Refinance Purchase Date and the Seller shall, after each such decrease in the Advance Rate, make principal payments to the Deal Agent in an amount necessary so that the Purchase Price outstanding for the related Purchased Asset is equal to or less than the Purchase Price based on the reduced Advance Rate and, in connection with such principal payments, pay any Price Differential due thereon and any Breakage Costs payable in connection therewith, (4) notwithstanding anything contained in the Repurchase Documents to the contrary, the applicable Pricing Spread for the Purchased Asset shall initially be the Pricing Spread then in effect for such Purchased Asset, but such Pricing Spread shall automatically increase an additional ten (10) basis points (above and beyond the Pricing Spread otherwise applicable to such Purchased Asset) every three (3) months after the First Refinance Purchase Date, and (5) the Deal Agent and the Seller execute a new Confirmation with respect to such Purchased Asset reflecting the new Repurchase Date (which shall be no later than 364 calendar days after such First Refinance Purchase Date) and any additional terms as the Deal Agent may require in its discretion and (ii) the Seller shall thereafter repurchase each Purchased Asset that was purchased by the Purchaser in accordance with clause (i) of this definition of Refinance Option no later than 364 calendar days from the Repurchase Date; provided, further, however, (x) with respect to any Purchased Asset purchased during the first year of the Facility and subsequently repurchased by the Seller and purchased by the Purchaser in accordance with clause (i) of this definition of Refinance Option and which are still outstanding under the Facility as of the Repurchase Date, upon the written request of the Seller delivered to the Deal Agent at anytime but no later than ten (10) Business Days prior to the applicable Repurchase Date, the Deal Agent agrees, concurrently with the Seller’s repurchase of any such Purchased Asset, to enter into a new Transaction to purchase any such Purchased Asset for an additional 364 calendar day period pursuant to a Transaction documented as a repurchase by the Seller and a purchase by the Purchaser, respectively, in book entry form (the date of such purchase under clause (x) of this definition of Refinance Option being referred to herein as the “Second Refinance Purchase Date”), provided, that, in connection with and as a condition to any such new purchase, (1) at the time of such request by the Seller and up to the time of such purchase, the following shall be true and the Seller shall provide the Deal Agent with a written certification that: (A) no Event of Default has occurred and is continuing, (B) the related Purchased Asset is not a Delinquent Mortgage Asset or Defaulted Mortgage Asset, (C) the related Purchased Asset, the related Underlying Mortgaged Property and/or the value or Market Value of any of the foregoing has not deteriorated materially (as determined by the Deal Agent in its discretion) from the First Refinance Purchase Date in accordance with clause (i) of this definition of Refinance Option, (D) the related Purchased Asset, the Underlying Mortgaged Property and any applicable development plan are performing as expected at the Purchase Date, including, but not limited to, with respect to such matters as construction progress, re-leasing, zoning, reserve balances and servicing, as determined by the Deal Agent in its discretion, (E) no Margin Deficit exists, (F) the outstanding principal amount of the Purchased Asset (including amounts not advanced against by the Purchaser) does not exceed $50,000,000 and (G) the Purchased Asset and/or the related Underlying Mortgaged Property do not involve condominiums (or condominium conversions), Construction Loans or land loans, (2) the new Repurchase Date is not later than the Facility Maturity Date (not including any extensions thereof under Subsection 2.4(a) of this Agreement), (3) notwithstanding anything contained in the Repurchase Documents to the contrary, the Advance Rate for the Purchased Asset shall initially be the Advance Rate in effect prior to the Second Refinance Purchase Date (as determined under clause (i)(3) of this definition of Refinance Option), but such Advance Rate shall automatically decrease by 5% every six (6) months after the Second Refinance Purchase Date and the Seller shall, after each such decrease in the Advance Rate, make principal payments to the Deal Agent in an amount necessary so that the Purchase Price outstanding for the related Purchased Asset is equal to or less than the Purchase Price based on the reduced Advance Rate and, in connection with such principal payments, pay any Price Differential due thereon and any Breakage Costs payable in connection therewith, (4) notwithstanding anything contained in the Repurchase Documents to the contrary, the applicable Pricing Spread for the Purchased Asset shall initially be the Pricing Spread in effect prior to the Second Refinance Purchase Date (as determined under clause (i)(4) of this definition of Refinance Option), but automatically increase an additional ten (10) basis points (above and beyond the Pricing Spread otherwise applicable to such Purchased Asset) every three (3) months after the Second Refinance Purchase Date, and (5) the Deal Agent and the Seller execute a new Confirmation with respect to such Purchased Asset reflecting the new Repurchase Date (which shall be no later than 364 calendar days after such Second Refinance Purchase Date) and any additional terms as the Deal Agent may require in its discretion and (y) the Seller shall repurchase each Purchased Asset that was purchased by the Purchaser in accordance with clause (x) of this definition of Refinance Option no later than 364 calendar days from the Repurchase Date.  For the avoidance of doubt, in no event may any Repurchase Date extended under this definition of Refinance Option or otherwise under this Agreement be later than the Facility Maturity Date (not including any extensions thereof under Subsection 2.4(a) of this Agreement).

“Regulations T, U and X”: Regulations T, U and X of the Board of Governors of the Federal Reserve System (or any successor), as the same may be amended from time to time.

“REIT”: A Person qualifying for treatment as a “real estate investment trust” under the Code.

“Related Party Loan”: Any loan, Indebtedness or preferred equity investment identified or presented as a related party loan in such Person’s and its Consolidated Subsidiaries’ consolidated financial statements or in the notes to the consolidated financial statements, in accordance with GAAP; provided, however, the term Related Party Loan shall not include negotiated, arms-length, market standard loan transactions with third parties.

“Release”: Any generation, treatment, use, storage, transportation, manufacture, refinement, handling, production, removal, remediation, disposal, presence or migration of Materials of Environmental Concern on, about, under or within all or any portion of any Property or Underlying Mortgaged Property.

“Remedial Work”: Any investigation, inspection, site monitoring, containment, clean-up, removal, response, corrective action, mitigation, restoration or other remedial work of any kind or nature because of, or in connection with, the current or future presence, suspected presence, Release or threatened Release in or about the air, soil, ground water, surface water or soil vapor at, on, about, under or within all or any portion of any Property or Underlying Mortgaged Property of any Materials of Environmental Concern, including any action to comply with any applicable Environmental Laws or directives of any Governmental Authority with regard to any Environmental Laws.

“REMIC”: A real estate mortgage investment conduit.

“REO Property”: Real property acquired by the Seller, including a Mortgaged Property, acquired through foreclosure of a Mortgage Asset or by deed in lieu of such foreclosure.

“Reportable Event”: Any of the events set forth in Section 4043(c) of ERISA or a successor provision thereof, other than those events as to which the notice requirement has been waived by regulation.

“Repurchase Date”: The earliest of (i) the Facility Maturity Date, (ii) the date that is 364 days from the Purchase Date, subject to the Refinance Option or (iii) the Business Day on which any Seller is to repurchase the Purchased Assets from the Purchaser or its designee (a) as specified by any Seller and agreed to by the Deal Agent in the related Confirmation or (b) if a Transaction is terminable by any Seller on demand, the date determined in accordance with Subsection 2.2(i) of this Agreement, as such dates in clauses (i), (ii) and (iii) above may be modified by application of the provisions of Articles II or X of this Agreement.

“Repurchase Documents”: This Agreement, the Custodial Agreement, the Pledge and Security Agreement, the Account Agreement, the Security Account Control Agreement, the Fee Letter, the Guaranty, the Assignments, the Confirmations, the Custodial Fee Letter, all UCC financing statements (and amendments thereto) filed pursuant to the terms of this Agreement or any other Repurchase Document, the Preferred Equity Pledge and Security Agreement, any joinder agreement executed by a Seller and any additional document, certificate or agreement, the execution of which is necessary or incidental to or desirable for performing or carrying out the terms of the foregoing documents, as each of the foregoing documents is amended, modified, restated, replaced, waived, substituted, supplemented or extended from time to time.

“Repurchase Obligations”: Defined in Subsection 8.1(b) of this Agreement.

“Repurchase Price”: The price at which Purchased Assets are to be transferred from the Purchaser or its designee (including the Custodian) to the Seller upon termination of a Transaction, which will be determined in each case (including Transactions terminable upon demand) as the sum of the Purchase Price, the accrued and unpaid Price Differential applicable to each such Transaction as of the date of such determination plus any related Breakage Costs and other amounts owed with respect thereto.

“Responsible Officer”: With respect to any Person, any duly authorized officer of such Person with direct responsibility for the administration of the Repurchase Documents and also, with respect to a particular matter, any other duly authorized officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Restricted Payment”: Means (a) any dividend or other distribution, direct or indirect, on account of any Equity Interest of NorthStar or any Consolidated Subsidiary now or hereafter outstanding, except a dividend payable solely in Equity Interests of identical class to the holders of that class; (b) any redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Equity Interest of NorthStar or any Consolidated Subsidiary now or hereafter outstanding; and (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire any Equity Interest of NorthStar or any Consolidated Subsidiary now or hereafter outstanding.

“Retained Interest”: (a) With respect to any Mortgage Asset with an unfunded commitment on the part of the Seller, all of the obligations, if any, to provide additional funding, contributions, payments or credits with respect to such Mortgage Asset, (b) all duties, obligations and liabilities of the Seller under any Mortgage Asset or any related Interest Rate Protection Agreement, including but not limited to any payment or indemnity obligations, and, (c) with respect to any Mortgage Asset that is transferred by the Seller to the Purchaser or its designee, (i) all of the obligations, if any, of the agent(s), trustee(s), servicer(s) or other similar persons under the documentation evidencing such Mortgage Asset and (ii) the applicable portion of the interests, rights and obligations under the documentation evidencing such Mortgage Asset that relate to such portion(s) of the Indebtedness that is owned by another lender or is being retained by the Seller pursuant to clause (a) of this definition.

“S&P”: Standard & Poor’s, a division of The McGraw Hill Companies, Inc., and any successor thereto.

“Secured Parties”: (i) VFCC, (ii) the Swingline Purchaser, (iii) all other Purchasers, (iv) the Deal Agent, (v) the Liquidity Banks, (vi) the Liquidity Agent, (vii) the Swap Counterparty, and (viii) successors and assigns of any of the foregoing.

“Securities Account”: The securities account set forth on Schedule 2 established in the name of the Seller into which all CMBS Securities that are Purchased Assets and other Purchased Items related thereto shall be deposited (except those CMBS Securities that are certificated securities within the meaning of Article 8 of the UCC), which Securities Account shall be subject to the Securities Account Control Agreement. Any Income on deposit or credited to the Securities Account shall be transferred by the Deal Agent from the Securities Account to the Collection Account on or prior to each Payment Date.

“Securities Account Control Agreement”: A letter agreement, dated as of even date herewith, among the Seller, the Deal Agent, the Purchaser and Wachovia in the form of Exhibit VI attached hereto.

“Security Agreement”: With respect to any Mortgage Asset, any contract, instrument or other document related to security for repayment thereof (other than the related Mortgage, Mortgage Note, Mezzanine Note or any other note, certificate or instrument) executed by the Borrower and/or others in connection with such Mortgage Asset, including, without limitation, any security agreement, UCC financing statement, Liens, warranties, guaranty, title insurance policy, hazard insurance policy, chattel mortgage, letter of credit, accounts, bank accounts or certificates of deposit or other pledged accounts, and any other documents and records relating to any of the foregoing.

“Seller”: Individually and collectively as the context requires, NRFC WA Holdings, LLC, a Delaware limited liability company, NRFC WA Holdings II, LLC, a Delaware limited liability company, NRFC WA Holdings VII, LLC, a Delaware limited liability company, NRFC WA Holdings X, LLC, a Delaware limited liability company, NRFC WA Holdings XI, LLC, a Delaware limited liability company, NRFC WA Holdings XII, LLC, a Delaware limited liability company, and any other Person that becomes a party to the Repurchase Documents as a Seller, in each such case, together with their successors and permitted assigns. Each Seller shall be jointly and severally liable under the Repurchase Documents.

“Seller Asset Schedule”: Defined in the Custodial Agreement.

“Seller-Related Obligations”: Any obligations, liabilities and/or Indebtedness of the Seller and/or any Indebtedness of the Guarantor or the Pledgor under any other arrangement between the Seller, the Guarantor and/or the Pledgor on the one hand and the Deal Agent, the Purchaser, any Affiliate or any Subsidiary of the Deal Agent or the Purchaser (including, without limitation the obligations, liabilities and Indebtedness under the Swap Documents) and/or any commercial paper conduit for which Wachovia or an Affiliate or Subsidiary of Wachovia acts as a liquidity provider, administrator or agent on the other hand; provided, however, Seller-Related Obligations shall be deemed to include the obligations, liabilities and Indebtedness of (i) NRF-Reindeer Ltd. and the Guarantor under the Note Purchase Agreement and (ii) the Seller and Guarantor under the Wachovia Repurchase Facility.

“Seller’s Release Letter”: A letter, substantially in the form of Exhibit XII-A hereto, delivered by the Seller when no Warehouse Lender has an interest in an Eligible Asset, releasing, subject to the terms of this Agreement, all of the Seller’s right, title and interest in such Eligible Asset upon receipt of the related Purchase Price by the Seller.

“Senior Secured Bank Debt”: An assignment of or participation in all or a portion of a secured senior term loan to a Borrower, which loan (a) is rated B- or better by at least two (2) Rating Agencies, (b) is senior or pari passu with other secured obligations of such Borrower and (c) is secured by (i) 100% of the Equity Interest of each existing and subsequently acquired or organized direct or indirect domestic Subsidiary of the Borrower and (ii) substantially all tangible and intangible assets (including, but not limited to, inventory, accounts receivable, plant, machinery, equipment, fixtures, Commercial Real Estate, leasehold interests, intellectual property, contracts, license rights and other general intangibles and investment property) of the Borrower. Each Senior Secured Bank Debt is subject to such additional underwriting criteria and other terms, conditions and requirements as the Deal Agent may require in its discretion.

“Servicer”: A Person (other than the Seller) servicing all or a portion of the Purchased Assets under a Servicing Agreement, which Servicer shall be acceptable to the Deal Agent in its discretion.

“Servicer Account”: Any account established by a Servicer or a PSA Servicer in connection with the servicing of the Purchased Assets.

“Servicer Default”: Defined in Section 6.10 of this Agreement.

“Servicer Redirection Notice”: The notice from the Seller to a Servicer or PSA Servicer, as applicable, substantially in the form of Exhibit VII attached hereto.

“Servicing Agreement”: An agreement entered into by the Seller and a third party for the servicing of the Purchased Assets, the form and substance of which has been approved in writing by the Deal Agent in its reasonable discretion.

“Servicing File”: With respect to each Purchased Asset, the file retained by the Seller consisting of the originals of all documents that are not required to be delivered to the Custodian and copies of all documents in the Mortgage Asset File set forth in Section 3.1 of the Custodial Agreement, which Servicing File shall be held by the Seller or Servicer on behalf of the Deal Agent as agent for the Secured Parties.

“Servicing Records”: Defined in Section 6.2 of this Agreement.

“Solvent”: As to any Person at any time, having a state of affairs such that all of the following conditions are met: (a) the fair value of the Property of such Person is greater than the amount of such Person’s liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(32) of the Bankruptcy Code; (b) the present fair salable value of the Property of such Person in an orderly liquidation of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person is able to realize upon its Property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person’s Property would constitute unreasonably small capital.

“Sub-Limit”: With respect to the characteristics of the Mortgage Assets or Purchased Assets, as applicable:

(a) the aggregate Purchase Price for all outstanding Transactions involving Mezzanine Loans shall not exceed 67% of the Maximum Amount;

(b) the aggregate Purchase Price for all outstanding Transactions involving CTL Loans and/or Subordinate CTL Loans shall not exceed 50% of the Maximum Amount;

(c) the aggregate Purchase Price for all outstanding Transactions involving Ground Leases shall not exceed 35% of the Maximum Amount;

(d) the aggregate Purchase Price for all outstanding Transactions involving hotels shall not exceed 45% of the Maximum Amount;

(e) the aggregate Purchase Price for all outstanding Transactions involving Construction Loans shall not exceed 35% of the Maximum Amount;

(f) the aggregate Purchase Price for all outstanding Transactions involving Underlying Mortgage Properties located in the same metropolitan statistical area shall not exceed 50% of the Maximum Amount;

(g) the aggregate Purchase Price for any single outstanding Transaction or for multiple Transactions to a single Borrower (including any Affiliate of a Borrower) shall not exceed 40% of the Maximum Amount;

(h) the aggregate Purchase Price for all outstanding Transactions involving CMBS Securities or Senior Secured Bank Debt rated BB- or below by any Rating Agency shall not exceed 25% of the Maximum Amount; and

(i) the aggregate Purchase Price for all outstanding Transactions involving Preferred Equity Interests shall not exceed 25% of the Maximum Amount.

“Subordinate CTL Loan”: (i) A loan that is a CTL Loan in all respects except for the failure to satisfy the ratings requirements for a Credit Tenant or (ii) a performing Junior Interest or Mezzanine Loan in which the related senior loan is secured by a first priority perfected security interest in Commercial Real Estate 100% leased to, or guaranteed in full by, a Credit Tenant, and such Junior Interest or Mezzanine Loan, as applicable, itself is secured by a first priority perfected security interest in and to the payments under the Credit Tenant Lease; provided, however, in the case of both clauses (i) and (ii), such Subordinate CTL Loan satisfies such additional underwriting criteria and other terms, conditions and requirements as the Deal Agent may require in its discretion.

“Subsidiary”: With respect to any Person, any corporation, partnership, limited liability company or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions of such corporation, partnership, limited liability company or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person.

“Swap Breakage Costs”: For any Swap Transaction, any amount (other than Net Swap Payments) payable by the Seller to the Swap Counterparty for the early termination of that Swap Transaction or any portion thereof.

“Swap Breakage Receipts”: For any Swap Transaction, any amount (other than Net Swap Receipts) payable by the Swap Counterparty to the Seller for the early termination of that Swap Transaction or any portion thereof.

“Swap Counterparty”: Wachovia Bank, National Association and/or any Affiliate thereof, together with its successors and assigns.

“Swap Documents”: The Interest Rate Protection Agreements entered into by the Seller and the Swap Counterparty with respect to the Facility or any Purchased Asset, including all obligations, liabilities and Indebtedness thereunder, as such Swap Documents are amended, modified, restated, replaced, waived, substituted, supplemented or extended from time to time.

“Swap Transaction”: Any interest rate swap transaction between the Seller and the Swap Counterparty that is governed by the Swap Documents.

“Swingline Availability”: The positive difference between the Swingline Maximum Amount and the aggregate Purchase Price of all outstanding Transactions funded by the Swingline Purchaser as Swingline Purchases.

“Swingline Fee”: Defined in the Fee Letter.

“Swingline Funding Request”: Defined in Section 2.16 of this Agreement.

“Swingline Maximum Amount”: 10% of the then Maximum Amount.

“Swingline Purchase”: The purchase of an Eligible Asset from the Seller by the Swingline Purchaser pursuant to the provisions of Articles II and III of this Agreement.

“Swingline Purchaser”: Wachovia Bank, National Association, together with its successors and assigns.

“Table Funded Purchased Asset”: A Purchased Asset which is sold to the Purchaser or its designee simultaneously with the origination or acquisition thereof, which origination or acquisition, pursuant to the Seller’s request, is financed with the Purchase Price and paid directly to a title company, settlement agent or other Person (including the Seller if the Deal Agent determines to fund to the Seller in the Deal Agent’s discretion) in trust for the current holder of the Mortgage Asset, in each case, approved in writing by the Deal Agent in its reasonable discretion, for disbursement to the parties entitled thereto in connection with such origination or acquisition. A Purchased Asset shall cease to be a Table Funded Purchased Asset after the Custodian has delivered a Trust Receipt (along with a completed Mortgage Asset File Checklist attached thereto) to the Deal Agent certifying its receipt of the Mortgage Asset File therefor.

“Table Funded Trust Receipt”: Defined in the Custodial Agreement.

“Tangible Net Worth”: As of a particular date and as to any Person:

(a) all amounts that would be included under stockholder equity (or the equivalent) on a balance sheet of such Person and its Consolidated Subsidiaries (including minority interests relating to NorthStar Realty Finance L.P.) determined on a consolidated basis at such date determined in accordance with GAAP, less

(b) in each case with respect to such Person and its Consolidated Subsidiaries determined on a consolidated basis (i) amounts owing to such Person from Affiliates, or from officers, employees, partners, members, directors, shareholders or other Persons similarly affiliated with such Person or its respective Affiliates, (ii) intangible assets of such Person, as determined in accordance with GAAP, (iii) the value of REO Property and Foreclosed Loans of such Person, (iv) prepaid taxes and expenses, (v) unamortized hedging positions under Derivatives Contracts, and (vi) (without duplication) Related Party Loans.

“Taxes”: Any present or future taxes, levies, imposts, duties, charges, assessments or fees of any nature (including interest, penalties, and additions thereto) that are imposed by any Governmental Authority.

“Temporary Increase Amount”: Defined in the Fee Letter.

“Temporary Increase Expiration Date”: Defined in the Fee Letter.

“Temporary Increase Indebtedness”: Defined in the Fee Letter.

“Temporary Increase Period”: Defined in the Fee Letter.

“Temporary Increase Provisions”: Defined in the Fee Letter.

“Temporary Ramp-Up Asset”: Defined in the Fee Letter.

“Temporary Ramp-Up Pricing Terms”: Defined in the Fee Letter.

“Test Period”: The most recent calendar quarter.

“Title Exception”: Defined in Schedule 1, Part I of this Agreement.

“Total Assets”: At any time, an amount equal to the aggregate book value of (a) all assets owned by any Person(s) (on a consolidated basis) and (b) the proportionate share of assets owned by non-consolidated Subsidiaries of such Person(s), less (i) amounts owing to such Person(s) from any Affiliates thereof, or from officers, employees, partners, members, directors, shareholders or other Persons similarly affiliated with such Person(s) or their respective Affiliates, (ii) intangible assets (other than Interest Rate Protection Agreements specifically related to the Purchased Assets) and (iii) prepaid taxes and/or expenses.

“Total Liabilities”: Means all Indebtedness and Contingent Liabilities of any Person (without duplication) and all Subsidiaries thereof determined on a consolidated basis in accordance with GAAP.

“Transaction”: Defined in Section 2.1 of this Agreement.

“Transaction Request”: A request in the form of Exhibit I to this Agreement duly completed and executed by the Seller.

“Transferor”: The seller of mortgage assets under a Purchase Agreement.

“True Sale Opinion”: An Opinion of Counsel to the Seller opining that the subject transaction constitutes a “true sale”.

“Trust Preferred Securities”: Means those REIT trust preferred securities issued by NorthStar or its Affiliates identified on Schedule 7 attached hereto and such other REIT trust preferred securities issued by NorthStar and/or an Affiliate which are approved by the Deal Agent in its discretion, in each case which are expressly subordinated to all other Indebtedness of NorthStar and its Affiliates. REIT trust preferred securities issued by NorthStar and/or its Affiliates shall be deemed approved by the Deal Agent if such securities are issued on terms substantially similar to those securities listed on Schedule 7, as determined by the Deal Agent in its reasonable discretion.

“Trust Receipt”: Defined in the Custodial Agreement.

“Type”: With respect to a Mortgage Asset, the classification of the Underlying Mortgaged Property as one of the following: multifamily, mobile home park, retail, office, industrial, hotel, self-storage facility, condominium conversions and entitled land.

“UCC-9 Policy”: Defined in Schedule 1, Part II of this Agreement.

“Underlying Mortgaged Property”: (a) In the case of a Whole Loan, the Mortgaged Property securing the Whole Loan, (b) in the case of a Junior Interest, the Mortgaged Property securing such Junior Interest (if the Junior Interest is of the type described in clause (b) of the definition thereof), or the Mortgaged Property securing the mortgage loan in which such Junior Interest represents a participation (if the Junior Interest is of the type described in clause (a) of the definition thereof), (c) in the case of a Mezzanine Loan or a Junior Interest in a Mezzanine Loan, the Mortgaged Property that secures the senior mortgage loan, (d) in the case of a Bridge Loan, CTL Loan or Subordinate CTL Loan, the Mortgaged Property securing the Whole Loan, Junior Interest or Mezzanine Loan, as applicable, (e) in the case of a CMBS Security, the Mortgaged Properties backing such CMBS Securities, (f) in the case of Senior Secured Bank Debt, the Mortgaged Property, if any, securing such Senior Secured Bank Debt and (g) in the case of a Preferred Equity Interest, the Mortgaged Property owned directly or indirectly by the Preferred Equity Grantor.

“Underwriting Package”: With respect to any Mortgage Asset (other than a CMBS Security), the Underwriting Package shall include, to the extent applicable, (i) a copy of the Current Appraisal or, if unavailable, any other recent appraisal, (ii) the current rent roll, (iii) a minimum of two (2) years of property level financial statements to the extent available, (iv) the current financial statements of the Borrowers under the Mortgage Asset, and, if such Mortgage Asset is not a Whole Loan, the Borrower under the Commercial Real Estate Loan to the extent provided to or reasonably available to the applicable Seller upon request, (v) the loan documents, Authority Documents and title commitment/policy to be included in the Mortgage Asset File, together with copies of any appraisals, environmental reports, studies or assessments (to include, at a minimum, a phase I report), evidence of zoning compliance, property management agreements, assignments of property management agreements, contracts, licenses and permits, in each case to the extent in the Seller’s possession or reasonably available to the Seller and, if the Mortgage Asset is purchased by the Purchaser or its designee, assignments of such documents by the Seller in blank to the extent covered by assignments in blank delivered to the Custodian, (vi) any financial analysis, site inspection, market studies, environmental reports and any other diligence conducted by or provided to the Seller and (vii) such further documents or information as the Deal Agent may reasonably request. With respect to any CMBS Security, the Underwriting Package shall consist of, to the extent applicable, (i) the related prospectus or offering circular, (ii) all structural and collateral term sheets and all other computational or other similar materials provided to the Seller in connection with its acquisition of such CMBS Security, (iii) all distribution date statements issued in respect thereof during the immediately preceding twelve (12) months (or, if less, since the date such CMBS Security was issued), (iv) all monthly reporting packages issued in respect of such CMBS Security during the immediately preceding twelve (12) months (or, if less, since the date such CMBS Security was issued), (v) all Rating Agency pre-sale reports, (vi) all asset summaries and any other due diligence materials, including, without limitation, reports prepared by third parties, provided to the Seller in connection with its acquisition of such CMBS Security, and (vii) such further documents or information as the Deal Agent may reasonably request.

“Uniform Commercial Code” or “UCC”: The Uniform Commercial Code as in effect on the date hereof in the State of New York; provided that if by reason of mandatory provisions of Applicable Law, the perfection or the effect of perfection or non-perfection of the security interest in any Purchased Asset is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

“United States”: The United States of America.

“Unsecured Credit Facility”: The credit facility represented by the Revolving Credit Agreement, dated as of November 3, 2006, among NorthStar Realty Finance Corp., NorthStar Realty Finance Limited Partnership, NRFC Sub-REIT Corp. and NS Advisors, LLC, as borrowers, the lenders from time to time party thereto, KeyBank National Association, as administrative agent, Keybanc Capital Markets and Bank of America, N.A., as co-lead arrangers, KeyBank Capital Markets, as sole book manager, Bank of America, N.A., as syndication agent, and Citicorp North America, Inc., as documentation agent, as amended, modified, restated, replaced, waived, substituted, supplemented or extended from time to time, together with all other documents executed in connection therewith, as the same are amended, modified, restated, replaced, waived, substituted, supplemented or extended from time to time.

“Unused Fee”: The “Unused Fee” payable under the Fee Letter.

“Upsize Fee”: The “Upsize Fee” payable under the Fee Letter.

“USA Patriot Act”: The “United and Strengthening America by providing Tools Required to Intercept and Obstruct Terrorism Act of 2001” (Public Law 107-56), as amended from time to time.

“VFCC”: Defined in the Preamble of this Agreement.

“Wachovia”: Wachovia Bank, National Association, a national banking association in its individual capacity, and its successors and assigns.

“Wachovia Assets”: Any Mortgage Asset issued or extended by Wachovia Corporation or an Affiliate of Wachovia Corporation.

“Wachovia Repurchase Facility”: The repurchase facility represented by the Amended and Restated Master Repurchase Agreement, dated as of even date herewith, among the Seller, the Guarantor and Wachovia, as amended, modified, restated, replaced, waived, substituted, supplemented or extended from time to time, together with all other documents executed in connection therewith, as the same are amended, modified, restated, replaced, waived, substituted, supplemented or extended from time to time.

“Warehouse Lender”: Any lender (a) providing financing to the Seller for the purpose of warehousing, originating or purchasing Eligible Assets, or (b) providing financing to a party from whom the Seller is purchasing the Eligible Assets simultaneously with the purchase by the Purchaser or its designee.

“Warehouse Lender’s Release Letter”: A letter, substantially in the form of Exhibit XII-B hereto (or such other form acceptable to the Deal Agent in its discretion), from a Warehouse Lender to the Deal Agent, unconditionally releasing all of Warehouse Lender’s right, title and interest in certain Eligible Assets identified therein upon receipt of payment therefor by the Warehouse Lender.

“WCM”: Defined in the Preamble of this Agreement.

“Whole Loan”: A performing Commercial Real Estate whole loan (including, without limitation, a Construction Loan) secured by a first priority perfected security interest in the Underlying Mortgaged Property.

Section 1.2 Interpretation.

In each Repurchase Document, unless a contrary intention appears:

(i) the singular number includes the plural number and vice versa;

(ii) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by the Repurchase Documents;

(iii) reference to any gender includes each other gender;

(iv) reference to day or days without further qualification means calendar days;

(v) reference to any time means Charlotte, North Carolina time;

(vi) reference to any agreement (including any Repurchase Document), document or instrument means such agreement, document or instrument as amended, modified, restated, replaced, waived, substituted, supplemented or extended from time to time in accordance with the terms thereof and, if applicable, the terms of the other Repurchase Documents, and reference to any promissory note, certificate, instrument or trust receipt includes any promissory note, certificate, instrument or trust receipt that is an extension or renewal thereof or a substitute or replacement therefor;

(vii) reference to any Applicable Law means such Applicable Law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any Section or other provision of any Applicable Law means that provision of such Applicable Law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such Section or other provision;

(viii) unless otherwise expressly provided in this Agreement, reference to any notice, request, approval, consent or determination provided for, permitted or required under the terms of the Repurchase Documents with respect to the Seller, the Guarantor, the Pledgor, the Deal Agent, the Purchaser or any other Secured Party means, in order for such notice, request, approval, consent or determination to be effective hereunder, such notice, request, approval or consent must be in writing and, with respect to notice to the Swap Counterparty only, such notice shall contain an acknowledgement of receipt signed by the Swap Counterparty; and

(ix) reference herein or in any Repurchase Document to the Deal Agent’s, the Purchaser’s or any other Secured Party’s discretion shall mean, unless otherwise stated herein or therein, the Deal Agent’s, the Purchaser’s or the other Secured Party’s sole and absolute discretion, and the exercise of such discretion shall be final and conclusive. In addition, whenever the Deal Agent, the Purchaser or any other Secured Party has a decision or right of determination or request, exercises any right given to it to agree, disagree, accept, consent, grant waivers, take action or no action or to approve or disapprove, or any arrangement or term is to be satisfactory or acceptable (or any similar language or terms) to the Deal Agent, the Purchaser or any other Secured Party, the decision of the Deal Agent, the Purchaser or any other Secured Party with respect thereto shall be in the sole and absolute discretion of the Deal Agent, the Purchaser or any other Secured Party, and such decision shall be final and conclusive, except as may be otherwise specifically provided herein.

ARTICLE II

PURCHASE OF ELIGIBLE ASSETS

Section 2.1 Purchase and Sale.

Subject to the terms and conditions hereof, from time to time during the Facility Period (but at no time thereafter) and at the written request of the Seller, the parties hereto may enter into transactions in which the Seller transfers Eligible Assets to the Purchaser or its designee in a sales transaction against the transfer of funds by the Purchaser representing the Purchase Price for such Purchased Assets, with a simultaneous agreement by the Purchaser or its designee to transfer to the Seller and the Seller to repurchase such Purchased Assets in a repurchase transaction at a date certain not later than the Facility Maturity Date, against the transfer of funds by the Seller representing the Repurchase Price for such Purchased Assets. Each such transaction hereunder, including, without limitation, a Swingline Purchase and transfers of Additional Purchased Assets, shall be referred to herein as a “Transaction” and shall be governed by this Agreement, unless otherwise agreed to in writing.

Section 2.2 Transaction Mechanics; Related Matters.

(a) From time to time during the Facility Period but no more frequently than once per week (other than Swingline Purchases which shall not be limited), the Purchaser may in the Deal Agent’s discretion purchase from the Seller the Seller’s rights and interests (but none of its obligations) under certain Eligible Assets; provided, however, (i) at no time shall the aggregate Purchase Price of the outstanding Transactions and any proposed Transactions exceed the Maximum Amount and (ii) at no time shall the Purchaser or its designee enter into Transactions after the Facility Period. The Seller shall request a Transaction by delivering to the Deal Agent, via Electronic Transmission, a written Transaction Request, together with, via Electronic Transmission (to the extent available in such form and otherwise by overnight delivery), a Seller Asset Schedule, a draft Confirmation and an Underwriting Package. Each Transaction Request shall be irrevocable. The Transaction Request shall set forth, among other things, (i) the proposed Purchase Date, that, except with respect to the initial Transaction, shall be at least ten (10) Business Days (or such additional reasonable time as the Deal Agent may reasonably request) after the delivery of the Transaction Request, the Seller Asset Schedule, the draft Confirmation, the complete Underwriting Package and any supplemental requests by the Deal Agent (requested orally or in writing) relating to the proposed Mortgage Assets, (ii) the proposed Purchase Price, which shall be a minimum amount of $5,000,000 for the initial advance of the Purchase Price and $500,000 for all subsequent advances of the Purchase Price, (iii) the proposed Repurchase Date, (iv) the applicable Class and Type for each such Mortgage Asset, and (v) such other additional terms and conditions requested by the Deal Agent in its reasonable discretion. The Deal Agent shall have ten (10) Business Days (or such additional reasonable time as the Deal Agent may reasonably request) from the receipt thereof to review the Transaction Request, the Seller Asset Schedule, the draft Confirmation, the Underwriting Package and any supplemental requests (requested orally or in writing) relating to the proposed Mortgage Assets.

(b) The Deal Agent shall notify the Seller in writing of the Deal Agent’s tentative approval (and the proposed Purchase Price for each Mortgage Asset) or final disapproval of each proposed Mortgage Asset within ten (10) Business Days (or such additional reasonable time as the Deal Agent may reasonably request) after its receipt of the Transaction Request, the Seller Asset Schedule, the draft Confirmation, the complete Underwriting Package and any supplemental requests (requested orally or in writing) relating to such proposed Mortgage Asset. Unless the Deal Agent notifies the Seller in writing of the Deal Agent’s approval of such proposed Mortgage Asset within the applicable period, the Deal Agent shall be deemed not to have approved the purchase of such proposed Mortgage Asset.

(c) Provided that the Deal Agent on behalf of the Purchaser has tentatively agreed to purchase the Mortgage Assets described in the Transaction Request and the proposed Purchase Price is acceptable to the Seller, the Seller shall forward to the Deal Agent, via Electronic Transmission, at least two (2) Business Days prior to the requested Purchase Date (which must be received by the Deal Agent no later than 5:00 p.m. two (2) Business Days prior to the requested Purchase Date) a completed and executed Confirmation with respect to each Transaction, which shall be irrevocable by the Seller, and a copy of the executed Assignment by the Seller; provided, however, if the Seller has requested in writing that the Swingline Purchaser fund the Mortgage Asset on an expedited basis, the executed Confirmation for the related Mortgage Asset shall be delivered to the Deal Agent no later than 2:00 p.m. on the related Purchase Date (unless such time period is modified by the Swingline Purchaser in its discretion). The Confirmation delivered by the Seller to the Deal Agent may specify any additional terms or conditions of the Transaction not inconsistent with this Agreement. Delivery of a Confirmation to the Deal Agent shall be deemed to be a certification by the Seller, among other things, that all conditions precedent to such Transaction set forth in Article III of this Agreement have been satisfied (except the Deal Agent’s consent). Unless otherwise agreed in writing, upon receipt of the Confirmation and Assignment, the Purchaser or its designee may, in the Deal Agent’s discretion, agree to enter into the requested Transaction with respect to a Mortgage Asset, with such additional terms, conditions and requirements contained in the Confirmation as the Deal Agent may require in its discretion (if additional terms, conditions or requirements are required by the Deal Agent, the Seller shall include such terms, conditions and/or requirements in the Confirmation to the extent it approves of same, and provide a re-executed Confirmation to the Deal Agent), and the Deal Agent’s agreement on behalf of the Purchaser to purchase the Mortgage Asset on the terms, conditions and requirements as the Deal Agent may require in its discretion shall be evidenced by the Deal Agent’s execution of the Confirmation. Any Confirmation executed by the Deal Agent shall be deemed to have been received by the Seller on the date actually received by the Seller.

(d) (A) The Seller shall release or cause to be released to the Custodian in accordance with the Custodial Agreement (1) in the case of a single Non-Table Funded Purchased Asset, no later than 1:00 p.m. one (1) Business Day (for more than one (1) Non-Table Funded Purchased Asset, two (2) Business Days) prior to the requested Purchase Date, and, (2) in the case of a Table Funded Purchased Asset or a Swingline Purchase, no later than 1:00 p.m. three (3) Business Days following the applicable Purchase Date, the Mortgage Asset File pertaining to each Eligible Asset to be purchased by the Purchaser or its designee, and (B) the Seller shall deliver to the Custodian, in connection with the applicable delivery under clause (A) above, a Custodial Identification Certificate and a completed Mortgage Asset File Checklist required under Section 3.2 of the Custodial Agreement.

(e) Pursuant to the Custodial Agreement, the Custodian shall deliver to the Deal Agent and the Seller by 1:00 p.m. on the Purchase Date for each Non-Table Funded Purchased Asset a Trust Receipt (along with a completed Mortgage Asset File Checklist attached thereto) and an Asset Schedule and Exception Report with respect to the Basic Mortgage Loan Documents for the Eligible Assets that the Seller has requested the Purchaser purchase on such Purchase Date. With respect to each Table Funded Purchased Asset and each Swingline Purchase, the Seller shall cause the Bailee to deliver to the Custodian, with a copy to the Deal Agent, no later than 1:00 p.m. on the Purchase Date, by Electronic Transmission, copies of the related Basic Mortgage Loan Documents, a fully executed Bailee Agreement, a Bailee’s Trust Receipt issued by the Bailee thereunder and such other evidence satisfactory to the Deal Agent in its reasonable discretion that all documents necessary to effect a transfer of the Eligible Assets to the Purchaser or its designee have been delivered to Bailee. With respect to each Table Funded Purchased Asset and each Swingline Purchase, the Custodian shall deliver to the Deal Agent with a copy to the Seller a Table Funded Trust Receipt no later than 3:00 p.m. on the Purchase Date, which receipt and all other documents delivered to the Bailee shall be acceptable to the Deal Agent in its reasonable discretion. In the case of a Table Funded Purchased Asset or a Swingline Purchase, no later than 3:00 p.m. on the second (2nd) Business Day following the Custodian’s receipt of the related Mortgage Loan Documents comprising the Mortgage Asset File, the Custodian shall deliver to the Deal Agent a Trust Receipt (along with a completed Mortgage Asset File Checklist attached thereto) certifying its receipt of the documents required to be delivered pursuant to the Custodial Agreement, together with an Asset Schedule and Exception Report relating to the Basic Mortgage Loan Documents, with any Exceptions identified by the Custodian as of the date and time of delivery of such Asset Schedule and Exception Report. The Custodian shall deliver to the Deal Agent an Asset Schedule and Exception Report relating to all of the Mortgage Loan Documents within five (5) Business Days of its receipt of the Mortgage Asset Files.

(f) On the Purchase Date for each Eligible Asset to be purchased on such date, and provided the requirements set forth in this Agreement and the other Repurchase Documents are satisfied, including, without limitation, the delivery to the Deal Agent of a Trust Receipt or Table Funded Trust Receipt, as applicable, pursuant to Subsection 2.2(e) of this Agreement, ownership of the Purchased Assets shall be transferred to the Purchaser or its designee (subject to the terms of this Agreement) against the simultaneous transfer of the least of (A) Purchase Price, (B) the Availability to the Seller not later than 5:00 p.m. on such date, or (C) in the case of a Swingline Purchase, an amount equal to the Swingline Availability on such Purchase Date. The Seller hereby sells, transfers, conveys and assigns to the Purchaser or its designee all the right, title and interest (but none of the obligations) of the Seller in and to the Purchased Assets together with all right, title and interest in and to the proceeds of any related Purchased Assets (subject to the terms of this Agreement).

(g) Each Confirmation, together with this Agreement, shall constitute conclusive evidence of the terms agreed between the Deal Agent and the Seller with respect to the Transaction to which the Confirmation relates. The Seller’s acceptance of the related proceeds shall, to the extent the Confirmation is not for any reason executed by the Seller, constitute the Seller’s agreement to the terms of such Confirmation. It is the intention of the parties that each Confirmation shall not be separate from this Agreement but shall be made a part of this Agreement.

(h) In no event shall a Transaction be entered into when any Default or Event of Default has occurred and is continuing or when the Repurchase Date for such Transaction would be later than the Facility Maturity Date.

(i) In the case of individual Transactions terminable upon demand (if any), such demand shall be made by the Deal Agent or the Seller no later than such time as is customary in accordance with market practice, by telephone or otherwise, at least two (2) Business Days prior to the Business Day on which such termination will be effective. The Seller shall repurchase the Purchased Assets by no later than 1:00 p.m. on the Repurchase Date. On a Repurchase Date, termination of a Transaction will be effected by transfer to the Seller or its designee of the Purchased Assets after the Deal Agent as agent for the Secured Parties receives the Repurchase Price for the Purchased Asset. In connection with the termination of a Transaction, any Income in respect of any Purchased Assets received by the Deal Agent as agent for the Secured Parties and not previously credited or transferred to, or applied to the obligations of, the Seller pursuant to Section 2.8 of this Agreement shall be netted against the Repurchase Price by the Deal Agent as agent for the Secured Parties. To the extent a net amount is owed to one party, the other party shall pay such amount to such party.

(j) Subject to the terms and conditions of this Agreement, during the term of this Agreement, the Seller may sell to the Purchaser or its designee, repurchase from the Purchaser or its designee and resell to the Purchaser or its designee, Eligible Assets hereunder; provided, however, the Seller shall have no right to substitute an Eligible Asset for a Purchased Asset. To the extent the Seller requests less than the Purchase Price that it would otherwise be entitled to receive under the terms of this Agreement in connection with the purchase of any Eligible Asset, and such amount exceeds $500,000, and provided (A) no Default or Event of Default exists, (B) the Purchased Asset continues to be a Purchased Asset, (C) such Purchased Asset is not a Defaulted Mortgage Asset or Delinquent Mortgage Asset and (D) each applicable eligibility criteria set forth in Schedule 1 to this Agreement is satisfied in all material respects, the Seller may, by giving at least two (2) Business Days prior written notice (which notice must be received by the Deal Agent no later than 3:00 p.m. two (2) Business Days prior to the date of the requested Transaction), request an additional advance of the Purchase Price against such Purchased Asset in an amount not to exceed the positive difference (if any) between the current Purchase Price (calculated as if such Purchased Asset were purchased on such day) and the Purchase Price originally advanced by the Purchaser with respect thereto; provided, however, in no event shall the aggregate amounts advanced against such Purchased Asset exceed the maximum Purchase Price that the Purchaser was prepared to advance on the date the Purchased Asset was acquired by the Purchaser or its designee under this Agreement. If the Purchaser has advanced the full amount of the Purchase Price that is then available to the Seller on the Purchase Date for the purchase of the Purchased Asset, the Seller may request in writing that the Deal Agent reunderwrite the Purchased Asset and/or redetermine the Asset Value of such Purchased Asset (in each case in accordance with the same standards used by the Deal Agent with respect thereto at the time the Purchased Asset was originally purchased on the Purchase Date) for the purposes of obtaining additional advances of the Purchase Price with respect to such Purchased Asset, and, provided (A) no Default or Event of Default exists, (B) the Purchased Asset continues to be a Purchased Asset, (C) such Purchased Asset is not a Defaulted Mortgage Asset or Delinquent Mortgage Asset and (D) each applicable eligibility criteria set forth in Schedule 1 to this Agreement is satisfied in all material respects, the Deal Agent may, in its discretion, consider such request and may take such action (or no action) in response thereto as the Deal Agent may determine in its discretion.

(k) All of the Seller’s right, title and interest in the Purchased Assets that constitute CMBS Securities shall pass to the Purchaser or its designee on the applicable Purchase Date. The Seller shall deliver to the Custodian on behalf of the Deal Agent as agent for the Secured Parties a complete set of all transfer documents to be completed by the Deal Agent as agent for the Secured Parties and executed copies of any transfer documents to be completed by the Seller, in either case in blank, but in form sufficient to allow transfer and registration of such Purchased Assets to the Deal Agent as agent for the Secured Parties no later than the proposed Purchase Date for the relevant Purchased Asset, and such CMBS Securities shall be medallion guaranteed. All transfers of certificated securities from the Seller to the Deal Agent as agent for the Secured Parties shall be effected by physical delivery to the Custodian of the Purchased Assets (duly endorsed by the Seller, in blank), together with a stock power executed by the Seller, in blank. With respect to Purchased Assets that shall be delivered through the DTC or the National Book Entry System of the Federal Reserve or any similar firm or agency, as applicable, in book-entry form and credited to or otherwise held in an account, the Seller shall take such actions necessary to provide instruction to the relevant financial institution, clearing corporation, securities intermediary or other entity to effect and perfect a legally valid delivery of the relevant interest granted herein to the Deal Agent as agent for the Secured Parties hereunder to be held in the Securities Account. Purchased Assets delivered in book-entry form shall be under the custody of and held in the name of the Deal Agent as agent for the Secured Parties in the Securities Account. With respect to any Mortgage Asset or collateral for a Mortgage Asset that is an uncertificated security (as defined in the UCC), securities entitlement (as defined in the UCC) or is held in a securities account (as defined in the UCC), the Seller shall provide to the Deal Agent as agent for the Secured Parties a control agreement, which shall be acceptable to the Deal Agent in its discretion and shall be delivered to the Custodian under the Custodial Agreement, executed by the issuer of the Mortgage Asset or the collateral for the Mortgage Asset or the related securities intermediary (as defined in the UCC), as applicable, granting control (as defined in the UCC) of such Mortgage Asset or collateral for such Mortgage Asset to the Deal Agent as agent for the Secured Parties and providing that, after an Event of Default, the Deal Agent shall be entitled to notify the issuer or securities intermediary, as applicable, that such issuer or securities intermediary shall comply exclusively with the instructions or entitlement orders (as defined in the UCC), as applicable, of the Deal Agent as agent for the Secured Parties without the consent of the Seller or any other Person and no longer follow the instructions or entitlement orders, as applicable, of the Seller or any other Person (other than the Deal Agent).

(l) Notwithstanding anything contained in this Agreement to the contrary, the weighted average Advance Rates for all Purchased Assets (on a portfolio basis), as determined by the Deal Agent in its discretion, shall not exceed the advance rates for a CDO securitization transaction that involves similar Mortgage Assets and has an Investment Grade Rating. The Deal Agent may, in its discretion, adjust any or all Advance Rates set forth in Schedule 1 to the Fee Letter (or the Confirmations as applicable) with respect to the existing Purchased Assets to such Advance Rates which, when considered on a portfolio basis, would result in an Investment Grade Rating in a rated CDO securitization transaction for such Purchased Assets, and, if such adjustment is made, the Seller shall make principal payments to the Deal Agent as necessary so that the Purchase Price outstanding for all Purchased Assets is equal to or less than the Purchase Price for all Purchased Assets based on the adjusted Advance Rates, which principal payments shall be applied to the outstanding Purchase Price of one (1) or more Purchased Assets, as determined by the Deal Agent in its discretion, and, in connection with such principal payments, pay any Price Differential due thereon and any Breakage Costs payable in connection therewith.

Section 2.3 Optional Repurchase.

The Seller may, upon two (2) Business Days’ prior written notice or such shorter period as the Deal Agent may agree in its discretion (such notice to the Deal Agent, which notice shall be irrevocable and shall be received by the Deal Agent, no later than 5:00 p.m. (Charlotte, North Carolina time) on such day) to the Deal Agent and the Swap Counterparty, reduce the aggregate Repurchase Price of all Purchased Assets (or, prior to an Event of Default, any portion of all Purchased Assets or any individual Purchased Asset) currently outstanding by remitting (1) to the Collection Account cash in the amount of the principal reduction plus accrued and unpaid Price Differential and any related Breakage Costs owed in connection with such reduction and (2) to the Deal Agent instructions to reduce such Repurchase Price, provided that (A) in connection with such reduction the Seller shall comply with the terms of any related Interest Rate Protection Agreement requiring that the Interest Rate Protection Agreement be terminated in whole or in part as the result of any such reduction of the Repurchase Price and the Seller has paid all amounts due to the applicable parties in connection with any such termination and (B) after giving effect to such reduction, the Seller shall be in compliance with all Sub-Limits and all other terms, conditions and requirements contained in the Repurchase Documents and (c) each such reduction shall be in a minimum amount of $500,000.

Section 2.4 Extension of Facility Maturity Date and Funding Expiration Date.

Extension of Facility Maturity Date. At the written request of the Seller delivered to the Deal Agent no earlier than ninety (90) days and no later than thirty (30) days prior to the Facility Maturity Date, the Deal Agent may in its discretion grant one extension of the Facility Maturity Date for a period not to exceed one (1) year by giving written notice of such extension to the Seller no later than fifteen (15) days before the expiration of the Facility Maturity Date. Any failure by the Deal Agent to deliver such notice of extension on a timely basis shall be deemed to be the Deal Agent’s determination not to extend the original Facility Maturity Date. An extension of the Facility Maturity Date is subject to the following requirements: (i) no Default or Event of Default shall have occurred and is continuing, (ii) the Seller shall pay to the Deal Agent as agent for the Secured Parties an Extension Fee as set forth in the Fee Letter, (iii) no additional Transactions shall be permitted to be entered into after the original Facility Maturity Date, (iv) the Seller must, in addition to other amounts owed by the Seller hereunder, amortize and pay to the Deal Agent as agent for the Secured Parties the aggregate Repurchase Price for all Transactions then outstanding in equal quarterly installments over the term of the extension commencing with the original Facility Maturity Date and on the Payment Date for each quarter thereafter, (v) the Liquidity Agreement is extended for the same term, (vi) not later than the Facility Maturity Date (as extended in accordance with the terms of this Agreement), the Seller shall pay to Deal Agent as agent for the Secured Parties an amount equal to the aggregate Repurchase Price then outstanding, together with all other Aggregate Unpaids and any other amounts then owing to the Purchaser and the Affected Parties by the Seller pursuant to this Agreement or any other Repurchase Document, and (vii) if for any reason the Facility Maturity Date were extended beyond four (4) years from the Closing Date (by extensions of the Facility Maturity Date, amendments to the Facility or otherwise), to which the Deal Agent makes no promise or commitment whatsoever, continuation statements have been filed with respect to any outstanding UCC financing statement in favor of the Deal Agent as agent for the Secured Parties with respect to this Facility. The Seller confirms that the Deal Agent, in its discretion, without regard to the value or performance of the Purchased Assets or any other factor, may elect not to extend the Facility Maturity Date.

Section 2.5 Payment of Price Differential.

(a) Notwithstanding that the Purchaser and the Seller intend that the Transactions hereunder be sales to the Purchaser or its designee of the Purchased Assets, the Seller shall pay to the Deal Agent as agent for the Secured Parties an amount equal to the accrued value of the Price Differential of each Transaction for the most recently ended Accrual Period (each such payment, a “Periodic Advance Repurchase Payment”) on each Payment Date less any portion thereof previously paid, if any. The Deal Agent shall deliver to the Seller, via Electronic Transmission, notice of the required Periodic Advance Repurchase Payment on or prior to the second (2nd) Business Day preceding each Payment Date; provided, however, the Deal Agent’s failure to timely deliver such notice shall not affect the Seller’s obligations to pay the Periodic Advance Repurchase Payment due. If the Seller fails to make all or part of the Periodic Advance Repurchase Payment by 11:00 a.m., Charlotte, North Carolina time, on the Payment Date, the Seller shall be obligated to pay to the Deal Agent as agent for the Secured Parties (in addition to, and together with, the Periodic Advance Repurchase Payment) interest on the unpaid amount of the Periodic Advance Repurchase Payment at a rate per annum equal to the Post-Default Rate (the “Late Payment Fee”) until the overdue Periodic Advance Repurchase Payment is received in full by the Deal Agent.

(b) The Seller shall be responsible for the payment of all Breakage Costs incurred in connection with any repurchase or prepayment of the Repurchase Price or Price Differential. The Deal Agent shall deliver to the Seller a statement setting forth the amount and basis of determination of any Breakage Costs, it being agreed that such statement and the method of its calculation shall be conclusive and binding upon the Seller absent manifest error. This Subsection 2.5(b) shall survive termination of this Agreement and the repurchase of all Purchased Assets subject to Transactions hereunder.

Section 2.6 [Reserved].

Section 2.7 Margin Maintenance.

If at any time the Deal Agent determines in good faith (based on such factors as the Deal Agent determines to rely on in its discretion, including, but not limited to, a credit analysis of the Underlying Mortgaged Properties and/or the current market conditions for the Purchased Assets) that the Margin Base for all Purchased Assets (as determined by the Deal Agent in its good faith discretion on such date) is less than the aggregate Purchase Price for all outstanding Transactions (in each case a “Margin Deficit”), then the Deal Agent may by notice to the Seller in the form of Exhibit X (a “Margin Deficit Notice”) require the Seller to transfer to the Deal Agent as agent to the Secured Parties cash or Additional Purchased Assets in the amount of the Margin Deficit to the Deal Agent by no later than the Margin Correction Deadline. All cash transferred to the Deal Agent as agent for the Secured Parties pursuant to this Section 2.7 shall be deposited in the Collection Account and shall be attributed to such Transaction or Transactions that caused the Margin Deficit to reduce the outstanding Purchase Price to which it has been attributed. Transfers of Eligible Assets to the Purchaser or its designee under this Section 2.7 shall be subject to the same conditions and requirements that are applicable to the transfers of Eligible Assets under Section 2.2. The Deal Agent’s election, in its discretion, not to deliver a Margin Deficit Notice at any time there is a Margin Deficit shall not waive the Margin Deficit or in any way limit or impair the Deal Agent’s right to deliver a Margin Deficit Notice at any time the same or any other Margin Deficit exists.

Section 2.8 Income Payments.

The Deal Agent as agent for the Secured Parties shall be entitled to receive for application in accordance with the provisions of this Agreement an amount equal to all Income paid or distributed on or in respect of the Purchased Items, which amount shall be deposited by the Seller, each Servicer and each PSA Servicer and all other applicable Persons into the Collection Account. The Seller hereby agrees to instruct each Servicer, PSA Servicer, Swap Counterparty, each counterparty under any other Interest Rate Protection Agreement and all other applicable Persons to transfer all Income with respect to the Purchased Items in accordance with Subsection 5.1(e) of this Agreement, who shall hold any funds so received pending application pursuant to the following sentence. On each Payment Date, any amounts received by the Deal Agent and deposited to the Collection Account since the immediately preceding Payment Date shall be applied as follows: first, to the extent not paid, to the payment of all outstanding fees, costs and expenses due to the Custodian under the Custodial Fee Letter; second, pari passu and pro-rata (based on the amounts owed to such Persons under this clause second), to the payment of all fees, costs, expenses and advances then due to the Purchaser or the Swingline Purchaser, as applicable, pursuant to the Repurchase Documents, other than the items covered in third through ninth; third, pari passu and pro-rata (based on the amounts owed to such Persons under this clause third), to the payment of outstanding Late Payment Fees and Price Differential at the Post-Default Rate; fourth, pari passu and pro-rata (based on the amounts owed to such Persons under this clause fourth), to the payment of accrued and unpaid Price Differential on the Purchased Assets then due to the Purchaser and to the Swap Counterparty any Net Swap Payments then due to the Swap Counterparty for the current and any prior Payment Dates (other than Swap Breakage Costs); fifth, pari passu and pro-rata (based on the amounts owed to such Persons under this clause fifth), to the extent not previously paid by the Seller, to pay the Repurchase Price for Purchased Assets then subject to a request to repurchase in accordance with the terms of Section 2.3 of this Agreement or required to be repaid in accordance with Section 2.16 of this Agreement; sixth, pari passu and pro-rata (based on the amounts owed to such Persons under this clause sixth), without limiting the Seller’s obligations to cure Margin Deficits in a timely manner in accordance with Section 2.7 of this Agreement, to the Purchaser for the payment of, as applicable, any Margin Deficit outstanding; seventh, pari passu and pro-rata (based on the amounts owed to such Persons under this clause seventh), to the extent any Income includes payments or prepayments of principal on the underlying Purchased Assets, such payments shall be applied to reduce the aggregate Repurchase Price outstanding; provided, however, prior to an Event of Default and provided no Margin Deficit is outstanding, only an amount equal to the product of the Advance Rate and the amount of such principal payment or prepayment shall be applied to reduce the Repurchase Price outstanding for the related Transaction; eighth, pari passu and pro-rata (based on the amounts owed to such Persons under this clause eighth), without limiting the Seller’s obligations under Section 2.4 of this Agreement and to the extent not paid previously by the Seller, to the Purchaser for the reduction of the Purchase Price outstanding in accordance with Section 2.4 of this Agreement; ninth, pari passu and pro-rata (based on the amounts owed to such Persons under this clause ninth), to the payment of Breakage Costs, if any, Swap Breakage Costs, if any, Indemnified Amounts, if any, Increased Costs, if any, Additional Amounts, if any, and all other amounts then due and owing to the Purchaser, the Swap Counterparty, any Affected Party or any other Person pursuant to the Repurchase Documents; and tenth, the remainder to the Seller, for such purposes as the Seller shall determine in its discretion, subject to the Financial Covenants and other requirements of the Repurchase Documents; provided, however, that if a Margin Deficit, Default or Event of Default has occurred and is continuing, amounts collected pursuant to this Section 2.8 of this Agreement shall not be transferred to the Seller but shall be retained by the Deal Agent as agent for the Secured Parties and applied in reduction of the Obligations.

Section 2.9 Payment, Transfer and Custody.

(a) Unless otherwise expressly provided herein, all amounts to be paid or deposited by the Seller hereunder shall be paid or deposited in accordance with the terms of this Agreement no later than 1:00 p.m. (EST) on the day when due in lawful money of the United States, in immediately available funds and without deduction, set-off or counterclaim to the Deal Agent’s Account and if not received before such time shall be deemed to be received on the next Business Day. The Seller shall, to the extent permitted by Applicable Law, pay to the Deal Agent as agent for the Secured Parties interest on any amounts not paid when due hereunder or under the Repurchase Documents at the Post-Default Rate, payable on demand; provided, however, that such interest rate shall not at any time exceed the maximum rate permitted by Applicable Law. Such interest shall be for the account of, and distributed to, the Purchaser. All computations of interest, Price Differential and fees hereunder or under the Fee Letter shall be made on the basis of a year consisting of 360 days (other than calculations with respect to the Base Rate which shall be based on a year consisting of 365 or 366 days, as applicable) for the actual number of days (including the first but excluding the last day) elapsed. All fees payable hereunder or under the Fee Letter shall accrue on the same basis as the CP Rate. The Seller acknowledges that it has no rights of withdrawal from the foregoing Deal Agent’s Account or from the Collection Account or the Securities Account.

(b) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of the payment of the Price Differential or any fee payable hereunder or under the Fee Letter, as the case may be.

(c) If any Transaction requested by the Seller and approved in writing by the Deal Agent pursuant to Sections 2.2 or 2.3 is not, for any reason, made or effectuated, as the case may be, on the date specified therefor, the Seller shall indemnify the Deal Agent, the Purchaser and each Secured Party against any reasonable loss, cost or expense incurred by the Deal Agent, the Purchaser and each Secured Party including, without limitation, any loss (including loss of anticipated profits, net of anticipated profits, if any, in the reemployment of such funds in the manner determined by the Deal Agent in its discretion), cost and expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by the Deal Agent, the Purchaser and any Secured Party to fund or maintain such Transaction. For the avoidance of doubt, (i) if the Purchaser issues Commercial Paper Notes in reliance on a Confirmation executed by the Seller, which Confirmation is irrevocable, and the Transaction is not consummated on the date specified therefor for any reason (including the failure to receive a Trust Receipt or a Table Funded Trust Receipt, as applicable, in a timely manner), the Seller shall be responsible for the amounts referred to in the preceding sentence (including, without limitation, interest and Breakage Costs) in connection with the Purchaser’s repayment, holding or any other disposition of such Commercial Paper Notes and (ii) even if the Purchaser issues Commercial Paper Notes in reliance on an irrevocable Confirmation executed by the Seller, the Purchaser will not fund any Purchased Price until the conditions of this Agreement are satisfied, including, without limitation, the delivery to the Deal Agent of a Trust Receipt or Table Funded Trust Receipt, as applicable, as provided in Subsection 2.2(e) of this Agreement.

(d) Any Mortgage Asset Files not delivered to the Purchaser or its designee (including the Deal Agent or Custodian) are and shall be held in trust by the Seller or its agent for the benefit of the Purchaser as the owner thereof. The Seller or its agent shall maintain a copy of the Mortgage Asset File and the originals of the Mortgage Asset File not delivered to the Purchaser or its designee (including the Deal Agent or Custodian). The possession of the Mortgage Asset File by the Seller or its agent is at the will of the Purchaser for the sole purpose of servicing the related Purchased Asset, and such retention and possession by the Seller or its agent is in a custodial capacity only. Each Mortgage Asset File retained or held by the Seller or its agent shall be segregated on the Seller’s books and records from the other assets of the Seller or its agent, and the books and records of the Seller or its agent shall be marked appropriately to reflect clearly the sale of the related Purchased Asset to the Purchaser or its designee. The Seller or its agent shall release custody of the Mortgage Asset File only in accordance with written instructions from the Deal Agent, unless such release is required as incidental to the servicing of the Purchased Assets or is in connection with a repurchase of any Purchased Asset by the Seller, in each case in accordance with the terms of the Custodial Agreement.

(e) Notwithstanding anything contained in this Agreement to the contrary, all Repurchase Price and all other Obligations shall be paid in full on or before the Facility Maturity Date.

Section 2.10 [Reserved].

Section 2.11 Hypothecation or Pledge of Purchased Assets.

Title to all Purchased Items shall pass to the Purchaser or its designee, and the Purchaser or its designee shall have free and unrestricted use of all Purchased Items subject to the terms of this Agreement. Nothing in this Agreement shall preclude the Purchaser or its designee from engaging in repurchase transactions with the Purchased Items or otherwise selling, pledging, syndicating, repledging, transferring, hypothecating, or rehypothecating the Purchased Items, all on terms that the Deal Agent may determine in its discretion subject, however, to the Deal Agent’s and the Purchaser’s obligations to apply Income and reconvey the Purchased Assets to the Seller in accordance with the terms hereof. Notwithstanding the foregoing, the Purchaser or its designee shall reconvey, without recourse, representation or warranty, the Purchased Items to the Seller free and clear of all Liens created by the Purchaser or any party claiming by or through the Purchaser or its designee, in accordance with the terms of this Agreement.

Section 2.12 Fees.

(a) On or prior to the Closing Date, the Seller shall pay to the Deal Agent on behalf of the Purchaser the Commitment Fee agreed to by the Seller and the Purchaser in the Fee Letter.

(b) To the extent not separately paid by the Seller under the Fee Letter, the Price Differential, the Unused Fee, the Swingline Fee and all other fees and amounts payable under the Fee Letter shall be paid to the Purchaser from the Collection Account to the extent funds are available on each Payment Date pursuant to Section 2.8 of this Agreement.

(c) To the extent not separately paid by the Seller, the Custodian’s fees and expenses shall be paid to the Custodian from the Collection Account to the extent funds are available on each Payment Date pursuant to Section 2.8 of this Agreement.

(d) The Seller shall pay to Moore & Van Allen PLLC, as counsel to the Deal Agent and Purchaser, on the Closing Date, its estimated, but reasonable, fees and out-of-pocket expenses in immediately available funds and shall pay all additional fees and out-of-pocket expenses of Moore & Van Allen PLLC (including reasonable fees and expenses incurred in reviewing proposed Mortgage Assets for purchase by the Purchaser or its designee, within ten (10) days after receiving an invoice for such amounts.

Section 2.13 Increased Costs; Capital Adequacy; Illegality.

(a) If either (i) the introduction of or any change (including, without limitation, any change by way of imposition or increase of reserve requirements) in or in the interpretation of any law or regulation, or (ii) the compliance by the Purchaser and/or any other Affected Party with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) shall (1) subject the Purchaser and/or any other Affected Party to any Tax (except for Taxes on the overall net income or franchise of the Purchaser and/or any other Affected Party), duty or other charge with respect to any ownership interest in the Purchased Items, or any right to enter into Transactions hereunder, or on any payment made hereunder, (2) impose, modify or deem applicable any reserve requirement (including, without limitation, any reserve requirement imposed by the Board of Governors of the Federal Reserve System, but excluding any reserve requirement, if any, included in the determination of the Price Differential), special deposit or similar requirement against assets of, deposits with or for the amount of, or credit extended by, the Purchaser and/or any other Affected Party or (3) impose any other condition affecting the ownership interest in the Purchased Items conveyed to the Purchaser hereunder or the Deal Agent’s, the Purchaser’s and/or any other Affected Party’s rights hereunder, the result of which is to increase the cost to the Deal Agent, the Purchaser and/or any other Affected Party or to reduce the amount of any sum received or receivable by the Purchaser and/or any other Affected Party under this Agreement, then within ten (10) days after demand by the Deal Agent, the Purchaser and/or any other Affected Party (which demand shall be accompanied by a statement setting forth the basis for such demand), the Seller shall pay directly to the Deal Agent, the Purchaser and/or any other Affected Party such additional amount or amounts as will compensate the Purchaser and/or any other Affected Party for such additional or increased cost incurred or such reduction suffered.

(b) If either (i) the introduction of or any change in or in the interpretation of any law, guideline, rule, regulation, directive or request or (ii) compliance by the Purchaser and/or any other Affected Party with any law, guideline, rule, regulation, directive or request from any central bank or other Governmental Authority or agency (whether or not having the force of law), including, without limitation, compliance by the Purchaser and/or any other Affected Party with any request or directive regarding capital adequacy, has or would have the effect of reducing the rate of return on the capital of the Purchaser and/or any other Affected Party as a consequence of its obligations hereunder or arising in connection herewith to a level below that which the Purchaser and/or any other Affected Party could have achieved but for such introduction, change or compliance (taking into consideration the policies of the Purchaser and/or any other Affected Party with respect to capital adequacy) by an amount deemed by the Purchaser and/or any other Affected Party to be material, then from time to time, within ten (10) days after demand by the Deal Agent on behalf of the Purchaser and/or any other Affected Party (which demand shall be accompanied by a statement setting forth the basis for such demand), the Seller shall pay directly to the Deal Agent on behalf of the Purchaser and/or any other Affected Party such additional amount or amounts as will compensate the Purchaser and/or any other Affected Party for such reduction. For the avoidance of doubt, any interpretation of Accounting Research Bulletin No. 51 by the Financial Accounting Standards Board shall constitute an adaptation, change, request or directive subject to this Subsection 2.13(b).

(c) If as a result of any event or circumstance similar to those described in Subsections (a) or (b) of this Section 2.13, the Purchaser or any Affected Party is required to compensate a bank or other financial institution providing liquidity support, credit enhancement or other similar support to such Purchaser or any Affected Party in connection with this Agreement or the other Repurchase Documents or the funding or maintenance of Purchased Items hereunder, then within ten (10) days after demand by the Deal Agent on behalf of the Purchaser and any such Affected Party, the Seller shall pay to the Deal Agent on behalf of the Purchaser and any such Affected Party such additional amount or amounts as may be necessary to reimburse the Purchaser and any such Affected Party for any amounts payable or paid by it.

(d) In determining any amount provided for in this Section 2.13, the Deal Agent, the Purchaser and/or any other Affected Party may use any reasonable averaging and attribution methods. The Deal Agent, the Purchaser and/or any other Affected Party making a claim under this Section 2.13 shall submit to the Seller a written description as to such additional or increased cost or reduction and the calculation thereof, which written description shall be conclusive absent demonstrable error. Notwithstanding anything to the contrary contained in subsections (a) or (b) of this Section 2.13, the Purchaser and/or any other Affected Party shall not seek to impose any such Increased Costs on the Seller unless the Purchaser and/or any other Affected Party is imposing such Increased Costs on similarly situated sellers or borrowers. To the extent possible, the Deal Agent will use its best efforts to give prior notice to the Seller that there will be Increased Costs incurred. If the Deal Agent gives notice of Increased Costs and the Seller either accepts such Increased Costs or continues to utilize the Facility with knowledge of such Increased Costs, the Seller shall be obligated to pay such Increased Costs before exercising the termination option set forth in the next sentence. If the proposed Increased Costs exceed 7.5% of the Seller’s Facility costs for the preceding year, the Seller shall have the option to terminate the Agreement by giving three (3) Business Days prior written notice to the Deal Agent and remitting to the Deal Agent on or before the effective date of the termination all outstanding Obligations (including any Breakage Costs incurred in connection with such termination) due to the Purchaser and/or any other Affected Party under the Repurchase Documents. If the Seller terminates the Agreement in accordance with the preceding sentence, the Seller shall be entitled to a pro-rata rebate of the Commitment Fee based on the portion of the three (3) year Facility that was not used by the Seller.

(e) If an Affected Party shall notify the Deal Agent that a Eurodollar Disruption Event as described in clause (a) of the definition of “Eurodollar Disruption Event” has occurred, the Deal Agent shall in turn so notify the Seller, whereupon all Transactions in respect of which the Price Differential accrues at the Adjusted Eurodollar Rate shall immediately be converted into Transactions in respect of which the Price Differential accrues at the Base Rate.

(f) To the extent possible, the Deal Agent shall use its best efforts to give thirty (30) days notice to the Seller that the Purchaser or an Affected Party will incur increased costs or other amounts under this Section 2.13.

(g) Without prejudice to the survival of any other agreement of the Seller hereunder, the agreements and obligations of the Seller contained in this Section 2.13 shall survive the termination of this Agreement until the expiration of the applicable statute of limitations.

Section 2.14 Taxes.

(a) All payments made by a Borrower or the Seller, the Guarantor or the Pledgor under the Repurchase Documents will be made free and clear of and without deduction or withholding for or on account of any Taxes. If any Taxes are required to be withheld from any amounts payable to the Deal Agent, the Purchaser and/or any other Affected Party, then the amount payable to such Person will be increased (such increase, the “Additional Amount”) such that every net payment made under the Repurchase Documents after withholding for or on account of any Taxes (including, without limitation, any Taxes on such increase) is not less than the amount that would have been paid had no such deduction or withholding been deducted or withheld. The foregoing obligation to pay Additional Amounts, however, will not apply with respect to net income or franchise taxes imposed on the Deal Agent, the Purchaser and/or any other Affected Party, with respect to payments required to be made by the Seller, the Guarantor or the Pledgor under the Repurchase Documents, by a taxing jurisdiction in which the Deal Agent, the Purchaser and/or any other Affected Party is organized, conducts business or is paying taxes (as the case may be).

(b) The Seller will indemnify the Deal Agent, the Purchaser and/or any other Affected Party for the full amount of Taxes payable by such Person in respect of Additional Amounts and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. All payments in respect of this indemnification shall be made within ten (10) days from the date a written invoice therefor is delivered to either Seller.

(c) Within thirty (30) days after the date of any payment by the Seller of any Taxes, the Seller will furnish to the Deal Agent, at its address set forth under its name on the signature pages of this Agreement, appropriate evidence of payment thereof.

(d) If, in connection with an agreement or other document providing liquidity support, credit enhancement or other similar support to the Purchaser or any Affected Party in connection with this Agreement or the other Repurchase Documents or the funding or maintenance of Purchased Items hereunder, the Purchaser or any Affected Party is required to compensate a bank or other financial institution in respect of Taxes under circumstances similar to those described in this Section 2.14, then, within ten (10) days after demand by the Deal Agent on behalf of the Purchaser and any Affected Party, the Seller shall pay to the Deal Agent on behalf of the Purchaser and any Affected Party such additional amount or amounts as may be necessary to reimburse the Purchaser and any Affected Party for any amounts paid by it.

(e) Without prejudice to the survival of any other agreement of the Seller hereunder, the agreements and obligations of the Seller contained in this Section 2.14 shall survive the termination of this Agreement until the expiration of the applicable statute of limitations.

Section 2.15 Obligations Absolute.

Except as set forth to the contrary in the Repurchase Documents, all sums payable by the Seller and/or the Guarantor hereunder shall be paid without notice, demand, counterclaim, setoff, deduction or defense and without abatement, suspension, deferment, diminution or reduction, and the obligations and liabilities of the Seller and the Guarantor hereunder shall in no way be released, discharged, or otherwise affected (except as expressly provided herein) by reason of: (a) any damage to or destruction of or any taking of any Property, any Underlying Mortgaged Property, any other collateral for a Purchased Asset or any portion of the foregoing; (b) any restriction or prevention of or interference with any use of any Property, Underlying Mortgaged Property, any other collateral for a Purchased Asset or any portion of the foregoing; (c) any title defect or encumbrance or any eviction from any Property, Underlying Mortgaged Property, any other collateral for a Purchased Asset or any portion of the foregoing by title paramount or otherwise; (d) any Insolvency Proceeding relating to any of the Seller, the Guarantor, a Borrower or any obligor, account debtor or indemnitor under the Mortgage Loan Documents or any Affiliate of the foregoing, or any action taken with respect to this Agreement or any other Repurchase Document by any trustee or receiver of any of the Seller, the Guarantor, a Borrower or any obligor, account debtor or indemnitor under the Mortgage Loan Documents or any Affiliate of the foregoing, or by any court, in any such proceeding; (e) any claim that the Seller has or might have against the Deal Agent, the Purchaser, and/or any Affected Party or any Affiliate; (f) any default or failure on the part of the Deal Agent, the Purchaser, and/or any Affected Party or any Affiliate to perform or comply with any of the terms of this Agreement, the Repurchase Documents, the Engagement Letter or of any other agreement with the Seller, the Guarantor or any Affiliate of the foregoing; (g) the invalidity or unenforceability of any Purchased Asset or any of the Mortgage Loan Documents; (h) any failure, refusal or inability of a Borrower to pay any obligation due under the Mortgage Loan Documents; or (i) any other occurrence whatsoever, whether similar or dissimilar to the foregoing, whether or not any of the Seller, the Guarantor or any Affiliate of the foregoing shall have notice or knowledge of any of the foregoing.”

Section 2.16 Swingline Purchasers.

(a) During the Facility Period, the Seller may request a Swingline Purchase by delivering a written request therefor (which may be by email) to the Deal Agent and the Swingline Purchaser (a “Swingline Funding Request”) by 2:00 p.m. on the proposed Purchase Date. Each purchase by the Swingline Purchaser shall be in a minimal amount of $500,000 and shall be irrevocable. Provided the Deal Agent has determined in its discretion to enter into the related Transaction that is the subject of the Swingline Funding Request, the Swingline Purchaser determines in its discretion to make such Swingline Purchase and all other terms and conditions set forth in Articles II and III are satisfied on the proposed Purchase Date or waived by the Deal Agent or the Purchaser in their discretion, the Swingline Purchaser shall fund the Swingline Purchase by 5:00 p.m. on the proposed Purchase Date in the manner provided in Subsection 2.2(f). If any Swingline Funding Request is received by the Deal Agent and the Swingline Purchaser after 2:00 p.m. on the Business Day for which such Swingline Purchase is requested or on a day that is not a Business Day, such Swingline Funding Request shall be deemed to be received by the Deal Agent and the Swingline Purchaser at 9:00 a.m. on the next following Business Day. The Seller shall deliver no more than two (2) Swingline Funding Requests in any calendar week. The aggregate Purchase Price for all outstanding Transactions subject to Swingline Purchases shall not at any time exceed the Swingline Maximum Amount. In the event the Swingline Purchaser funds more than three (3) Swingline Purchases in any calendar month, the Seller shall pay to the Deal Agent on behalf of the Swingline Purchaser a Swingline Fee. Swingline Purchases are revolving and may be repaid and readvanced in the Swingline Purchaser’s discretion.

(b) Notwithstanding Articles II and III of this Agreement, VFCC hereby agrees that if the Swingline Purchaser funds any Swingline Purchase, VFCC shall acquire the related Purchased Asset from the Swingline Purchaser by reimbursing the Swingline Purchaser the Repurchase Price for such Swingline Purchase not later than 5:00 p.m. one (1) Business Day after the Swingline Purchaser funds such Swingline Purchase. The Seller hereby authorizes and instructs VFCC to acquire the related Purchased Asset from the Swingline Purchaser by reimbursing the Swingline Purchaser in the manner described in this Subsection 2.16(b). Upon the payment of the Repurchase Price for a Swingline Purchase to the Swingline Purchaser, such Purchased Asset shall continue to be a Purchased Asset under the Repurchase Documents and VFCC shall thereafter be the Purchaser thereof, and the Seller shall have no further liability to the Swingline Purchaser on account of such purchase.

Section 2.17 Temporary Increases.

During the Temporary Increase Period, provided there exists no Event of Default and the Purchaser has agreed in its discretion to a Temporary Increase Amount of the Maximum Amount in accordance with the definition thereof, the Temporary Increase Provisions shall be applicable in accordance with the terms thereof.

ARTICLE III

CONDITIONS TO TRANSACTIONS

Section 3.1 Conditions to Closing and Initial Purchase.

Neither the Deal Agent nor the Purchaser shall not be obligated to enter into any Transaction hereunder nor shall the Deal Agent or the Purchaser be obligated to take, fulfill or perform any other action hereunder until the following conditions have been satisfied, in the discretion of, or waived in writing by, the Deal Agent:

(a) The Deal Agent shall be in receipt of good standing certificates, secretary certificates (or the equivalent) and copies of the Authority Documents and applicable resolutions of the Seller, the Guarantor and the Pledgor evidencing, as applicable, the corporate or other authority for the Seller, the Guarantor and the Pledgor with respect to the execution, delivery and performance of the Repurchase Documents and each of the other documents to be delivered by the Seller, the Guarantor and the Pledgor from time to time in connection herewith;

(b) This Agreement, the Guaranty and each other Repurchase Document shall have been duly executed by, and delivered to, the parties thereto and such documents shall be in form and substance satisfactory to the Deal Agent;

(c) UCC financing statements shall have been filed against the Seller and the Pledgor in the appropriate filing office;

(d) Each of the Seller and the Pledgor shall have delivered to the Deal Agent a duly executed Power of Attorney in the form of Exhibit IV;

(e) The Deal Agent shall be in receipt of such Opinions of Counsel from the counsel to the Seller, the Guarantor and the Pledgor and an Opinion of Counsel from in-house counsel to the Custodian as the Deal Agent may require, each in form and substance satisfactory to the Deal Agent in its reasonable discretion, including, without limitation, corporate opinions and perfection opinions;

(f) The Deal Agent shall be in receipt of the Servicing Agreements and the Pooling and Servicing Agreements (if any), certified as true, correct and complete copies of the originals, together with the Servicer Redirection Notices, fully executed by the Seller and any applicable Servicer;

(g) The Deal Agent as agent for the Secured Parties shall have received payment from the Seller of the fees payable under the Fee Letter and the amount of actual costs and expenses, including, without limitation, the reasonable fees and expenses of counsel to the Deal Agent and Purchaser as contemplated by Section 2.12 and Section 13.8 of this Agreement, incurred by the Deal Agent and/or Purchaser in connection with the development, preparation and execution of this Agreement, the other Repurchase Documents and any other documents prepared in connection herewith or therewith;

(h) The Deal Agent shall have completed to its satisfaction such due diligence as it may require in its discretion and obtained internal credit approval of the Facility;

(i) the Deal Agent shall have received UCC searches with respect to the Seller and the Pledgor, which search results shall be satisfactory to the Deal Agent in its discretion;

(j) The Deal Agent shall have received all such other and further documents, certifications, reports, approvals and legal opinions as the Deal Agent may reasonably require and which are customary for a transaction of this type;

(k) no Applicable Law shall prohibit or render it unlawful, and no order, judgment or decree of Governmental Authority shall prohibit, enjoin or render it unlawful, to enter into the Facility or any Transaction;

(l) the Seller, the Guarantor and the Pledgor shall each be in compliance in all material respects with all Applicable Laws (including Anti-Terrorism Laws), Contractual Obligations and all Indebtedness, each shall have obtained all required consents, approvals and/or waivers of all necessary Persons, if any, including all requisite Governmental Authorities, if any, to the execution, delivery and performance of this Agreement and the other Repurchase Documents to which each is a party and the consummation of the transactions contemplated hereby or thereby;

(m) any and all consents, approvals and waivers applicable to the Purchased Items shall have been obtained;

(n) the Deal Agent is in receipt of pro-forma Financial Covenant calculations; and

(o) no Material Adverse Effect has occurred.

Section 3.2 Conditions Precedent to all Transactions.

The Deal Agent’s and the Purchaser’s agreement to enter into each Transaction (including the initial Transaction) is subject to the satisfaction of the following further conditions precedent, both immediately prior to entering into such Transaction and also after giving effect to the consummation thereof and the intended use of the proceeds of the sale:

(a) no Applicable Law shall prohibit or render it unlawful, and no order, judgment or decree of Governmental Authority shall prohibit, enjoin or render it unlawful, to enter into such Transaction by the Deal Agent or the Purchaser in accordance with the provisions of this Agreement or any other transaction contemplated herein;

(b) the Seller, the Guarantor, each Servicer and each PSA Servicer shall have delivered to the Deal Agent all reports and other information required to be delivered as of the date of such Transaction;

(c) the Deal Agent shall have received a written Transaction Request, the related Underwriting Package and the related Seller Asset Schedule;

(d) the Seller shall have delivered a Confirmation, via Electronic Transmission, in accordance with the procedures set forth in Section 2.2 of this Agreement, the Mortgage Asset shall be an Eligible Asset (unless waived by the Deal Agent in its discretion) and the Deal Agent shall have approved in writing the purchase of the Eligible Asset to be included in such Transaction in its discretion and shall have obtained all necessary internal credit and other approvals for such Transaction;

(e) no Default or Event of Default shall have occurred and be continuing, no Margin Deficits are outstanding (unless the Transaction shall eliminate the Margin Deficit), and no Material Adverse Effect has occurred;

(f) the Deal Agent shall have received a Compliance Certificate in the form of Exhibit VIII attached hereto (“Compliance Certificate”) from a Responsible Officer of the Seller and the Guarantor that, among other things: (A) shows in detail the calculations demonstrating that, after giving effect to the requested Transaction, the aggregate Purchase Price of the Transactions outstanding shall not exceed the Maximum Amount, (B) the Seller, the Guarantor and the Pledgor have in all material respects observed or performed all of their covenants and other agreements, and satisfied in all material respects every condition, contained in this Agreement, the Repurchase Documents and the related documents to be observed, performed or satisfied by them, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate, (C) states that all representations and warranties contained in the Repurchase Documents are true and correct in all material respects on and as of such day as though made on and as of such day and shall be deemed to be made on such day, (D) shows that the Seller and NorthStar are in compliance with the Financial Covenants and, on a quarterly basis as provided in Subsection 5.1(q)(i)(B) of this Agreement, showing in detail the calculations supporting the certification of the Seller’s and NorthStar’s compliance with the Financial Covenants, (E) and discloses the status of each Interest Rate Protection Agreement described under clause (ii) of the definition thereof;

(g) subject to the Deal Agent’s right to perform one or more due diligence reviews pursuant to Section 13.20 of this Agreement, the Deal Agent shall have completed, in accordance with Section 2.2 of this Agreement, its due diligence review of the Mortgage Asset, the Mortgage Asset File and the Underwriting Package for each proposed Mortgage Asset and such other documents, records, agreements, instruments, mortgaged properties or information relating to such Mortgage Asset as the Deal Agent in its discretion deems appropriate to review, and such reviews shall be satisfactory to the Deal Agent in its discretion;

(h) with respect to any Eligible Asset to be purchased hereunder on the related Purchase Date that is not serviced by the Seller, the Seller shall have provided to the Deal Agent copies of the related Servicing Agreements and the Pooling and Servicing Agreements, certified as true, correct and complete copies of the originals, together with Servicer Redirection Notices fully executed by the Seller and the Servicer;

(i) the Deal Agent as agent for the Secured Parties shall have received all reasonable fees and expenses of the Deal Agent and the Purchaser and counsel to the Deal Agent and the Purchaser as contemplated by Section 2.12 and Section 13.8 of this Agreement and the Fee Letter, and the Deal Agent as agent for the Secured Parties shall have received the reasonable costs and expenses incurred by them in connection with the entering into of any Transaction hereunder, including, without limitation, costs associated with due diligence recording or other administrative expenses necessary or incidental to the execution of any Transaction hereunder, which amounts, at the Deal Agent’s option, may be withheld from the sale proceeds of any Transaction hereunder;

(j) for each Non-Table Funded Purchased Asset, the Deal Agent shall have received from the Custodian on each Purchase Date a Trust Receipt (along with a completed Mortgage Asset File Checklist attached thereto) and an Asset Schedule and Exception Report with respect to each Eligible Asset, each dated the Purchase Date, duly completed and, in the case of the Asset Schedule and Exception Report, with exceptions acceptable to the Deal Agent in its discretion in respect of Eligible Assets to be purchased hereunder on such Business Day. In the case of a Table Funded Purchased Asset or Swingline Purchase, the Deal Agent shall have received on the related Purchase Date the Table Funded Trust Receipt and all other items described in the second (2nd) sentence of Subsection 2.2(e), each in form and substance satisfactory to the Deal Agent in its discretion, provided that the Deal Agent subsequently receives the items described in Subsection 2.2(d) and (e) and the other delivery requirements under the Custodial Agreement on or before the date and time specified herein and therein, which items shall be in form and substance satisfactory to the Deal Agent in its discretion;

(k) the Deal Agent shall have received from the Seller a Warehouse Lender’s Release Letter, if applicable, or a Seller’s Release Letter covering each Eligible Asset to be sold to the Purchaser or its designee;

(l) prior to the purchase of any Eligible Asset acquired (by purchase or otherwise) by the Seller from any Affiliate of Seller, the Deal Agent shall have received certified copies of the applicable Purchase Agreements (if any) and, if requested by the Deal Agent in its reasonable discretion, a True Sale Opinion;

(m) on and as of such day, the Seller, the Guarantor, the Pledgor and the Custodian shall have performed all of the covenants and agreements contained in the Repurchase Documents to be performed by such Person at or prior to such day;

(n) the Repurchase Date for such Transaction is not later than the earlier of (i) Facility Maturity Date and (ii) 364 calendar days from the Purchase Date (subject to the Refinance Option);

(o) the Deal Agent shall have received evidence satisfactory to the Deal Agent that the Seller has delivered an irrevocable instruction to each Servicer, PSA Servicer or other applicable Person to pay Income with respect to the Purchased Items directly to the Collection Account, as provided herein, which instructions may not be modified without the prior written consent of the Deal Agent, and the Seller shall have delivered all notices and instructions and obtained all certifications, acknowledgments, agreements and registrations required to perfect any CMBS Security;

(p) both immediately prior to the requested Transaction and also after giving effect thereto and to the intended use thereof, all representations and warranties made by each of the Seller, the Guarantor and the Pledgor shall be true, correct and complete on and as of such Purchase Date in all material respects with the same force and effect as if made on and as of such date;

(q) the Deal Agent shall be in receipt of the evidence of insurance (if any) required by Section 9.1 of the Custodial Agreement;

(r) none of the following shall have occurred and/or be continuing:

(i) an event or events shall have occurred in the good faith determination of the Deal Agent resulting in the effective absence of a “repo market” or related “lending market” for purchasing (subject to repurchase) or financing debt obligations secured by commercial mortgage loans or securities, or an event or events shall have occurred resulting in the Purchaser not being able to finance Mortgage Assets through the “repo market” or “lending market” with traditional counterparties at rates that would have been reasonable prior to the occurrence of such event or events;

(ii) an event or events shall have occurred resulting in the effective absence of a “securities market” for securities backed by Mortgage Assets or commercial or multifamily real property, or an event or events shall have occurred resulting in the Purchaser not being able to sell securities backed by Mortgage Assets or commercial or multifamily real property at prices that would have been reasonable prior to such event or events; or

(iii) there shall have occurred a material adverse change in the financial condition of the Purchaser that affects (or can reasonably be expected to affect) materially and adversely the ability of the Purchaser to fund its obligations under this Agreement;

(s) after giving effect to the requested Transaction, the aggregate outstanding Purchase Price of the Transactions outstanding shall not exceed the Asset Value of all the Purchased Assets subject to outstanding Transactions or the Maximum Amount;

(t) [Reserved];

(u) the Deal Agent shall have received all such other and further documents, reports, certifications, approvals and legal opinions as the Deal Agent in its discretion shall reasonably require; and

(v) for each Preferred Equity Interest, the applicable Seller has executed and delivered all instruments and documents and has taken all further action reasonably necessary and desirable or that the Deal Agent has reasonably requested in order to (i) perfect and protect the security interest of the Deal Agent as agent for the Secured Parties in such Preferred Equity Interest (including, without limitation, execution and delivery of one or more control agreements reasonably acceptable to the Deal Agent, and any and all other actions reasonably necessary to satisfy the Deal Agent that the Deal Agent as agent to the Secured Parties has obtained a first priority perfected security interest in such Preferred Equity Interest); (ii) enable the Deal Agent as agent to the Secured Parties to exercise and enforce its rights and remedies hereunder in respect of such Preferred Equity Interest; and (iii) otherwise effect the purposes of this Agreement, including, without limitation and if requested by the Deal Agent, having delivered to the Deal Agent irrevocable proxies in respect of such Preferred Equity Interest.

(w) to the extent the Mortgage Loan Documents for the related Eligible Asset contain notice, cure and other provisions in favor of a pledgee of the Eligible Asset under a repurchase or warehouse facility, and without prejudice to the sale treatment of the Eligible Asset to the Purchaser or its designee, the Seller shall provide evidence to the Deal Agent that the Seller has given notice to the applicable Persons of the Deal Agent’s and the Purchaser’s or its designee’s interest in such Eligible Asset and otherwise satisfied any other applicable requirements under such pledgee provisions so that the Deal Agent and the Purchaser or its designee are entitled to receive the benefits and exercise the rights of a pledgee under the terms of such pledgee provisions contained in the related Mortgage Loan Documents;

The failure of the Seller or the Guarantor, as applicable, to satisfy any of the foregoing conditions precedent in respect of any Transaction shall, unless such failure was expressly waived in writing by the Deal Agent on or prior to the related Purchase Date, give rise to a right of the Deal Agent, which right may be exercised at any time on the demand of the Deal Agent, to rescind the related Transaction and direct the Seller to pay to the Deal Agent as agent for the Secured Parties an amount equal to the Purchase Price, the Price Differential, Breakage Costs and other amounts due in connection therewith during any such time that any of the foregoing conditions precedent were not satisfied.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.1 Representations and Warranties.

The Seller represents and warrants, as of the date of this Agreement and any Transaction hereunder and at all times while any Repurchase Document and any Transaction hereunder is in full force and effect, as follows:

(a) Organization and Good Standing. Each of the Seller and the Guarantor has been duly organized, and is validly existing as a limited liability company, with respect to each Seller, and as a corporation or limited partnership, as applicable, with respect to the Guarantor, in good standing, under the laws of the state of its organization or formation, with all requisite power and authority to own or lease its Properties and conduct its business as such business is presently conducted, and had, at all relevant times, and now has, all necessary power, authority and legal right to acquire, own, sell and pledge the Purchased Items.

(b) Due Qualification. Each of the Seller and the Guarantor is duly qualified to do business and is in good standing as a limited liability company, corporation or partnership, as applicable, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of its Property or the conduct of its business requires such qualification, licenses or approvals.

(c) Power and Authority; Due Authorization; Execution and Delivery. Each of the Seller and the Guarantor (i) has all necessary power, authority and legal right (A) to execute and deliver the Repurchase Documents to which it is a party, (B) to carry out and perform the terms of the Repurchase Documents to which it is a party, and (C)  to sell, assign and pledge the Purchased Items on the terms and conditions provided herein but subject to the terms of the Mortgage Loan Documents, and (ii) has duly authorized by all necessary corporate or limited liability company action, as applicable, (A) the execution, delivery and performance of the Repurchase Documents to which it is a party, and (B) the sale, assignment and pledge of the Purchased Items on the terms and conditions herein provided. The Repurchase Documents to which the Seller or the Guarantor is a party have been duly executed and delivered by the Seller and the Guarantor.

(d) Binding Obligation. Each of the Repurchase Documents to which each of the Seller and the Guarantor is a party constitutes a legal, valid and binding obligation of the Seller and the Guarantor, enforceable against the Seller and the Guarantor in accordance with its respective terms, except as such enforceability may be limited by Insolvency Laws and by general principles of equity (whether considered in a suit at law or in equity).

(e) No Violation or Defaults. The consummation of the transactions contemplated by the Repurchase Documents to which each of the Seller and the Guarantor is a party and the fulfillment of the terms of the Repurchase Documents will not (i) conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the Seller’s or the Guarantor’s, as applicable, Authority Documents or any material Indebtedness, Guarantee Obligation or Contractual Obligation of the Seller or the Guarantor, as applicable, (ii) result in the creation or imposition of any Lien (other than Permitted Liens) upon any of the Seller’s or the Guarantor’s Properties pursuant to the terms of any such Indebtedness, Contractual Obligation or Guarantee Obligation other than this Agreement, or (iii) violate any Applicable Law.

(f) No Proceedings. There is no litigation, proceeding or investigation pending or, to the best knowledge of the Seller or the Guarantor, threatened in writing against the Seller or the Guarantor, before any Governmental Authority (i) asserting the invalidity of the Repurchase Documents, (ii) seeking to prevent the consummation of any of the transactions contemplated by the Repurchase Documents to which the Seller or the Guarantor is a party, or (iii) seeking any determination or ruling that could reasonably be expected to have Material Adverse Effect.

(g) All Consents Required. All approvals, authorizations, consents, orders or other actions of any Person or of any Governmental Authority (if any) required for the due execution, delivery and performance by the Seller and the Guarantor of the Repurchase Documents to which each is a party (including the transfer of and the grant of a security interest in the Purchased Items) have been obtained, effected, waived or given and are in full force and effect.

(h) Bulk Sales. The execution, delivery and performance of this Agreement and the other Repurchase Documents and the transactions contemplated hereby and thereby do not require compliance with any “bulk sales” act or similar law by the Seller or the Guarantor.

(i) Solvency. None of this Agreement, any other Repurchase Document or any Transaction hereunder is entered into in contemplation of insolvency or with intent to hinder, delay or defraud any of the Seller’s or the Guarantor’s creditors. The transfer of the Purchased Items subject hereto, the obligation to repurchase such Purchased Items and the entering into of the Repurchase Documents (including the Guaranty) are not undertaken with the intent to hinder, delay or defraud any of the Seller’s or the Guarantor’s creditors. As of each Purchase Date, the Seller and the Guarantor are and will be Solvent, and the transfer and sale of the Purchased Items pursuant hereto, the obligation to repurchase such Purchased Items and the entering into of the Repurchase Documents (including the Guaranty) will not render any such party not Solvent. No petition in bankruptcy has been filed against either Seller or the Guarantor in the last ten (10) years, and neither the Seller nor the Guarantor has in the last ten (10) years made an assignment for the benefit of creditors or taken advantage of any debtor relief laws.

(j) Tax Liens. Each of the Seller and the Guarantor have timely filed returns for and, subject to the next sentence, paid all applicable federal, state, and local Taxes. The Seller and the Guarantor represents and warrants that there are no delinquent federal, state, city, county or other Taxes relating to such Person, the Purchased Items or any arrangement pursuant to which the Purchased Items are issued, except those relating to the Seller or Guarantor that are being contested by such Person, in good faith and with respect to which payment has been stayed by a court of competent jurisdiction.

(k) Exchange Act Compliance; Regulations T, U and X. None of the Transactions contemplated herein (including, without limitation, the use of the proceeds from the sale of the Purchased Items) will violate or result in a violation of Section 7 of the Exchange Act, or any regulations issued pursuant thereto, including, without limitation, Regulations T, U and X. Neither the Seller nor the Guarantor owns or intends to carry or purchase, and no proceeds from the Transactions will be used to carry or purchase, any “margin stock” within the meaning of Regulation U or to extend “purpose credit” within the meaning of Regulation U.

(l) Environmental Matters. With respect to Properties of the Seller or the Guarantor other than Purchased Assets:

(i) No Properties owned or leased by the Seller or the Guarantor and, to the knowledge of the Seller and the Guarantor, no Properties formerly owned or leased by the Seller or the Guarantor, or any Subsidiaries thereof, contain, or have previously contained, any Materials of Environmental Concern in amounts or concentrations that constitute or constituted a violation of, or reasonably could be expected to give rise to liability under, Environmental Laws;

(ii) Each of the Seller and the Guarantor is in compliance, and has in the last five (5) years (or such shorter period as the Seller and/or the Guarantor shall have been in existence) been in compliance, with all applicable Environmental Laws, and, to the knowledge of the Seller and the Guarantor, there is no violation of any Environmental Laws that reasonably could be expected to interfere with the continued operations of the Seller or the Guarantor;

(iii) Neither the Seller nor the Guarantor has received any notice of violation, alleged violation, non-compliance, liability or potential liability under any Environmental Law, nor does the Seller or the Guarantor have knowledge that any such notice will be received or is being threatened;

(iv) Materials of Environmental Concern have not been transported or disposed of by the Seller or the Guarantor (including any employee or agent of either the Seller or the Guarantor) in violation of, or in a manner or to a location that reasonably could be expected to give rise to liability under, any applicable Environmental Law, nor has any of them generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that reasonably could be expected to give rise to liability under, any applicable Environmental Law;

(v) No judicial proceedings or governmental or administrative action is pending, or, to the knowledge of the Seller or the Guarantor, threatened, under any Environmental Law to which the Seller or the Guarantor is or will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements arising out of judicial proceedings or governmental or administrative actions, outstanding under any Environmental Law to which the Seller or the Guarantor is a party;

(vi) There has been no release or, to the best knowledge of the Seller and the Guarantor, threat of release of Materials of Environmental Concern in violation of or in amounts or in a manner that reasonably could be expected to give rise to liability under any Environmental Law for which the Seller or the Guarantor may become liable; and

(vii) To the best knowledge of the Seller and the Guarantor, each of the representations and warranties set forth in the preceding clauses (i) through (vi) is true and correct with respect to each parcel of real property owned or operated by the Seller or the Guarantor.

(m) Security Interest.

(i) This Agreement and the other Repurchase Documents constitute a valid transfer to the Purchaser or its designee of all right, title and interest of the Seller in, to and under all Purchased Items, free and clear of any Lien of any Person claiming through or under the Seller, the Guarantor, the Pledgor or any of their Affiliates, except for Permitted Liens and the Seller’s repurchase rights described herein, and is enforceable against creditors of and purchasers from the Seller. If the conveyances contemplated by this Agreement are determined to be transfers for security, then this Agreement constitutes a grant of a security interest in all Purchased Items to the Deal Agent as agent for the Secured Parties, that, upon the delivery of the Confirmations, the Assignments and Mortgage Asset Files to the Custodian and the filing of the financing statements described in Subsection 3.1(c), shall be a first priority perfected security interest in all Purchased Items to the extent such Purchased Items can be perfected by possession, by filing or control, subject only to Permitted Liens. Neither the Seller nor any Person claiming through or under the Seller shall have any claim to or interest in the Collection Account or the Securities Account, except for the interest of the Seller in such property as a debtor for purposes of the UCC;

(ii) Other than the Lien and transfers contemplated hereunder, the Seller has not sold, assigned, pledged, encumbered or otherwise conveyed any of the Purchased Items to any Person, and, immediately prior to the sale to the Purchaser or its designee, the Seller was the sole owner of such Purchased Items, and the Seller owns and has good and marketable title to the Purchased Items free and clear of any Lien (other than Permitted Liens);

(iii) The Seller has received all consents and approvals, if any, required by the terms of any Purchased Items to the sale and granting of a security interest in the Purchased Items hereunder to the Deal Agent as agent for the Secured Parties;

(iv) Upon execution and delivery of the Account Agreement and the Securities Account Agreement, the Purchaser or its designee shall either be the owner of, or have a valid and fully perfected first priority security interest in, the Collection Account and the Securities Account and the securities, deposits, investment property and other Purchased Items contained therein;

(v) The Seller has not authorized the filing of and is not aware of any financing statements against the Seller as debtor that include a description of collateral covering the Purchased Items other than any financing statement (A) that has been terminated, or (B) granted pursuant to this Agreement. The Seller is not aware of the filing of any judgment or tax Lien filings against the Seller;

(vi) None of the Mortgage Loan Documents has any marks or notations indicating that it has been pledged, assigned or otherwise conveyed to any Person other than the Deal Agent as agent for the Secured Parties.

(n) Tradenames. The exact legal name of each of the Seller is set forth on the signature pages to this Agreement. The Seller has no trade names, fictitious names, assumed names or “doing business as” names or other names under which it has done or is doing business.

(o) Value Given. The Seller shall have given reasonably equivalent value to each Transferor in consideration for the transfer to the Seller of the Purchased Items under the applicable Purchase Agreement, no such transfer shall have been made for or on account of an antecedent debt owed by the Transferor thereunder to the Seller, and no such transfer is or may be voidable or subject to avoidance under any section of the Bankruptcy Code.

(p) Certain Tax Matters. Each of the Seller and the Guarantor represents, warrants, acknowledges and agrees, that it does not intend to treat any Transaction or any related transactions hereunder as being a “reportable transaction” (within the meaning of United States Treasury Department Regulation Section 1.6011-4). In the event that the Seller or the Guarantor determines to take any action inconsistent with such intention, it will promptly notify the Deal Agent. If the Seller or the Guarantor so notifies the Deal Agent, the Seller or Guarantor, as applicable, acknowledges and agrees that the Deal Agent, the Purchaser and each Affected Party may treat each Transaction as part of a transaction that is subject to United States Treasury Department Regulation Section 301.6112-1, and the Deal Agent will maintain the lists and other records required by such Treasury Regulation.

(q) Compliance with Anti-Terrorism Laws. Neither the Seller, the Guarantor nor the Pledgor (i) is or will be in violation of any Anti-Terrorism Law, (ii) is or will be a Prohibited Person, (iii) conducts any business or engages in any transaction or dealing with any Prohibited Person, including the making or receiving any contribution of funds, goods or services to or for the benefit of any Prohibited Person, (iv) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224, (v) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law, (vi) has more than 10% of its assets in a Prohibited Person or derives more than 10% of its operating income from direct or indirect investments in, or transactions with, any Prohibited Person, and (vii) engages in or will engage in any of the foregoing activities in the future. To the extent applicable, each of the Seller, the Guarantor and the Pledgor has established an adequate anti-money laundering compliance program as required by the Anti-Terrorism Laws, has conducted the requisite due diligence in connection with the origination or acquisition of each Mortgage Asset and each Purchased Asset for purposes of the Anti-Terrorism Laws, including with respect to the legitimacy of the applicable Borrower and the origin of the assets used by the said Borrower to purchase the property in question, and maintains, and will maintain, sufficient information to identify the applicable Borrower for purposes of the Anti-Terrorism Laws. No Mortgage Asset or Purchased Asset is subject to nullification pursuant to any Anti-Terrorism Law, no Mortgage Asset is in violation of any Anti-Terrorism Law, and no Borrower is in violation of or adversely affected by the provisions of any Anti-Terrorism Law nor listed as a Prohibited Person. The proceeds of any Purchase Price have not been used and shall not be used to fund any operations in, finance any investments or activities in or make any payments to a Prohibited Person.

(r) Compliance with FCPA. Each of the Seller, the Guarantor and the Pledgor are in compliance with the Foreign Corrupt Practices Act, 15 U.S.C. §§ 78dd-1, et seq., and any foreign counterpart thereto. Neither the Seller, the Guarantor nor the Pledgor has made a payment, offering or promise to pay, or authorized the payment of, money or anything of value (a) in order to assist in obtaining or retaining business for or with, or directing business to, any foreign official, foreign political party, party official or candidate for foreign political office, (b) to a foreign official, foreign political party or party official or any candidate for foreign political office, and (c) with the intent to induce the recipient to misuse his or her official position to direct business wrongfully to such Seller, the Guarantor, the Pledgor or to any other Person, in violation of the Foreign Corrupt Practices Act, 15 U.S.C. §§ 78dd-1, et seq.

(s) Investment Company Act. Neither of the Seller nor the Guarantor is required to register as or is controlled by an entity required to register as an “investment company” within the meaning of the 40 Act.

(t) ERISA Compliance. (A) Neither the Seller nor Guarantor has established nor maintained any Plan; and (B) each of Seller and Guarantor either (1) qualifies as an Operating Company; (2) complies with an exception set forth in the Plan Asset Regulations such that the assets of such Person would not be subject to Title I of ERISA or Section 4975 of the Internal Revenue Code; or (3) does not hold any Plan Assets that are subject to ERISA.

(u) Compliance. Each of the Seller and the Guarantor has complied in all material respects (i) with all Applicable Laws to which it may be subject, and no Purchased Item contravenes any Applicable Laws (including, without limitation, laws, rules and regulations relating to licensing, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and (ii) all Contractual Obligations, Indebtedness and Guarantee Obligations.

(v) Income. The Seller acknowledges that all Income received by it or its Affiliates and the Servicers and PSA Servicers with respect to the Purchased Items sold hereunder are held in trust and shall be held in trust for the benefit of the Deal Agent as agent for the Secured Parties until deposited into the Collection Account as required herein.

(w) Set-Off, etc. No Purchased Item has been compromised, adjusted, extended, satisfied, subordinated, rescinded, set-off or modified by the Seller, the Guarantor or any Affiliate of the foregoing, and no Purchased Item is subject to compromise, adjustment, extension (except as set forth in the related Mortgage Asset File), satisfaction, subordination, rescission, set-off, counterclaim, defense, abatement, suspension, deferment, deduction, reduction, termination or modification, whether arising out of transactions concerning the Purchased Item or otherwise, by the Seller, the Guarantor or any Affiliate of the foregoing, except for amendments to such Purchased Items otherwise permitted under Subsection 6.5(c) of this Agreement.

(x) Full Payment. The Seller or the Guarantor has knowledge of any fact that should lead it to expect that any Purchased Asset will not be paid in full.

(y) Ongoing Representations. On the Purchase Date for each Transaction and on each day that a Purchased Asset remains subject to this Agreement, the Seller shall be deemed to restate and make each of the representations and warranties made by it in this Section 4.1 of this Agreement.

(z) Eligibility of Purchased Assets. With respect to each Purchased Asset, to the Seller’s actual knowledge, except as disclosed to the Deal Agent, the Seller is not aware of any material exception to or non-compliance with the eligibility criteria set forth on Schedule 1 to this Agreement applicable to such Purchased Asset.

(aa) Acting as Principal. The Seller will engage in such Transactions as principal, or, if agreed in writing in advance of any Transaction by the Deal Agent, as agent for a disclosed principal.

(bb) No Broker. Neither the Seller, the Guarantor nor any Affiliate of the foregoing has dealt with any broker, investment banker, agent or other Person, except for the Deal Agent or the Purchaser (or an Affiliate of the Deal Agent or the Purchaser), who may be entitled to any commission or compensation in connection with the sale of Purchased Assets pursuant to this Agreement.

(cc) Ability to Perform. Neither the Seller nor the Guarantor believes, nor do they have any reason or cause to believe, that it cannot perform each and every agreement and covenant contained in the Repurchase Documents applicable to it and to which it is a party.

(dd) No Event of Default. No Default or Event of Default has occurred and is continuing hereunder.

(ee) Financial Condition. The audited consolidated balance sheet of NorthStar and its Consolidated Subsidiaries as of the fiscal year ending December 31, 2006 provided to the Deal Agent and the related audited consolidated statements of income and retained earnings and of cash flows for the year then ended, setting forth in each case in comparative form the figures for the previous year, reported on without a “going concern” or like qualification arising out of the scope of the audit conducted by Grant Thornton, copies of which have heretofore been furnished to the Deal Agent, are complete and correct and present fairly in all material respects the consolidated financial condition of NorthStar and its Consolidated Subsidiaries of the foregoing as of such date, and the consolidated results of their operations and their consolidated cash flows for the fiscal year then ended. All such financial statements, including the related schedules and notes thereto (if any), have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as disclosed therein). Neither NorthStar nor any of its Consolidated Subsidiaries had, as of the date of the most recent balance sheet referred to above, any material contingent liability or liability for taxes, or any long term lease or unusual forward or long term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction or other financial derivative, that is not reflected in the foregoing statements or in the notes thereto. Except as otherwise disclosed publicly, during the period from December 31, 2006 to and including the date hereof, there has been no sale, transfer or other disposition by the Seller, the Guarantor or any Consolidated Subsidiaries of the foregoing of any material part of their business or Property and no purchase or other acquisition of any business or Property (including any Equity Interest of any other Person) material in relation to the consolidated financial condition of the Seller, the Guarantor or any Consolidated Subsidiaries of the foregoing on the date hereof.

(ff) Servicing Agreements. The Seller has delivered to the Deal Agent all Servicing Agreements and all Pooling and Servicing Agreements with respect to the Purchased Assets, and, to the best of the Seller’s knowledge, no material default or event of default exists thereunder.

(gg) True and Complete Disclosure. Each of the Seller and the Guarantor represents and warrants that the information, reports, financial statements, exhibits and schedules furnished in writing by or on behalf of the Seller or the Guarantor to the Deal Agent, the Purchaser or the other Affected Parties in connection with the negotiation, preparation or delivery of this Agreement and the other Repurchase Documents or included herein or therein or delivered pursuant hereto or thereto, when taken as a whole, do not contain any untrue statement of material fact or knowingly omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. There is no fact known to the Seller or the Guarantor, after due inquiry, that would reasonably be expected to have a Material Adverse Effect that has not been disclosed herein or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to the Deal Agent, the Purchaser or the other Affected Parties for use in connection with the transactions contemplated hereby or thereby. All written information furnished after the date hereof by or on behalf of the Seller or the Guarantor to the Deal Agent, the Purchaser or the other Affected Parties in connection with this Agreement or the other Repurchase Documents and the transactions contemplated hereby and thereby will be true, complete and accurate in all material respects, or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified.

(hh) No Reliance. Each of the Seller and the Guarantor has made its own independent decisions to enter into the Repurchase Documents and each Transaction and as to whether such Transaction is appropriate and proper for it based upon its own judgment and upon advice from such advisors (including, without limitation, legal counsel and accountants) as it has deemed necessary. Each of the Seller and the Guarantor is not relying upon any advice from the Deal Agent, the Purchaser or any Affected Party as to any aspect of the Transactions, including, without limitation, the legal, accounting or tax treatment of such Transactions.

(ii) Seller’s Indebtedness. The Seller has no Indebtedness or Contractual Obligations other than (i) ordinary trade payables, (ii) in connection with Mortgage Assets originated or acquired for this Facility, (iii) the Repurchase Documents and (ivii) the Wachovia Repurchase Facility. The Seller has no Guarantee Obligations.

(jj) Insurance. Each of the Seller and the Guarantor has and maintains, with respect to its Properties and business, insurance which meets the requirements of Subsection 5.1(y) of this Agreement. In addition, the Seller shall maintain the insurance required by Section 5.7 of the Custodial Agreement.

(kk) Purchased Assets. (i) There are no outstanding rights, options, warrants or agreements for the purchase, sale or issuance of the Purchased Assets created by, through, or as a result of the Seller’s or the Guarantor’s actions or inactions; (ii) there are no agreements on the part of the Seller or the Guarantor to issue, sell or distribute the Purchased Assets, other than this Agreement, and (iii) other than this Agreement, the Seller has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any securities or any interest therein or to pay any dividend or make any distribution in respect of the Purchased Assets.

(ll) Subsidiaries. The Seller is a Subsidiary of the Guarantor. The Seller does not have any Subsidiaries.

(mm) Separateness. As of the date hereof, the Seller (i) owns no assets, and does not engage in any business, other than the assets and transactions intended to be transferred to the Purchaser or its designee under this Agreement; (ii) has not incurred any indebtedness or obligation, secured or unsecured, direct or indirect, absolute or contingent (including guaranteeing any obligation), other than (A) with respect to Retained Interests, (B) commitments to make loans which may become Eligible Assets, and (C) as permitted herein; (iii) has not made any loans or advances to any Affiliate other than loans to the Guarantor that have been disclosed in writing to and approved in writing by the Deal Agent, and has not acquired obligations or securities of its Affiliates; (iv) has paid its debts and liabilities (including, as applicable, shared personnel and overhead expenses) only from its own assets; (v) complies with the provisions of its organizational documents; (vi) does all things necessary to observe organizational formalities and to preserve its existence, and has not amended, modified or otherwise changed its Authority Documents other than as the same have been heretofore amended, or suffered same to be amended, modified or otherwise changed other than as the same have been heretofore amended; (vii) maintains all of its books, records, financial statements and bank accounts separate from those of its Affiliates (except that such financial statements may be consolidated to the extent consolidation is required under GAAP consistently applied or as a matter of Applicable Law); (viii) is, and at all times holds itself out to the public as, a legal entity separate and distinct from any other entity (including any Affiliate), corrects any known misunderstanding regarding its status as a separate entity, conducts business in its own name, and does not identify itself or any of its Affiliates as a division or part of the other; (ix) maintains adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations; (x) does not engage in or suffer any direct change of ownership, dissolution, winding up, liquidation, consolidation or merger in whole or in part; (xi) does not commingle its funds or other assets with those of any Affiliate or any other Person; (xii) maintains its accounts separately from those of any Affiliate or any other Person; (xiii) does not hold itself out to be responsible for the debts or obligations of any other Person; (xiv) has not (A) filed or consented to the filing of any Insolvency Proceeding with respect to the Seller, instituted any proceedings under any applicable Insolvency Law or otherwise sought any relief under any laws relating to the relief from debts or the protection of debtors generally with respect to the Seller, (B) sought or consented to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for the Seller or a substantial portion of its properties or (C) made any assignment for the benefit of the Seller’s creditors; (xv) has at least one (1) Independent Director or such greater number as required by the Deal Agent or any Rating Agency; (xvi) maintains an arm’s length relationship with its Affiliates; (xvii) uses separate stationary, invoices and checks; and (xviii) allocates fairly and reasonably any overhead for shared office space.

(nn) No Defenses. To the actual knowledge of the Seller and the Guarantor, there are no defenses, offsets, counterclaims, abatements, rights of rescission or other claims, legal or equitable, available to the Seller or the Guarantor or any other Person with respect to this Agreement, the Engagement Letter, the Repurchase Documents, any other instrument, document and/or agreement described herein or therein (including, without limitation, the validity or enforceability of any of the foregoing) or with respect to the obligation of the Seller and the Guarantor to repay the Aggregate Unpaids and other amounts due hereunder.

(oo) REIT Status. Subject to Subsection 5.1(kk) to the Agreement, NorthStar qualifies as a REIT.

(pp) Financial Statements. Each of the Seller and the Guarantor represents and warrants that, since the date of the financial statements heretofore most recently delivered by such Person (which such Person represents and warrants to be the most recent financial statement), there has been no development or event (or prospective development or event), that would constitute a Material Adverse Effect.

(qq) Interest Rate Protection Agreements. Each of the Seller and the Guarantor represents and warrants that no “default” has occurred or is continuing under any Interest Rate Protection Agreement.

(rr) Assignments. The Assignments do not violate any provisions of the underlying Mortgage Loan Documents, such documents do not contain any express or implied prohibitions on sales or assignments of the Purchased Assets to national banks, and such agreements are valid, binding and enforceable against the Seller.

ARTICLE V

COVENANTS

Section 5.1 Covenants.

(a) Compliance with Laws and Contractual Obligations. The Seller and the Guarantor shall comply in all material respects with all Applicable Laws (including Environmental Laws), including those with respect to the Purchased Assets or any part thereof, and shall comply, and perform all duties and obligations under, all Contractual Obligations, Indebtedness and Guarantee Obligations (including, without limitation, its duties and obligations under the Mortgage Loan Documents). No part of the proceeds of any Transaction shall be used for any purpose which violates, or would be inconsistent with, the provisions of Regulation T, U or X.

(b) Corporate Existence. The Seller and the Guarantor shall continue to engage in business of the same general type as now conducted by it and shall preserve and maintain its company existence, rights, franchises and privileges in the jurisdiction of its formation and will qualify and remain qualified in good standing as a corporation or other entity in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification has had, or could reasonably be expected to have, a Material Adverse Effect.

(c) Performance and Compliance with Purchased Assets. The Seller will, at its expense, timely and fully perform and comply (or as applicable cause the Transferors, Servicers and PSA Servicers to perform and comply) with all provisions, covenants, duties, agreements, obligations and other promises required to be observed under the Purchased Items, all other agreements related to such Purchased Items, including the Mortgage Loan Documents, and the Retained Interests.

(d) Keeping of Records and Books of Account. Subject to the Seller’s document retention policy, the Seller will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing the Purchased Items in the event of the destruction of the originals thereof) and will keep and maintain all documents, books, records and other information reasonably necessary or advisable in which complete entries are made in accordance with GAAP and Applicable Laws.

(e) Delivery of Income. The Seller will deposit and cause all Servicers and other applicable Persons to deposit all Income received in respect of the Purchased Items into the Collection Account within two (2) Business Days of receipt thereof. The Seller shall instruct all PSA Servicers and other applicable Persons under the Pooling and Servicing Agreements to deposit into the Collection Account within two (2) Business Days of the date the PSA Servicer is obligated to disburse the same under the Pooling and Servicing Agreements all Income in respect of the Purchased Items and the Seller shall take reasonable steps necessary to enforce such instructions. The Seller will instruct the Swap Counterparty under the Swap Documents and all other counterparties under other Interest Rate Protection Agreements to deposit any payments due to the Seller from time to time under the Swap Documents and the other Interest Rate Protection Agreements into the Collection Account within two (2) Business Days of the date such Person is obligated to disburse same and the Seller shall take reasonable steps to enforce such instructions. Furthermore, the Seller shall remit or cause to be remitted to the Deal Agent via Electronic Transmission sufficient detail to enable the Deal Agent to appropriately identify the Purchased Asset to which any full or partial principal payment or prepayment applies.

(f) Notices. The Seller and the Guarantor will furnish written notice to the Deal Agent and the Swap Counterparty with respect to the following:

(i) Representations. Promptly upon notice or knowledge thereof, notice of (A) any representation or warranty set forth in Section 4.1 of this Agreement was incorrect at the time it was given or deemed to have been given or (B) any eligibility criteria set forth in Schedule 1 to this Agreement is or was not satisfied in any material respect at any time;

(ii) Covenants. Promptly upon notice or knowledge thereof, notice of any material default with respect to any covenant, duty or agreement of the Seller, the Guarantor or the Pledgor under any Repurchase Document;

(iii) Material Events. Promptly upon becoming aware thereof, notice of any material change in the Asset Value of any Purchased Asset, any material change in the market value of any or all of the Seller’s or Guarantor’s assets or any other event or circumstance that, in the reasonable judgment of the Seller or the Guarantor, is likely to have a Material Adverse Effect;

(iv) Event of Default. The Seller and the Guarantor shall immediately notify the Deal Agent upon the Seller or the Guarantor becoming aware of any event which would constitute a Default or an Event of Default;

(v) Casualty. With respect to any Purchased Asset hereunder, promptly upon notice or knowledge thereof that the Underlying Mortgaged Property has been damaged by waste, fire, earthquake or earth movement, flood, tornado or other casualty, or otherwise damaged so as to affect materially and adversely the Asset Value of such Purchased Asset;

(vi) Liens. Promptly upon notice or knowledge of any Lien or security interest on, or claim asserted against, any Purchased Asset or the Pledged Collateral other than Permitted Liens;

(vii) Defaults. Promptly upon notice or knowledge thereof, notice of (A) any material default (beyond any applicable notice and cure period) related to any Purchased Items or the Mortgage Loan Documents, or (B) any default (beyond any applicable notice and cure period) under any Contractual Obligation, Indebtedness or Guarantee Obligation of the Seller or the Guarantor, which, if not cured, could reasonably be expected to have a Material Adverse Effect;

(viii) Servicers. Promptly upon notice or knowledge thereof, notice of the resignation or termination of any Servicer under any Servicing Agreement with respect to any Purchased Items or any PSA Servicer under a Pooling and Servicing Agreement;

(ix) Losses. Promptly upon notice or knowledge thereof, notice of any loss or expected loss in respect of any Purchased Item, or any other event or change in circumstances or expected event or change in circumstances that could be reasonably be expected to result in a material decline in value or cash flow of any Purchased Item or any Underlying Mortgaged Property;

(x) [Reserved]; and

(xi) Proceedings. As soon as possible and in any event within five (5) Business Days after the Seller or the Guarantor receives notice or obtains knowledge thereof, notice of any settlement of, material judgment (including a material judgment with respect to the liability phase of a bifurcated trial) in or commencement of any labor controversy (of a material nature), litigation, action, suit, arbitration or proceeding before any court or governmental department, commission, board, bureau, agency, arbitrator, investigation or instrumentality, domestic or foreign, affecting (A) the Purchased Items, (B) the Repurchase Documents, (C) the Purchaser’s interest in the Purchased Items, or (D) the Seller or the Guarantor and, with respect to this clause (D) only, the amount in controversy exceeds $250,000 with respect to the Seller and/or $1,000,000 with respect to the Guarantor.

Each notice pursuant to this Subsection 5.1(f) shall be accompanied by an Officer’s Certificate from the Seller and/or the Guarantor, as applicable, setting forth details of the occurrence referred to therein and stating what action the Seller or the Guarantor has taken or proposes to take with respect thereto.

(g) Purchased Items Not to be Evidenced by Instruments. Neither the Seller nor the Guarantor will take any action to cause any Purchased Item that is not, as of the applicable Purchase Date, evidenced by an Instrument to be so evidenced except in connection with the enforcement or collection of such Purchased Items.

(h) Limitations on Liens. Without the prior written consent of the Deal Agent, the Seller will not: (i) except in connection with the sale of any Purchased Asset in the ordinary course of business prior to an Event of Default, assign, sell, transfer, pledge, grant, create, incur, assume or suffer or permit to exist any security interest in or Lien on any of the Purchased Items to anyone except the Deal Agent as agent for the Secured Parties, (ii) permit any financing statement (except any financing statements in favor of the Deal Agent as agent for the Secured Parties) or assignment (except for any assignments in favor of the Deal Agent as agent for the Secured Parties) to be on file in any public office with respect thereto, (iii) permit or suffer to exist any Lien or right of others to attach to any of the Purchased Items (or any portion thereof), except as contemplated by this Agreement, or (iv) consent to any amendment or supplement to the Mortgage Loan Documents pursuant to which the Purchased Assets were issued or created that would materially and adversely affect the interests of the Deal Agent or the Secured Parties hereunder or with respect to the Purchased Items without the prior written consent of Deal Agent or (v) sell, pledge, transfer, assign, participate or grant a Lien on its interest under the Repurchase Documents or the Purchased Items.

(i) Lien Covenants. With respect to each Purchased Item acquired by the Purchaser or its designee, the Seller will (i) take all action reasonably requested by the Deal Agent to perfect, protect and more fully evidence the Purchaser’s or its designee’s ownership of and first priority perfected security interest in such Purchased Item, including, without limitation, executing or causing to be executed such other instruments or notices as may be necessary or appropriate and (ii) taking all additional action that the Deal Agent may reasonably request to perfect, protect and more fully evidence the respective interests of the parties to this Agreement and the Repurchase Documents in such Purchased Items. Immediately upon notice to the Seller of a Lien or any circumstance which, if adversely determined would be reasonably likely to give rise to a Lien (other than in favor of the Deal Agent as agent for the Secured Parties or created by or through the Purchaser or the Deal Agent), on any of the Purchased Items, the Seller shall notify the Deal Agent and the Seller shall further defend the Purchased Items against, and will take such other action as is necessary to remove, any Lien or claim on or to the Purchased Items (other than any Lien created under this Agreement), and the Seller will defend the right, title and interest of the Deal Agent as agent for the Secured Parties and the Purchaser in and to any of the Purchased Items against the claims and demands of all Persons whomsoever.

(j) Deposits. The Seller will not deposit or otherwise credit, or cause or permit to be so deposited or credited, to the Collection Account cash or cash proceeds other than Income in respect of Purchased Items. The Seller will not deposit or otherwise credit, or cause or permit to be so deposited or credited, to the Securities Account any item except uncertificated CMBS Securities that are Purchased Assets and all cash, property, proceeds, securities or investment property with respect to such Purchased Assets. The Seller shall perform all of its obligations under the Account Control Agreement and Securities Account Control Agreement.

(k) Change of Name or Location of Asset Files. The Seller shall not (i) change its name, organizational number, identity, structure or jurisdiction of formation, move the location of its principal place of business and chief executive office, or change the offices where it keeps the records (as defined in the UCC) from the location referred to in on the signature page to this Agreement, or (ii) move, or consent to the Custodian moving, the Mortgage Asset Files from the location thereof on the Closing Date, unless the Seller has given at least thirty (30) days’ prior written notice to the Deal Agent and its counsel.

(l) Exceptions. The Seller shall promptly correct any and all Exceptions set forth on any Asset Schedule and Exception Report to the extent same are able to be cured by the Seller in a commercially reasonable manner.

(m) ERISA Matters. Each of the Seller and the Guarantor will not without the prior approval of the Deal Agent, establish or maintain any Plan, nor take any action that would (i) cause it to fail to qualify as an Operating Company or (ii) cause it to fail to otherwise meet an exception under the Plan Asset Regulations which would prevent the assets of such Person from being subject to Title I of ERISA or Section 4975 of the Code.

(n) Purchase Agreements; Servicing Agreements. The Seller or the Guarantor will not materially amend, modify, waive or terminate any provision of any Purchase Agreement, Servicing Agreement or Pooling and Servicing Agreement without the prior written consent of the Deal Agent, which consent shall not be unreasonably withheld.

(o) Compliance with Anti-Terrorism Laws. The Seller, the Guarantor and the Pledgor shall comply with all applicable Anti-Terrorism Laws. The Seller shall conduct the requisite due diligence in connection with the origination or acquisition of each Mortgage Asset for purposes of complying with the Anti-Terrorism Laws, including with respect to the legitimacy of the applicable Borrower, obligor or account debtor and the origin of the assets used by the said Borrower, obligor or account debtor to purchase the property in question, and will maintain sufficient information to identify the applicable Borrower, obligor or account debtor for purposes of the Anti-Terrorism Laws. Neither the Seller, the Guarantor nor the Pledgor shall engage in any conduct described in Subsections 4.1(q) and (r). The Seller, the Guarantor and the Pledgor shall, upon the request of the Deal Agent from time to time, provide certification and other evidence of the Seller’s, the Guarantor’s and the Pledgor’s compliance with this Subsection 5.1(o).

(p) Financial Statements. The Seller and the Guarantor shall deliver to the Deal Agent:

(i) as soon as available, and in any event within forty-five (45) calendar days after the end of the first three fiscal quarters of the Seller and the Guarantor, the unaudited consolidated balance sheets for the Seller and the Guarantor as at the end of such period and the related unaudited consolidated statements of income and retained earnings and of cash flows for the Seller and the Guarantor for such period and the portion of the fiscal year through the end of such period, accompanied by an Officer’s Certificate from the Seller and the Guarantor, which certificate shall state that said consolidated financial statements fairly present in all material respects the consolidated financial condition and results of operations of the Seller or the Guarantor, as applicable, in accordance with GAAP, consistently applied, as at the end of, and for, such period (subject to normal year-end adjustments);

(ii) as soon as available, and in any event within ninety (90) days after the end of each fiscal year of the Seller and the Guarantor, the audited (in the case of the Guarantor only) or the signed (in the case of the Seller only) consolidated balance sheets of the Seller and the Guarantor, as applicable, as at the end of such fiscal year and the related consolidated statements of income and retained earnings and of cash flows for the Seller and the Guarantor for such year, and, in the case of the Guarantor only, setting forth in each case in comparative form the figures for the previous year, accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall not be qualified as to scope of audit or going concern and shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of the Guarantor as at the end of, and for, such fiscal year in accordance with GAAP;

(iii) with respect to each Purchased Asset, if provided to the Seller, the Guarantor or any Servicer or PSA Servicer by any Borrower under any Purchased Asset, as soon as available, but in any event not later than forty-five (45) days after the end of each fiscal quarter of the Seller, the operating statement and rent roll for each Underlying Mortgaged Property; provided, however, the Deal Agent reserves the right in its discretion to request such information on a monthly basis (to be provided no later than thirty (30) days after the end of each month) but the Seller’s failure to obtain such information shall not be a breach of this covenant provided the related Purchased Asset with respect to which information was not provided is included in the Facility for less than six (6) months;

(iv) with respect to each Purchased Asset, if provided to the Seller or the Guarantor by any Borrower under any Purchased Asset, as soon as available, but in any event not later than thirty (30) days after receipt thereof, the annual balance sheet with respect to such Borrower;

(v) with respect to each Purchased Asset, as soon as available but in any event not later than thirty (30) days after receipt thereof, (A) the related monthly securitization report, if any, and any other reports delivered under the Pooling and Servicing Agreements to the Seller or the Guarantor, if any, and, (B) within forty-five (45) days after the end of each quarter, a copy of the standard monthly exception report (if any), prepared by the Seller in the ordinary course of its business in respect of the related Purchased Asset or Underlying Mortgaged Property; and

(vi) from time to time such other information regarding the financial condition, operations or business of the Seller and the Guarantor as the Deal Agent may reasonably request.

All such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein); provided, that any financial statements delivered by the Seller or the Guarantor with respect to any Borrower under any Underlying Mortgage Loan shall be delivered to the Deal Agent in the form received by the Seller or the Guarantor.

(q) Certificates; Other Information. The Seller and the Guarantor shall furnish to the Deal Agent:

(i) (A) concurrently with the delivery of the annual financial statements referred to in Subsection 5.1(p) above, a certification from the independent certified public accountant reporting on such financial statements stating that, in making the examination necessary therefore, no information was obtained of any Defaults or Events of Default except as specified in such certificate, and (B) concurrently with the delivery of the financial statements referred to in Subsection 5.1(p) above and in connection with the delivery of each Confirmation, a Compliance Certificate from a Responsible Officer of the Seller and the Guarantor, which Compliance Certificate shall, among other things, describe in detail, on a quarterly basis, the calculations supporting the Responsible Officer’s certification of the Seller’s and NorthStar’s compliance with the Financial Covenants;

(ii) (A) within thirty (30) days of the end of each calendar quarter, the Seller shall provide the Deal Agent with a quarterly report, which report shall include, among other items, a summary of the Seller’s delinquency and loss experience with respect to Purchased Assets serviced by the Seller, any Servicer, any PSA Servicer or any designee of the foregoing, the Seller’s internal risk rating, the Seller’s and any Servicer’s or PSA Servicer’s surveillance reports on the Purchased Assets, and the operating statements, occupancy status and other property level information with respect to each Purchased Asset, (B) within ten (10) days of receipt thereof by the Seller, any Servicer or PSA Servicer, any remittance reports with respect to the servicing of any Purchased Items and (C) promptly, any such additional reports as the Deal Agent may reasonably request with respect to the Seller, any Servicer or PSA Servicer servicing the portfolio, or pending originations of Mortgage Assets;

(iii) no later than the fifteenth (15th) day of each month, with respect to each Purchased Asset, a Purchased Asset Data Summary, substantially in the form of Exhibit IX (“Purchased Asset Data Summary”), properly completed;

(iv) the Seller shall promptly deliver or cause to be delivered to the Deal Agent (i) any report or material notice received by the Seller from any Borrower or obligor under the Purchased Items promptly following receipt thereof and (ii) any other such document or information relating to the Purchased Items as the Deal Agent may reasonably request in writing from time to time;

(v) promptly, any modifications or additions to the items contained in the Underwriting Package; and

(vi) promptly, such additional financial and other information as the Deal Agent may from time to time reasonably request.

(r) Prohibition of Fundamental Changes. The Seller or the Guarantor shall not enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation, winding up or dissolution) or sell all or substantially all of its assets; provided, however, that the Seller or the Guarantor may merge or consolidate with (i) any wholly owned Subsidiary of such Person, or (ii) any other Person if (A) the Seller or the Guarantor is the surviving corporation or (B) if the surviving entity is not in the Deal Agent’s reasonable opinion materially weaker in its financial condition (in the aggregate) than the prior entities pre-merger or pre-consolidation; provided, that, (x) if after giving effect thereto, no Event of Default would exist hereunder, (y) if such merger or consolidation would adversely affect the Swap Counterparty, the Swap Counterparty has consented thereto, and (z) the new entity (if any) assumes the obligations, liabilities and Indebtedness under the Repurchase Documents and the Swap Documents.

(s) Transactions with Affiliates. The Seller may enter into any transaction with an Affiliate, provided that such transaction is upon fair and reasonable terms no less favorable to the Seller than it would obtain in a comparable arm’s length transaction with a Person that is not an Affiliate; provided, however, that in no event shall the Seller transfer to the Purchaser or its designee hereunder any Eligible Asset acquired by the Seller from an Affiliate of the Seller unless the Seller shall have delivered a certified copy of the related Purchase Agreement and, if requested by the Deal Agent in its reasonable discretion, a True Sale Opinion has been delivered to the Deal Agent prior to such sale.

(t) Sub-Limit. The Seller shall not sell to the Purchaser or its designee any Eligible Asset if, after giving effect to such Transaction, a Sub-Limit would be exceeded, unless waived in advance in writing by the Deal Agent in its discretion.

(u) Limitation on Distributions. The Seller or the Guarantor shall not declare or make any payment on account of, or set apart assets for, a sinking or other analogous fund for the purchase, redemption, defeasance, retirement or other acquisition of any equity or partnership interest of the Seller or the Guarantor, as applicable, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Seller or the Guarantor, as applicable, except that the Seller and the Guarantor, as applicable, each may declare and pay dividends in accordance with its respective Authority Documents, and without restriction as to amount, so long as, in the case of the Seller and the Guarantor, (i) no Default or Event of Default shall have occurred, (ii) no Margin Deficit is outstanding and (iii) the distribution of such funds will not violate any Financial Covenant. Notwithstanding the preceding sentence and irrespective of the occurrence of the events described in clauses (i), (ii) or (iii) of the immediately preceding sentence, the Guarantor may at all times pay dividends either (A) as required by Applicable Law to maintain its REIT status and/or (B) to its preferred equity holders.

(v) Financial Covenants.

(i) Maintenance of Liquidity. For each Test Period, NorthStar shall not permit its Liquidity for such Test Period to be less than $15,000,000, at least $7,500,000 of which shall consist of cash or Cash Equivalents.

(ii) Maintenance of Tangible Net Worth. For each Test Period, NorthStar shall not permit NorthStar’s and its Consolidated Subsidiaries’ Tangible Net Worth at any time to be less than the sum of (A) $750,000,000 plus (B) an amount equal to 75% of the aggregate net proceeds after costs and expenses received by NorthStar or any Consolidated Subsidiaries of NorthStar in connection with the offering or issuance of any Equity Interest of NorthStar or any Consolidated Subsidiaries of NorthStar (in each case only to the extent such Equity Interests would be included in Tangible Net Worth) after the Closing Date.

(iii) Interest Coverage. For each Test Period, the Sellers shall not permit the ratio of (A) the sum of Consolidated Adjusted EBITDA for all Sellers for such Test Period to (B) Interest Expense for all Sellers for such Test Period to be less than 1:5 to 1:0.

(iv) Leverage Ratio. For each Test Period, NorthStar shall not permit the ratio of (A) NorthStar’s and its Consolidated Subsidiaries’ Adjusted Total Liabilities to (B) NorthStar’s and its Consolidated Subsidiaries’ Adjusted Total Assets to exceed 0.90 to 1.00.

(v) Recourse Debt Ratio. For each Test Period, NorthStar shall not permit the ratio of (A) NorthStar’s and its Consolidated Subsidiaries’ Indebtedness (excluding Non-Recourse Indebtedness, borrowings under the Unsecured Credit Facility and Trust Preferred Securities) to (B) Adjusted Total Assets of NorthStar and its Consolidated Subsidiaries to exceed .10 to 1.00.

(vi) Fixed Charge Coverage. For each Test Period, NorthStar shall maintain a minimum Fixed Charge Coverage Ratio of 1.3x.

(w) Extension or Amendment of Purchased Items. The Seller shall not, except as otherwise permitted in Subsection 6.5(c) of this Agreement, extend, amend, waive or otherwise modify, or permit any Servicer or PSA Servicer to extend, amend, waive or otherwise modify, the material terms of any Purchased Item.

(x) Inconsistent Agreements. The Seller and the Guarantor shall not, and shall not permit the Pledgor to, directly or indirectly, enter into any agreement containing any provision that would be violated or breached by any Transaction hereunder or by the performance by the Seller, the Guarantor or the Pledgor of its obligations under any Repurchase Document.

(y) Maintenance of Property; Insurance. The Seller and the Guarantor shall keep all Property useful and necessary in its business in good working order and condition, shall maintain with financially sound and reputable insurance companies insurance on all its Property in at least such amounts and against at least such risks as are usually and customarily insured against in the same general area by companies acting prudently and engaged in the same or a similar business, and furnish to the Deal Agent, upon written request, full information as to the insurance carried.

(z) Interest Rate Protection Agreements. Each of the Seller and the Guarantor shall perform its duties and obligations and make all payments due under and shall otherwise maintain any existing Interest Rate Protection Agreements.

(aa) Payment of Taxes. The Seller and the Guarantor shall pay and discharge all Taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained in accordance with GAAP.

(bb) Distributions in Respect of Purchased Items. If the Seller shall receive any rights, whether in addition to, in substitution of, as a conversion of, or in exchange for any Purchased Items, or otherwise in respect thereof, the Seller shall accept the same as the Deal Agent’s and the Secured Parties’ agent, hold the same in trust for the Deal Agent as agent for the Secured Parties and deliver the same forthwith to the Deal Agent as agent for the Secured Parties in the exact form received, together with duly executed instruments of transfer or assignment in blank and such other documentation as the Deal Agent shall reasonably request. If any sums of money or property are paid or distributed in respect of the Purchased Items and received by the Seller (other than the Borrower Reserve Payments), the Seller shall promptly pay or deliver such money or property to the Deal Agent as agent to the Secured Parties and, until such money or property is so paid or delivered to the Deal Agent as agent for the Secured Parties, hold such money or property in trust for the Deal Agent as agent to the Secured Parties, segregated from other funds of the Seller.

(cc) Limitation on Indebtedness. The Seller shall not create, incur, assume or suffer to exist any Indebtedness (including, but not limited to, any credit or repurchase facility), Guarantee Obligation or Contractual Obligation of the Seller, except Indebtedness, Guarantee Obligations and Contractual Obligations of the Seller permitted under this Agreement.

(dd) Unrelated Activities. The Seller shall not engage in any activity other than activities specifically permitted by this Section 5, including, but not limited to, investment in real estate related assets and the purchasing, financing and holding of commercial mortgage-backed securities and activities incident thereto.

(ee) Separateness. The Seller shall not take any action or fail to take any action that would cause it to violate or be inconsistent with the representations and warranties in Subsection 4.1(mm) of the Agreement.

(ff) Pledge and Security Agreement. Neither the Seller nor the Guarantor shall take any direct or indirect action inconsistent with the Pledge and Security Agreement or the security interest granted thereunder to the Deal Agent as agent for the Secured Parties in the Pledged Collateral.

(gg) Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of an Default or Event of Default if such action is taken or condition exists.

(hh) Investments. The Seller, the Guarantor or any of their Affiliates shall not acquire or maintain any right or interest in any Purchased Asset that is senior to or pari passu with the rights and interests of the Deal Agent or the Secured Parties therein under this Agreement unless such Mortgage Asset is also a Purchased Asset.

(ii) Seller Subsidiaries. The Seller shall not create, form or permit to exist any Subsidiary prior to the later of (i) the Facility Maturity Date (as it may be extended in accordance with this Agreement) and (ii) the indefeasible payment in full of the Obligations.

(jj) Negative Pledge. The Seller shall not contract, create, incur, assume or permit to exist any Lien on or with respect to any of its Property or assets of any kind (whether real or personal, tangible or intangible), whether now owned or hereafter acquired, except for Permitted Liens.

(kk) NorthStar Status. NorthStar shall remain listed on a nationally recognized securities exchange in good standing. NorthStar may change its status as a REIT provided it remains in compliance with the Financial Covenants in all respects.

(ll) Registration of Securities. In the case of any Purchased Asset not physically delivered to the Deal Agent as agent for the Secured Parties (or the Custodian on its behalf) unless otherwise consented to by the Deal Agent, the Seller shall maintain, or cause to be maintained, each of the Securities with either DTC or with the National Book Entry System of the Federal Reserve, DTC or any similar firm or agency, as applicable, in the name of the Deal Agent as agent of the Secured Parties.

(mm) Payment of Obligations. The Seller and the Guarantor shall pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations in excess of $250,000 with respect to the Seller and $1,000,000 with respect to the Guarantor, including, without limitation, all Indebtedness, Contractual Obligations and Guarantee Obligations, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Seller, the Guarantor or any of their Subsidiaries, as the case may be.

(nn) Authority Documents. The Seller shall comply with its Authority Documents and shall not amend its Authority Documents in any material respect without the prior written consent of the Deal Agent.

(oo) Preferred Equity Interests. The Seller shall not permit any Equity Interest that is the subject of a Preferred Equity Interest to consist of an interest in an entity other than a partnership or limited liability company and, with respect to such limited partnership and limited liability company interests, shall not permit any such interest to: (i) be dealt in or traded on a securities exchange or in a securities market or (ii) be held in a Securities Account. The Seller shall execute and deliver, or cause to be executed or delivered, to the Deal Agent as agent for the Secured Parties (or the Custodian on its behalf) such agreements, documents and instruments as the Deal Agent may reasonably require to perfect its security interest in any such Equity Interest.

(pp) Termination of Securities Account. Upon the Seller’s receipt of notice from any securities intermediary (as defined in the UCC) of its intent to terminate any securities account (as defined in the UCC) of the Seller held by such securities intermediary and relating to a Purchased Asset or collateral for a Purchased Asset, prior to the termination of such securities account the collateral in such account (i) shall be transferred to a new securities account, upon the request of the Deal Agent, which shall be subject to an executed control agreement as provided in Subsection 2.2(k) of this Agreement or (ii) transferred to an account held by the Deal Agent as agent for the Secured Parties in which such collateral will be held until a new securities account is established with an executed control agreement acceptable to the Deal Agent in its discretion.

ARTICLE VI

ADMINISTRATION AND SERVICING

Section 6.1 Servicing.

(a) Appointment. The Purchaser hereby appoints the Seller as its agent to service the Purchased Items and enforce its rights in and under such Purchased Items. The Seller hereby accepts such appointment and agrees to perform the duties and obligations with respect thereto as set forth herein.

(b) Servicing Standard. The Seller covenants to maintain or cause the servicing of the Purchased Items to be maintained in conformity with Accepted Servicing Practices. In the event that the preceding language is interpreted as constituting one or more servicing contracts, each such servicing contract shall terminate automatically upon the earliest of (i) an Event of Default, (ii) the date on which this Agreement terminates or the Seller repurchases any related Purchased Asset, or (iii) the transfer of servicing approved in writing by the Deal Agent.

Section 6.2 Seller as Servicer.

If the Purchased Assets are serviced by the Seller, the Seller agrees that, until the repurchase of a Purchased Asset on a Repurchase Date, the Purchaser or its designee is the owner of all servicing records for the period that the Purchaser or its designee owns the Purchased Items, including, but not limited to, any and all servicing agreements, files, documents, records, data bases, computer tapes, copies of computer tapes, computer programs, proof of insurance coverage, insurance policies, appraisals, other closing documentation, payment history records, and any other records relating to or evidencing the servicing of such Purchased Assets (the “Servicing Records”). The Seller covenants to safeguard such Servicing Records and to deliver them promptly to the Deal Agent or its designee (including the Custodian) at the Deal Agent’s request.

Section 6.3 Third Party Servicer.

If the Purchased Assets are serviced by a Servicer or a PSA Servicer pursuant to a Servicing Agreement or Pooling and Servicing Agreement, as applicable, the Seller (i) shall, in accordance with Subsection 3.2 of this Agreement, provide to the Deal Agent (subject to the last sentence of this Subsection 6.3) a copy of each Servicing Agreement (which agreements shall be in form and substance reasonably acceptable to the Deal Agent), each Pooling and Servicing Agreement and a Servicer Redirection Notice substantially in the form of Exhibit VII hereto and fully executed by the Seller and the related Servicer or PSA Servicer (in the case of a Pooling and Servicing Agreement for a Mortgage Asset that is not a Whole Loan, the Deal Agent may in its discretion waive the requirement of an executed Servicer Redirection Notice), and (ii) hereby irrevocably assigns to the Deal Agent as agent for the Secured Parties all right, title and interest of the Seller in, to and under, and the benefits of (but not the obligations of), each Servicing Agreement and each Pooling and Servicing Agreement with respect to the Purchased Items. Notwithstanding the fact that the Seller has contracted with a Servicer or PSA Servicer to service the Purchased Items, the Seller shall remain liable to the Deal Agent, the Purchaser and other Secured Parties for the acts of the Servicers and the PSA Servicer and for the performance of the duties and obligations set forth herein. The Seller agrees that no Person shall assume the servicing obligations with respect to the Purchased Assets as successor to a Servicer or PSA Servicer unless such successor is approved in writing by the Deal Agent prior to such assumption of servicing obligations. Unless otherwise approved in writing by the Deal Agent, if the Purchased Assets are serviced by a Servicer or PSA Servicer, such servicing shall be performed pursuant to a written Servicing Agreement or Pooling and Servicing Agreement approved by the Deal Agent.

Section 6.4 Duties of the Seller.

(a) Duties. The Seller shall take or cause to be taken all such actions as may be necessary or advisable to collect all Income and all other amounts due or recoverable with respect to the Purchased Items from time to time, all in accordance with Applicable Laws, with reasonable care and diligence, and in accordance with the standard set forth in Subsection 6.1(b) of this Agreement.

(b) Deal Agent’s Rights. Notwithstanding anything to the contrary contained herein, the exercise by the Deal Agent as agent for the Secured Parties of its rights hereunder shall not release the Seller from any of its duties or responsibilities with respect to the Purchased Items. The Deal Agent as agent for the Secured Parties shall not have any obligation or liability with respect to any Purchased Items, nor shall any of them be obligated to perform any of the obligations of the Seller hereunder.

Section 6.5 Authorization of the Seller.

(a) The Purchaser hereby authorizes the Seller (including any successor thereto) to take any and all reasonable steps in its name and on its behalf necessary or desirable and not inconsistent with the sale of the Purchased Items to the Purchaser or its designee to collect all amounts due under any and all Purchased Items, including, without limitation, endorsing checks and other instruments representing Income, executing and delivering any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Purchased Items and, after the delinquency of any Purchased Item and to the extent permitted under and in compliance with Applicable Law, to commence proceedings with respect to enforcing payment thereof, to the same extent as the Seller could have done if it had continued to own such Purchased Items. The Deal Agent as agent for the Secured Parties shall furnish the Seller (and any successors thereto) with any powers of attorney and other documents necessary or appropriate to enable the Seller to carry out its servicing and administrative duties hereunder and shall cooperate with the Seller to the fullest extent in order to ensure the collectability of the Purchased Items. In no event shall the Seller be entitled to make the Deal Agent, the Purchaser or any Secured Party a party to any litigation without such Person’s express prior written consent.

(b) Subject to all other rights of the Deal Agent as agent for the Secured Parties contained herein, after an Event of Default has occurred and is continuing, at the direction of the Deal Agent, the Seller shall take such action as the Deal Agent as agent for the Secured Parties may deem necessary or advisable to enforce collection of the Purchased Items; provided, however, subject to all other rights of the Deal Agent as agent for the Secured Parties contained herein, the Deal Agent may, at any time that an Event of Default has occurred and is continuing, notify any Borrower with respect to any Purchased Items of the assignment of such Purchased Items to the Purchaser or its designee and direct that payments of all amounts due or to become due be made directly to the Deal Agent as agent for the Secured Parties or any servicer, collection agent or lock-box or other account designated by the Deal Agent and, upon such notification and at the expense of the Seller, the Deal Agent as agent for the Secured Parties may enforce collection of any such Purchased Items and adjust, settle or compromise the amount or payment thereof.

(c) With respect to each Purchased Asset and to the extent not otherwise specifically addressed otherwise in this Agreement, (i) prior to an Event of Default, the Seller (and any Servicer or PSA Service on its behalf) shall not exercise any material rights of a holder of a Purchased Item under any document or agreement governing such Purchased Items (including amendments, modifications, waivers and alterations of any of the material terms of any Purchased Item) that affects the Market Value of such Purchased Item without first consulting with the Deal Agent prior to taking any action and, in the event the Deal Agent and the Seller cannot agree on a course of action, the Seller shall take only those actions as agreed to by the Deal Agent, and, (ii) after an Event of Default, the Seller shall not exercise any rights of a holder of such Purchased Items under any document or agreement governing such Purchased Items without the prior written consent of the Deal Agent.

Section 6.6 Event of Default.

If the servicer of the Purchased Items is the Seller, upon the occurrence of an Event of Default, the Deal Agent as agent for the Secured Parties shall have the right to terminate the Seller as the servicer of the Purchased Items and transfer servicing to its designee, at no cost or expense to the Deal Agent, at any time thereafter. If the servicer of the Purchased Items is not the Seller, the Deal Agent as agent for the Secured Parties shall have the right, as contemplated in the applicable Servicer Redirection Notice, upon the occurrence of an Event of Default, to terminate any applicable Servicing Agreement and any Pooling and Servicing Agreement to the extent the PSA Servicer signed a Servicer Redirection Notice and to transfer servicing to the Deal Agent or the Deal Agent’s designee, at no cost or expense to the Deal Agent, it being agreed that the Seller will pay any and all fees required to terminate such Servicing Agreements and Pooling and Servicing Agreements and to effectuate the transfer of servicing to the designee of the Deal Agent. The Seller shall fully cooperate and shall cause all Servicers and applicable PSA Servicers to fully cooperate with the Deal Agent in transferring the servicing of the Purchased Items to the Deal Agent’s designee.

Section 6.7 Inspection.

In the event the Seller or its Affiliates are servicing the Purchased Items, the Seller shall permit the Deal Agent to inspect the Seller’s or any of its Affiliate’s servicing facilities, books and records and related documents and information, as the case may be, for the purpose of satisfying the Deal Agent that the Seller or its Affiliates, as the case may be, have the ability to service and are servicing the Purchased Items as provided in this Agreement. If a Servicer or PSA Servicer is servicing a Purchased Item, the Seller shall cooperate with the Deal Agent in causing each Servicer and PSA Servicer to permit inspections of the Servicer’s and PSA’s facilities, books and records and related documents and information related to the Purchased Items.

Section 6.8 Payment of Certain Expenses by Servicer.

The Seller and any Servicer will be required to pay all expenses incurred by them in connection with their activities under the Repurchase Documents, including fees and disbursements of independent accountants, Taxes imposed on the Seller or the Servicers, expenses incurred in connection with payments and reports pursuant to the Repurchase Documents, and all other fees and expenses not expressly stated under the Repurchase Documents for the account of the Seller. The Seller shall be required to pay all reasonable fees and expenses owing to any bank or trust company in connection with the maintenance of the Collection Account, the Securities Account and all other collection, reserve or lock-box accounts related to the Purchased Items. The Seller shall be required to pay such expenses for its own account and shall not be entitled to any payment therefor other than the Servicing Fee.

Section 6.9 Pooling and Servicing Agreements.

Notwithstanding the other provisions of this Section 6.9, to the extent the Purchased Items (or portions thereof) are serviced by a PSA Servicer (other than the Seller or any Servicer) under a Pooling and Servicing Agreement, (a) the standards for servicing those Purchased Items shall be those set forth in the applicable Pooling and Servicing Agreement, (b) the Seller shall enforce its rights and interests under such agreements for and on behalf of the Deal Agent as agent for the Secured Parties, (c) the Seller shall instruct the applicable PSA Servicer to deposit all Income received in respect of the Purchased Items into the Collection Account in accordance with Subsection 5.1(e), (d) prior to an Event of Default, the Seller shall not take any action or fail to take any action or consent to any action or inaction under any Pooling and Servicing Agreement where the effect of such action or inaction would prejudice the interests of the Deal Agent as agent for the Secured Parties, (e) the Seller will not consent to any change or modification to any Pooling and Servicing Agreement, including, without limitation, any payment dates, interests rates, fees, payments of principal or interest, maturity dates, restrictions on Indebtedness or any monetary term or release any Borrower, guarantor or collateral without the prior written consent of the Deal Agent as agent for the Secured Parties, and, (f) following an Event of Default, the Deal Agent as agent for the Secured Parties shall be entitled to exercise any and all rights of the Seller under such Pooling and Servicing Agreements as such rights relate to the Purchased Items. In addition, with respect to a CMBS Security, the Seller shall not exercise any material rights of a holder of a CMBS Security under any other document or agreement governing such CMBS Security without the prior written consent of the Deal Agent.

Section 6.10 Servicer Default.

Any material breach by any Seller of the obligations contained in Article VI of this Agreement shall constitute a “Servicer Default”.

Section 6.11 Servicer.

The Seller shall not permit or cause the Purchased Items to be serviced by a third party other than pursuant to the Servicing Agreements or the Pooling and Servicing Agreements or, if not serviced thereunder, by any Servicer other than a Servicer expressly approved in writing by the Deal Agent (including those pre-approved Servicers set forth on Schedule 6 hereto).

ARTICLE VII

[RESERVED]

ARTICLE VIII

SECURITY INTEREST

Section 8.1 Security Interest.

(a) Each of the following items or types of property, whether now owned or hereafter acquired, now existing or hereafter created and wherever located, is hereinafter collectively referred to as the Purchased Items (the “Purchased Items”): (A) all Purchased Assets; (B) all Income and Cash Collateral, if any; (C) all Mortgage Loan Documents; (D) all Mortgage Asset Files, including, without limitation, all promissory notes, notes, certificates, instruments, negotiable documents, Security Agreements, chattel mortgages and all other loan, security or other documents relating to such Purchased Items, together with all files, documents, instruments, surveys, certificates, correspondence, appraisals, licenses, contracts, computer programs, computer storage media, accounting records and other books and records relating thereto; (E) all collateral, security interests, rights and other interests under or with respect to each Purchased Item; (F) all Purchase Agreements and the collateral, security interests, rights and other interests thereunder; (G) all mortgage guaranties and insurance (issued by governmental agencies or otherwise) and any mortgage insurance certificate, policy or other document evidencing such mortgage guaranties or insurance relating to any Purchased Items and all claims, payments and proceeds thereunder; (H) all servicing fees to which the Seller is entitled and servicing and other rights relating to the Purchased Items; (I) all Servicing Agreements, Servicing Records and Servicing Files with respect to the Purchased Items and the rights and interests of the Seller thereunder or with respect thereto; (J) all Servicer Accounts established pursuant to any Servicing Agreement, Pooling and Servicing Agreement or otherwise with respect to the Purchased Items and all amounts on deposit therein from time to time related to the Purchased Items; (K) all Pooling and Servicing Agreements relating to the Purchased Items and all rights of the Seller thereunder or with respect thereto; (L) all other agreements, instruments or contracts relating to, constituting, or otherwise governing, any or all of the foregoing to the extent they relate to the Purchased Items, including the right to receive principal and interest payments and any related fees, breakage fees, late fees and penalties with respect to the Purchased Items and the right to enforce such payments; (M) insurance policies, certificates of insurance, insurance proceeds and the rights to enforce payment of insurance proceeds, in each case to the extent they relate to the Purchased Items; (N) the Collection Account and all monies, cash, deposits, securities or investment property from time to time on deposit in the Collection Account; (O) the Securities Account and all monies, cash, deposits, securities or investment property from time to time on deposit in the Securities Account; (P) any collection account, escrow account, reserve account, collateral account or lock-box account related to the Purchased Items to the extent of any Seller’s or the holder’s interest therein, including all moneys, cash, deposits, securities or investment property from time to time on deposit therein; (Q) rights of the Seller under any letter of credit, guarantee or other credit support or enhancement related to the Purchased Items; (R) any Interest Rate Protection Agreements relating to the Purchased Assets, including all payments due to the Seller, the Guarantor or any Affiliates of the foregoing thereunder; (S) all purchase or take-out commitments relating to or constituting any of the foregoing; (T) all collateral, however defined, under any of the agreements between a Borrower or an Affiliate on the one hand and the Seller on the other hand; (U) all “general intangibles”, “accounts”, “chattel paper”, “deposit accounts”, “securities accounts”, “instruments”, “securities”, “financial assets”, “uncertified securities”, “securities entitlements” and “investment property” as defined in the Uniform Commercial Code as in effect from time to time relating to or constituting any and all of the foregoing; and (V) any and all replacements, substitutions, conversions, distributions on or proceeds of, from or on any and all of the foregoing; provided, however, none of the foregoing Purchased Items shall include any obligations; provided, further, however, notwithstanding the foregoing, (i) no account, instrument, chattel paper or other obligation or Property of any kind due from, owed by, or belonging to, a Person described in the definition of Prohibited Person or (ii) any lease in which the lessee is a Person described in the definition of Prohibited Person, shall be collateral under the Repurchase Documents.

(b) The Purchaser and the Seller intend that the Transactions hereunder be sales to the Purchaser or its designee of the Purchased Assets and not loans from the Purchaser to the Seller secured by the Purchased Assets. However, in order to preserve the Purchaser’s rights under this Agreement in the event that a court or other forum recharacterizes the Transactions hereunder as loans and as security for (A) the repayment of the Aggregate Unpaids and performance by the Seller of all of the Seller’s obligations to the Deal Agent as agent for the Secured Parties hereunder and under the Repurchase Documents and the Transactions entered into hereunder (collectively, the “Repurchase Obligations”), (B) the Seller-Related Obligations and (C) all expenses and charges, legal or otherwise, incurred in collecting or enforcing, realizing on or protecting any security for, the Repurchase Obligations and/or the Seller-Related Obligations (the amounts described in the foregoing clauses A-C are collectively referred to as the “Obligations”), (a) the Seller hereby assigns, pledges and grants a security interest in all of its right, title and interest in, to and under the Purchased Items to the Deal Agent as agent for the Secured Parties to secure the Obligations, (b) it is the express intent of the parties that conveyance of the Purchased Items be deemed a pledge of the Purchased Items by the Seller to the Deal Agent as agent for the Secured Parties to secure a debt or other obligation of the Seller, and (c) (i) this Agreement shall also be deemed to be a security agreement within the meaning of Article 9 of the UCC of the applicable jurisdiction; (ii) the conveyance provided for herein shall be deemed to be a grant by the Seller to the Deal Agent as agent for the Secured Parties of a security interest in all of the Seller’s right, title and interest in and to the Purchased Items; (iii) the assignment by the Deal Agent as agent for the Secured Parties of the interest of the Deal Agent as agent for the Secured Parties as contemplated herein shall be deemed to be an assignment of any security interest created hereunder; (iv) the possession by the Deal Agent as agent of the Secured Parties or any of its agents, including, without limitation, the Custodian, of the Mortgage Loan Documents, the Purchased Items and such other items of Property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be possession by the secured party for purposes of perfecting the security interest pursuant to the UCC; and (v) notifications to Persons other than the Deal Agent as agent for the Secured Parties holding such Property, and acknowledgments, receipts or confirmations from Persons other than the Deal Agent as agent for the Secured Parties holding such Property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the secured party for the purpose of perfecting such security interest under the UCC and Applicable Law. The assignment, pledge and grant of security interest contained herein shall be, and the Seller hereby represents and warrants to the Deal Agent, the Purchaser and the Secured Parties that it is, a first priority perfected security interest. All Purchased Items shall secure the payment of all Obligations now or hereafter existing, including, without limitation, the Seller’s obligation to repurchase Purchased Assets, or if such obligation is so recharacterized as a loan, to repay such loan for the Repurchase Price and to pay the Aggregate Unpaids and any and all other Obligations. For the avoidance of doubt and not by way of limitation of the foregoing, (A) each Purchased Item, including all Income related thereto, secures the obligations of each Seller with respect to all other Transactions and the obligations with respect to all other Purchased Items, including those Purchased Assets that are junior in priority to the Purchased Item in question, (B) an Event of Default by any Seller is a default by all Sellers and the Deal Agent, the Purchaser and/or any other Secured Party may pursue its remedies in connection therewith against any of the Purchased Items and/or against the assets and Properties of any or all Sellers, and (C) if an Event of Default has occurred and is continuing, no Purchased Item will be released from the Deal Agent’s Lien or transferred to the Seller until the Obligations are indefeasibly paid in full. Notwithstanding the foregoing, the Indebtedness of the Seller under the Obligations shall be full recourse to the Seller. Notwithstanding anything contained herein to the contrary, during the time that VFCC is a Purchaser hereunder, VFCC shall not share payments with or receive the benefit of any payments from any other Indebtedness under the Seller-Related Obligations (other than the Indebtedness under the Repurchase Documents). The preceding sentence is for the benefit of VFCC only and may not be invoked or enforced by any other Person.

(c) Pursuant to the Custodial Agreement, the Custodian shall hold the Mortgage Asset Files as exclusive bailee pursuant to the terms of the Custodial Agreement and shall deliver the Trust Receipts (along with completed Mortgage Asset File Checklists attached thereto) to the Deal Agent (with a copy to the Seller), each such Trust Receipt to reflect that the Custodian has reviewed such Mortgage Asset Files in the manner and to the extent required by the Custodial Agreement and identifying any deficiencies in such Mortgage Asset Files as so reviewed.

(d) The assignment under this Section 8.1 does not constitute and is not intended to result in the creation or an assumption by the Deal Agent, the Purchaser or any Secured Party of any obligation of the Seller or any other Person in connection with any or all of the Purchased Items or under any agreement or instrument relating thereto. Anything herein to the contrary notwithstanding, (i) the Seller shall remain liable under the Purchased Items to the extent set forth therein to perform all of their duties and obligations thereunder to the same extent as if the Repurchase Documents had not been executed, (ii) the exercise by the Deal Agent as agent for the Secured Parties of any of its rights under, in or to the Purchased Items shall not release the Seller from any of its duties or obligations under the Purchased Items unless such parties effectuate a transfer of such Purchased Items to the Deal Agent as agent for the Secured Parties after any Event of Default hereunder but only to the extent of the obligations and duties so transferred, and (iii) the Deal Agent, the Purchaser and the other Secured Parties shall not have any obligations or liability under the Purchased Items by reason of the Repurchase Documents or otherwise, nor shall the Deal Agent, the Purchaser or other Secured Parties be obligated to perform any of the obligations or duties of the Seller or any other Person thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

Section 8.2 Release of Lien on Purchased Assets.

Except as otherwise provided in a Repurchase Document, at such time as any Purchased Asset is repurchased in accordance with this Agreement, and the Repurchase Price and all other amounts due with respect thereto have been paid in full, the Deal Agent as agent for the Secured Parties shall release its interest in such Purchased Asset and any related Purchased Items; provided, that, the Deal Agent as agent for the Secured Parties will make no representation or warranty, express or implied, with respect to any such Purchased Asset or Purchased Items in connection with such release (other than with respect to Liens created by the Purchaser), and any transfer of such Purchased Items shall be without recourse to or the expense of the Deal Agent, the Purchaser or the other Secured Parties.

Section 8.3 Further Assurances.

The provisions of Section 13.11 of this Agreement shall apply to the security interest granted under Section 8.1 of this Agreement as well as to the Transactions hereunder.

Section 8.4 Remedies.

Upon the occurrence of an Event of Default, the Deal Agent as agent for the Secured Parties shall have, with respect to the security interest in the Purchased Items granted pursuant to Section 8.1 of this Agreement, and in addition to all other rights and remedies available to the Deal Agent, Purchaser and the other Secured Parties under this Agreement, the Repurchase Documents and other Applicable Law, all rights and remedies of a secured party upon default under the UCC.

Section 8.5 Purchaser’s Duty of Care.

Except as herein provided in this Section 8.5 of this Agreement, Deal Agent’s (or, on its behalf, the Custodian) sole duty with respect to the Purchased Items shall be to use reasonable care in the custody, use, operation and preservation of the Purchased Items in its possession or control. Neither the Deal Agent, the Purchaser nor the Secured Parties shall incur any liability to the Seller, the Guarantor or any other Person for any act of government, act of God or other such destruction in whole or in part or negligence or wrongful act of custodians or agents selected by and supervised by the Deal Agent with reasonable care, or the Deal Agent’s failure to provide adequate protection or insurance for the Purchased Items. Neither the Deal Agent, the Purchaser nor the Secured Parties shall have any obligation to take any action to preserve any rights of the Seller in any of the Purchased Items against prior parties, and the Seller hereby agrees to take such action. The Seller shall defend the Purchased Items against all such claims and demands of all Persons (other than claims and demands resulting from interests created by the Deal Agent as agent for the Secured Parties or the Purchaser), at all times, as are adverse to the Deal Agent as agent for the Secured Parties and the Purchaser. Neither the Deal Agent, the Purchaser nor the Secured Parties shall have any obligation to realize upon any Purchased Item, except through proper application of any distributions with respect to the Purchased Items made directly to the Deal Agent as agent for the Secured Parties or its agent(s). So long as the Deal Agent as agent for the Secured Parties (or the Custodian, on the Deal Agent’s behalf) shall act in good faith in its handling of the Purchased Items, each of the Seller and the Guarantor hereby waives the defense of impairment of the Purchased Items by the Deal Agent as agent for the Secured Parties.

ARTICLE IX

[RESERVED]

ARTICLE X

EVENTS OF DEFAULT

Section 10.1 Events of Default.

Each of the following events shall be an Event of Default (“Event of Default”) hereunder:

(a) the aggregate Repurchase Price for all Transactions outstanding on any day exceeds the Maximum Amount and the same continues unremedied for two (2) Business Days after notice from the Deal Agent; or

(b) a Servicer Default occurs and is continuing and the same continues unremedied for twenty (20) calendar days; or

(c) an Insolvency Event relating to the Seller, the Guarantor or the Pledgor shall have occurred, or any Insolvency Event shall have occurred with respect to any Affiliate of the Seller, the Guarantor or the Pledgor and the same affects, impacts or impairs (A) any Lien, right or other interest of the Deal Agent, the Purchaser or any other Secured Party under any of the Repurchase Documents or (B) the Seller’s, the Guarantor’s or the Pledgor’s performance, or ability to perform, its obligations, duties or agreements under any of the Repurchase Documents; or

(d) the Seller, the Guarantor or the Pledgor shall become required to register as an “investment company” within the meaning of the 40 Act or the arrangements contemplated by the Repurchase Documents shall require registration as an “investment company” within the meaning of the 40 Act; or

(e) there shall exist any event or occurrence that has caused or resulted in a Material Adverse Effect with respect to clauses (a), (b), (c) or (d) of the definition of Material Adverse Effect; or

(f) (A) any Repurchase Document, or any Lien or security interest granted thereunder, shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of the Seller, the Guarantor or the Pledgor, (B) the Seller, the Guarantor, the Pledgor, or any other Person shall, directly or indirectly, contest in any manner the effectiveness, validity, binding nature or enforceability of any Repurchase Document or any Lien or security interest thereunder, (C) the Purchased Items shall not have been sold to the Purchaser or its designee, or the Liens contemplated under the Repurchase Documents shall cease or fail to be first priority perfected Liens on any Purchased Items or the Pledged Collateral or shall be Liens in favor of any Person other than the Deal Agent as agent for the Secured Parties or (D) the Seller, the Guarantor, the Pledgor or any of their Affiliates shall grant, or suffer to exist, any Lien on any Purchased Item or the Pledged Collateral (except Permitted Liens); or

(g) the Seller, the Guarantor or the Pledgor shall have failed to observe or perform in any material respect any of the covenants or agreements of the Seller, the Guarantor or the Pledgor set forth in this Agreement or the other Repurchase Documents to which the Seller, the Guarantor or the Pledgor is a party and the same continues unremedied for a period of twenty (20) calendar days after the earlier to occur of (A) the date on which written notice of such failure requiring the same to be remedied shall have been given to the Seller, the Guarantor or the Pledgor by the Deal Agent, and (B) the date on which the Seller, the Guarantor or the Pledgor becomes aware thereof; or

(h) any representation, warranty or certification made by the Seller, the Guarantor or the Pledgor in this Agreement or any Repurchase Document or in any certificate or other document or agreement delivered pursuant to this Agreement or any Repurchase Document (in each case other than the eligibility criteria contained in Schedule 1 to this Agreement unless the Seller shall have affirmed or confirmed any such criteria with actual knowledge that it was not satisfied in any material respect) shall prove to have been incorrect in any material respect when made or deemed made and the same continues unremedied for a period of twenty (20) calendar days after the earlier to occur of (A) the date on which written notice of such failure requiring the same to be remedied shall have been given to the Seller, the Guarantor or the Pledgor by the Deal Agent, and (B) the date on which the Seller, the Guarantor or the Pledgor becomes aware thereof; or

(i) (A) the Seller, the Guarantor or the Pledgor shall have failed to make any payment due with respect to any material Indebtedness in excess of (1) $5,000,000 in the case of the Guarantor and the Pledgor, and (2) $1,000,000 in the case of the Seller (in each case including, without limitation, recourse debt), any Guarantee Obligations or any material Contractual Obligation in excess of $5,000,000 in the case of the Guarantor and the Pledgor, and $1,000,000 in the case of the Seller, to which the Seller, the Guarantor or the Pledgor as applicable, is a party, or a default or an event or condition shall have occurred that would permit acceleration of any of the foregoing whether or not such event or condition has been waived, (B) the Seller, the Guarantor or the Pledgor shall be in default of any monetary obligation with respect to any Seller-Related Obligation (other than the Swap Documents) or (C) the Seller, the Guarantor or the Pledgor shall be in default with respect to any obligation under the Swap Documents; or

(j) (A) the Seller shall default in the payment of (1) any Repurchase Price due (including, without limitation, pursuant to Article II of the Agreement) or (2) any amount due under Section 2.8 of this Agreement or any other provision of this Agreement or the Repurchase Documents when due (whether at stated maturity, upon acceleration or at mandatory or optional prepayment), or (B) the failure of the Seller, the Guarantor, the Pledgor, any Affiliate of the forgoing, any Servicer, any PSA Servicer or any other Person to timely deposit to the Collection Account all Income as required by Subsection 5.1(e) of this Agreement or the failure of the Seller to deposit or credit to the Securities Account any uncertificated CMBS Security and related Purchased Items required to be deposited or credited to such account; or

(k) the Seller shall have failed to pay any Margin Deficit due under Section 2.7 of this Agreement by the Margin Correction Deadline; or

(l) the Seller, the Guarantor or the Pledgor shall default in the payment of any other amount payable by it hereunder or under any other Repurchase Document after notification by the Purchaser of such default, and such default shall have continued unremedied for two (2) Business Days; or

(m) a final non-appealable judgment or judgments for the payment of money in excess of (1) $5,000,000 in the case of the Guarantor and the Pledgor, and (2) $1,000,000 in the case of the Seller, in the aggregate shall be rendered against the Seller, the Guarantor or the Pledgor, as applicable, by one (1) or more courts, administrative tribunals or other bodies or any Governmental Authority having jurisdiction, and the same shall not be satisfied, discharged (or provision shall not be made for such discharge) or bonded, or a stay of execution thereof shall not be procured, within thirty (30) days from the date of entry thereof; or

(n) the Seller, the Guarantor, the Pledgor or an ERISA Affiliate shall engage in a non-exempt prohibited transaction (as defined in Section 406 of ERISA or Section 4975 of the Code); or

(o) the Seller fails to repurchase Purchased Assets on the applicable Repurchase Date, including, without limitation the Facility Maturity Date, and to pay all amounts due in connection therewith; or

(p) NRFC Sub-REIT Corp. shall cease to own directly 100% of the issued and outstanding Equity Interest of the Seller; or

(q) the Seller, the Guarantor or the Pledgor shall admit its inability to, or its intentions not to, perform its obligations, covenants or agreements under any Repurchase Document or admit that it is not Solvent; or

(r) the Seller, the Guarantor or the Pledgor shall merge or consolidate into any entity, and such entity is, in the Deal Agent’s reasonable opinion, materially weaker in its financial condition (in the aggregate) than such Person pre-merger or consolidation; or

(s) any Seller and/or any Guarantor fails to comply with or violates in any respect Section 2.17 to the Agreement or any related provisions contained in the Fee Letter and the same continues unremedied for a period of (a) two (2) Business Days, with respect to any monetary obligation, and (b) in all other cases, five (5) Business Days, after notice from the Deal Agent.

Section 10.2 Remedies.

(a) If an Event of Default occurs, the following rights and remedies are available to the Deal Agent as agent for the Secured Parties:

(i) At the option of the Deal Agent, exercised by written notice to the Seller (which option shall be deemed to have been exercised, even if no notice is given, immediately upon the occurrence of an Insolvency Event of the Seller, the Guarantor, the Pledgor or, subject to Subsection 10.1(c) of this Agreement, any of their Affiliates), the Repurchase Date for each Transaction hereunder, if it has not already occurred, shall be deemed immediately to occur (except that, in the event that the Purchase Date for any Transaction has not yet occurred as of the date of such exercise or deemed exercise, such Transaction shall be deemed immediately cancelled without any liability to the Deal Agent). The Deal Agent shall (except upon the occurrence of an Insolvency Event of the Seller, the Guarantor, the Pledgor or, subject to Subsection 10.1(c) of this Agreement, any of their Affiliates) give notice to the Seller of the exercise of such option as promptly as practicable.

(ii) If the Deal Agent exercises or is deemed to have exercised the option referred to in Subsection 10.2(a)(i) of this Agreement,

(A) (1) the Seller’s obligations in such Transactions to repurchase all Purchased Items, at the Repurchase Price therefor on the Repurchase Date, and, without duplication, to pay the Aggregate Unpaids and all other Obligations hereunder and under the other Repurchase Documents, shall thereupon become immediately due and payable, (2) all Income paid after such exercise or deemed exercise shall be retained by the Deal Agent as agent for the Secured Parties and applied to the aggregate unpaid Repurchase Price, the Aggregate Unpaids and any other Obligations, and (3) the Seller shall immediately deliver to the Deal Agent as agent for the Secured Parties any Purchased Items subject to such Transactions then in the Seller’s possession or control; and

(B) all Income actually received by the Deal Agent as agent for the Secured Parties pursuant to Section 2.8 of this Agreement (excluding any Late Payment Fees paid pursuant to Section 2.5 of this Agreement) shall be applied to the aggregate unpaid Repurchase Price and Aggregate Unpaids and any other Obligations, in such order as the Deal Agent shall determine in its discretion.

(iii) Upon the occurrence of one or more Events of Default, and subject to Section 6.9 of this Agreement, the Deal Agent as agent for the Secured Parties shall have the right to obtain physical possession of the Servicing Records (subject to the provisions of the Custodial Agreement), the Servicing Files, the Servicing Agreements and all other files of the Seller or any third party acting for the Seller relating to the Purchased Items and all documents relating to the Purchased Items which are then or may thereafter come into the possession of the Seller or any third party acting for the Seller, and the Seller shall deliver to the Deal Agent such assignments as the Deal Agent shall request (all of the foregoing being at the expense of the Seller), and the Deal Agent shall have the right to appoint any Person to act as the Servicer for the Purchased Assets.

(iv) At any time after the second (2nd) Business Day following notice to the Seller (which notice may be the notice given under Subsection 10.2(a)(i) of this Agreement), in the event the Seller have not repurchased all Purchased Items, the Deal Agent as agent for the Secured Parties may (A) immediately sell, without demand or further notice of any kind, at a public or private sale and at such price or prices as the Deal Agent may deem reasonably satisfactory any or all Purchased Items subject to such Transactions hereunder and apply the proceeds thereof to the aggregate unpaid Repurchase Price, the Aggregate Unpaids and all other Obligations, or (B) in its discretion, elect, in lieu of selling all or a portion of such Purchased Items, to give the Seller credit for such Purchased Items in an amount equal to the Market Value (as determined by the Deal Agent in its discretion but subject to good faith) of the Purchased Items against the aggregate unpaid Repurchase Price, the Aggregate Unpaids and all other Obligations. The proceeds of any disposition of Purchased Items shall be applied first to the costs and expenses incurred by the Deal Agent in connection with the Seller’s default; second to the costs of related covering and/or related hedging transactions; third to the Repurchase Price; fourth to the Aggregate Unpaids and any other Obligations; and fifth, to the Seller.

(v) Each party hereto agrees that the other party may obtain an injunction or an order of specific performance to compel such other party to fulfill any of its obligations as set forth in the Repurchase Documents if such other party fails or refuses to perform its obligations as set forth therein.

(vi) The Seller shall be liable to the Deal Agent as agent for the Secured Parties, payable as and when incurred by the Deal Agent, for (A) the amount of all reasonable actual out-of-pocket expenses, including legal or other expenses incurred by the Deal Agent in connection with or as a consequence of an Event of Default, and (B) all reasonable costs incurred in connection with hedging or covering transactions.

(vii) The Deal Agent as agent for the Secured Parties shall have, in addition to its rights hereunder, any rights otherwise available to it under any other agreement or Applicable Law.

(b) The Deal Agent as agent for the Secured Parties may exercise one or more of the remedies available to the Deal Agent immediately upon the occurrence of an Event of Default and, except to the extent provided in Subsection 10.2(a)(i) and 10.2(a)(iv) of this Agreement, at any time thereafter without notice to the Seller. All rights and remedies arising under this Agreement and the other Repurchase Documents, as amended from time to time, are cumulative and not exclusive of any other rights or remedies that the Deal Agent as agent for the Secured Parties may have.

(c) The Deal Agent as agent for the Secured Parties may enforce its rights and remedies hereunder without prior judicial process or hearing, and the Seller and the Guarantor hereby expressly waives any defenses the Seller, the Guarantor or the Pledgor might otherwise have to require the Deal Agent as agent for the Secured Parties to enforce its rights by judicial process. The Seller and the Guarantor also waives any defense (other than a defense of payment or performance) the Seller, the Guarantor and/or the Pledgor might otherwise have arising from the use of non-judicial process, enforcement and sale of all or any portion of the Purchased Items, or from any other election of remedies. The Seller, the Guarantor and the Pledgor recognize that non-judicial remedies are consistent with the usages of the trade, are responsive to commercial necessity and are the result of a bargain at arm’s-length.

(d) To the extent permitted by Applicable Law, the Seller shall be liable to the Deal Agent as agent for the Secured Parties for interest on any amounts owing by the Seller hereunder, from the date the Seller becomes liable for such amounts hereunder until such amounts are (i) paid in full by the Seller or (ii) satisfied in full by the exercise of the Deal Agent’s rights hereunder. Interest on any sum payable by the Seller to the Deal Agent as agent for the Secured Parties under this Subsection 10.2(d) shall accrue interest from and after the date of the Event of Default and while such Event of Default is continuing at a rate equal to the Post-Default Rate.

(e) In addition to the rights under this Section 10.2, during the continuance of an Event of Default, the Purchaser shall no longer be obligated to enter into any additional Transactions pursuant to any outstanding Confirmation and the Deal Agent as agent for the Secured Parties shall have the following additional rights if an Event of Default exists:

(i) The Deal Agent as agent for the Secured Parties, the Purchaser, the Seller and the Guarantor agree and acknowledge that the Purchased Assets constitute collateral that may decline rapidly in value. Accordingly, notwithstanding anything to the contrary in this Agreement, the Deal Agent as agent for the Secured Parties shall not be required to give notice to the Seller or the Guarantor prior to exercising any remedy in respect of an Event of Default. If no prior notice is given, the Deal Agent shall give notice to the Seller of the remedies effected by the Deal Agent as agent for the Secured Parties promptly thereafter. The Deal Agent shall act in good faith in exercising its rights pursuant to this Subsection 10.2(e).

(ii) The Deal Agent as agent for the Secured Parties may, in its discretion, elect to hold any Purchased Asset for its own account and earn the related interest on the full face amount thereof.

(f) Notwithstanding anything contained in the Repurchase Documents to the contrary, neither the Seller, the Guarantor, the Pledgor nor any other Person shall be permitted to cure an Event of Default after the acceleration of any of the Obligations.

(g) Subject to Subsections 2.15, 13.3, 13.4(d), and 13.10 and other similar provisions contained in the Repurchase Documents, the Seller and the Guarantor shall have all remedies available to them at law or equity for any breach of this Agreement by the Deal Agent as agent for the Secured Parties.

Section 10.3 Determination of Events of Default.

In making a determination as to whether an Event of Default has occurred, the Deal Agent shall be entitled to rely on reports published or broadcast by media sources believed by the Deal Agent to be generally reliable and on information provided to it by any other sources believed by it to be generally reliable, provided that the Deal Agent reasonably and in good faith believes such information to be accurate.

ARTICLE XI

INDEMNIFICATION

Section 11.1 Indemnification by the Seller.

(a) The Seller agrees to hold the Purchaser, the Deal Agent, the Swap Counterparty, any Secured Party, any Affected Party and any Affiliates of the Purchaser, the Deal Agent, Swap Counterparty, any Secured Party and any Affected Party and the Purchaser’s, the Deal Agent’s, any Secured Party’s, any Affected Party’s and their Affiliates’ officers, directors, shareholders, partners, members, owners, employees, agents, attorneys, Affiliates and advisors (each an “Indemnified Party” and collectively the “Indemnified Parties”) harmless from and indemnify any Indemnified Party against all out-of-pocket liabilities, out-of-pocket losses, out-of-pocket damages, judgments, out-of-pocket costs, out-of-pocket expenses, penalties or fines of any kind that may be imposed on, incurred by or asserted against such Indemnified Party (collectively, the “Indemnified Amounts”) in any way relating to, arising out of or resulting from (i) the Facility, this Agreement, the Repurchase Documents, the Mortgage Loan Documents, any Purchased Item, the Pledged Collateral and any other collateral for the Facility or any transaction or Transaction contemplated hereby or thereby, or any amendment, supplement, extension or modification of, or any waiver or consent under or in respect of, this Agreement, the Repurchase Documents, the Mortgage Loan Documents, any Purchased Item, the Pledged Collateral and any other collateral for the Facility, or any transaction or Transaction contemplated hereby or thereby, (ii) any Mortgage Asset, any Purchased Item, any Pledged Collateral or any other collateral for the Facility, (iii) any violation or alleged violation of, non-compliance with or liability under any Applicable Law (including, without limitation, violation of securities laws and Environmental Laws), (iv) ownership of, Liens on, security interests in or the exercise of rights and/or remedies under the Repurchase Documents, the Mortgage Loan Documents, the Purchased Items, the Pledged Collateral, any other collateral for the Facility, the Underlying Mortgaged Property, any other related Property or collateral or any part thereof or any interest therein or receipt of any Income or rents, (v) any accident, injury to or death of any person or loss of or damage to property occurring in, on or about any Underlying Mortgaged Property, any other related Property or collateral or any part thereof, the Purchased Items or on the adjoining sidewalks, curbs, parking areas, streets or ways, (vi) any use, nonuse or condition in, on or about, or possession, alteration, repair, operation, maintenance or management of, any Underlying Mortgaged Property, any other related Property or collateral or any part thereof or on the adjoining sidewalks, curbs, parking areas, streets or ways, (vii) any failure on the part of the Seller, the Guarantor or the Pledgor to perform or comply with any of the terms of the Mortgage Loan Documents, the Repurchase Documents, the Purchased Items, the Pledged Collateral or any other collateral for the Facility, (viii) performance of any labor or services or the furnishing of any materials or other property in respect of the Underlying Mortgaged Property, any other related Property or collateral, the Purchased Items or any part thereof, (ix) any claim by brokers, finders or similar Persons claiming to be entitled to a commission in connection with any lease or other transaction involving any Underlying Mortgaged Property, any other related Property or collateral, the Purchased Items or any part thereof or the Repurchase Documents, (x) any Taxes including, without limitation, any Taxes attributable to the execution, delivery, filing or recording of any Repurchase Document, any Mortgage Loan Document or any memorandum of any of the foregoing, (xi) any Lien or claim arising on or against the Underlying Mortgaged Property, any other related Property or collateral, the Pledged Collateral, the Purchased Items or any part thereof under any Applicable Law or any liability asserted against the Deal Agent, the Purchaser, any Secured Party or any Affected Party with respect thereto, (xii) the claims of any lessee or any Person acting through or under any lessee or otherwise arising under or as a consequence of any leases with respect to any Underlying Mortgaged Property, related Property or collateral, or any claims of a Borrower, (xiii) any civil penalty or fine assessed by OFAC against, and all reasonable costs and expenses (including counsel fees and disbursements) incurred in connection with the defense thereof, by any Indemnified Party as a result of conduct of the Seller, the Pledgor or the Guarantor that violates any sanction enforced by OFAC, (xiv) any and all Indemnified Amounts arising out of, attributable or relating to, accruing out of, or resulting from (1) a past, present or future violation or alleged violation of any Environmental Laws in connection with any Property or Underlying Mortgaged Property by any Person or other source, whether related or unrelated to the Seller, the Pledgor, the Guarantor or any Borrower, (2) any presence of any Materials of Environmental Concern in, on, within, above, under, near, affecting or emanating from any Property or Underlying Mortgaged Property, (3) the failure to timely perform any Remedial Work, (4) any past, present or future activity by any Person or other source, whether related or unrelated to the Seller, the Pledgor, the Guarantor or any Borrower in connection with any actual, proposed or threatened use, treatment, storage, holding, existence, disposition or other release, generation, production, manufacturing, processing, refining, control, management, abatement, removal, handling, transfer or transportation to or from any Property or Underlying Mortgaged Property of any Materials of Environmental Concern at any time located in, under, on, above or affecting any Property or Underlying Mortgaged Property, (5) any past, present or future actual Release (whether intentional or unintentional, direct or indirect, foreseeable or unforeseeable) to, from, on, within, in, under, near or affecting any Property or Underlying Mortgaged Property by any Person or other source, whether related or unrelated to the Seller, the Guarantor, the Pledgor or any Borrower, (6) the imposition, recording or filing or the threatened imposition, recording or filing of any Lien on any Property or Underlying Mortgaged Property with regard to, or as a result of, any Materials of Environmental Concern or pursuant to any Environmental Law, or (7) any misrepresentation or inaccuracy in any representation or warranty in any material respect or material breach or failure to perform any covenants or other obligations pursuant to this Agreement, the other Repurchase Documents or any of the Mortgage Loan Documents or relating to environmental matters in any way including, without limitation, under any of the Mortgage Loan Documents or (xv) any representation or warranty made or deemed made by the Seller, the Guarantor or any of their respective officers under or in connection with this Agreement or any other Repurchase Document, that shall have been false or incorrect in any material respect when made or deemed made or delivered, (xvi) the failure by the Seller, the Guarantor or any Servicer to comply with any term, provision or covenant contained in this Agreement, the Repurchase Documents, any Servicing Agreement or any agreement executed in connection with the foregoing agreements, or with any Applicable Law or with respect to any Purchased Items, or the nonconformity of any Purchased Items with any such Applicable Law, (xvii) the failure to vest and maintain vested in the Purchaser or Deal Agent as agent for the Secured Parties an undivided ownership interest in the Purchased Assets, together with all Income, free and clear of any Lien (other than Permitted Liens) whether existing at the time of any Transaction or at any time thereafter, (xviii) the aggregate Repurchase Price for all Transactions exceeding the Maximum Amount on any Business Day, (xix) the failure to maintain perfection under the UCC of any applicable jurisdiction or other Applicable Laws with respect to any Purchased Items, whether at the time of any Transaction or at any subsequent time, (xx) any dispute, claim, offset or defense (other than the discharge in bankruptcy of the Borrower) of the Borrower to the payment with respect to any Purchased Item (including, without limitation, a defense based on the Purchased Item not being a legal, valid and binding obligation of such Borrower enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or services related to such Purchased Item or the furnishing or failure to furnish such merchandise or services, (xxi) any failure of the Seller, the Guarantor or any Servicer to perform its duties or obligations in accordance with the provisions of this Agreement, any Servicing Agreement or any of the other Repurchase Documents or any failure by the Seller, the Guarantor, any Servicer or any Affiliate of the Seller or the Guarantor to perform its respective duties under any Purchased Item, (xxii) the failure of the Seller, the Guarantor or any Servicer to remit any Income due hereunder to the Collection Account on or before the date such Income is required to be deposited therein (whether by the exercise of setoff rights or otherwise), (xxiii) any inability to obtain any judgment in, or utilize the court or other adjudication system of, any state in which a Borrower may be located as a result of the failure of the Seller to qualify to do business or file any notice or business activity report or any similar report, (xxiv) any action taken by the Seller, the Guarantor or any Servicer in the enforcement, collection or foreclosure of any Purchased Item, (xxv) any products liability claim or personal injury or property damage suit or other similar or related claim or action of whatever sort arising out of or in connection with the Purchased Assets or services that are the subject of any Purchased Item, (xxvi) any claim, suit or action of any kind or nature whatsoever arising out of or in connection with Environmental Laws including any vicarious liability, (xxvii) the failure by the Seller or the Guarantor to pay when due any Taxes for which the Seller or the Guarantor is liable, including, without limitation, sales, excise or personal property taxes payable in connection with the Purchased Items, (xxviii) any repayment by the Deal Agent, the Purchaser, any Secured Party or any Affected Party of any amount previously distributed in payment of the Repurchase Price, payment of Price Differential or the Aggregate Unpaids or any other amount due hereunder or under any Interest Rate Protection Agreement, in each case which amount the Deal Agent, the Purchaser, any Secured Party or any Affected Party believes in good faith is required to be repaid, (xxix) the commingling of Income on the Purchased Items at any time with other funds, (xxx) any investigation, litigation or proceeding related to this Agreement or the use of proceeds of Transactions or the security interest in the Purchased Items, (xxxi) any failure by the Seller to give reasonably equivalent value to the Transferors in consideration for the transfer by the Transferors to the Seller of any item of the Purchased Items or any attempt by any Person to void or otherwise avoid any such transfer under any statutory provision or common law or equitable action, including, without limitation, any provision of the Bankruptcy Code, (xxxii) the use of the proceeds of any Transaction in a manner other than as provided in this Agreement and the Purchase Agreements, (xxxiii) any Purchased Asset treated as or represented as an Eligible Asset or as satisfying the representations and warranties set forth in Schedule 1 that, at the applicable time, does not satisfy the foregoing criteria, (xxxiv) the exercise by any Borrower of any rights of setoff against the Seller, the Guarantor or any of their Affiliates or the exercise of any rights by a Borrower that impacts, impairs, reduces or diminishes any Income or any Purchased Asset, or (xxxv) the Seller’s, the Guarantor’s and/or the Pledgor’s conduct, activities, actions and/or inactions in connection with, relating to or arising out of any of the foregoing clauses of this Subsection 11.1(a), that, in each case, results from anything other than any Indemnified Party’s gross negligence, bad faith or willful misconduct. In any suit, proceeding or action brought by an Indemnified Party in connection with any Purchased Item, the Pledged Collateral or any other collateral for the Facility for any sum owing thereunder, or to enforce any provisions of any Purchased Item, the Pledged Collateral or any other collateral for the Facility, the Seller shall save, indemnify and hold such Indemnified Party harmless from and against all expense, loss or damage suffered by reason of any defense, set-off, counterclaim, recoupment or reduction of liability whatsoever of the account debtor, obligor or Borrower thereunder arising out of a breach by the Seller, the Guarantor or the Pledgor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor, obligor or Borrower or its successors from the Seller, the Guarantor or the Pledgor. The Seller also agrees to reimburse an Indemnified Party as and when billed by such Indemnified Party for all such Indemnified Party’s costs, expenses and fees incurred in connection with the enforcement or the preservation of such Indemnified Party’s rights under this Agreement, the Repurchase Documents, the Mortgage Loan Documents and any transaction or Transaction contemplated hereby or thereby, including, without limitation, the reasonable fees and disbursements of its counsel. In the case of an investigation, litigation or other proceeding to which the indemnity in this Subsection 11.1(a) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Seller, the Guarantor, the Pledgor and/or any of their officers, directors, shareholders, employees or creditors, an Indemnified Party or any other Person or any Indemnified Party is otherwise a party thereto and whether or not any transaction contemplated hereby is consummated. Notwithstanding the foregoing, if an Indemnified Amount is incurred under clause (xxxiii) above relating to a breach of any representation or warranty in Schedule 1 of this Agreement, the Deal Agent shall first pursue such loss under the provisions of Section 2.7 of this Agreement before pursuing such loss under this Article 11.

(b) Any amounts subject to the indemnification provisions of this Section 11.1 shall be paid by the Seller to the Indemnified Party within thirty (30) Business Days following such Person’s demand therefor. For the avoidance of doubt, an Indemnified Party may seek payment of any Indemnified Amount at any time and regardless of whether a Default or an Event of Default then exists or is continuing.

(c) If for any reason the indemnification provided in this Section 11.1 is unavailable to the Indemnified Party or is insufficient to hold an Indemnified Party harmless, then the Seller shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnified Party on the one hand and the Seller and the Guarantor on the other hand but also the relative fault of such Indemnified Party as well as any other relevant equitable considerations.

(d) The obligations of the Seller under this Article XI shall survive the resignation or removal of the Deal Agent and the termination of this Agreement.

Section 11.2 After-Tax Basis.

Indemnification under Section 11.1 shall be in an amount necessary to make the Indemnified Party whole after taking into account any tax consequences to the Indemnified Party of the receipt of the indemnity provided hereunder, including the effect of such tax or refund on the amount of tax measured by net income or profits that is or was payable by the Indemnified Party.

ARTICLE XII

THE DEAL AGENT

Section 12.1 Deal Agent.

(a) Authorization and Action. The Purchasers hereby designate and appoint WCM as the Deal Agent hereunder and authorize the Deal Agent to act as agent and bailee and take such actions as agent and bailee on behalf of the Purchasers and the other Secured Parties and to exercise such powers as are delegated to the Deal Agent by the terms of this Agreement, together with such powers as are reasonably incidental thereto. The Deal Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with VFCC or the other Secured Parties, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of the Deal Agent shall be read into this Agreement or otherwise exist for the Deal Agent. In performing its functions and duties hereunder, the Deal Agent shall act solely as an agent for VFCC and the other Secured Parties and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for the Seller, the Guarantor, the Pledgor or any of their successors or assigns. The Deal Agent shall not be required to take any action that exposes the Deal Agent to personal liability or that is contrary to this Agreement or Applicable Law. The appointment and authority of the Deal Agent hereunder shall terminate at the indefeasible payment in full of the Obligations.

(b) Delegation of Duties. The Deal Agent may execute any of its duties under this Agreement or the other Repurchase Documents by or through agents, bailees or attorneys-in-fact and shall be entitled to the advice of counsel concerning all matters pertaining to such duties. The Deal Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

(c) Exculpatory Provisions. Neither the Deal Agent nor any of its directors, officers, agents or employees shall be (i) liable for any action lawfully taken or omitted to be taken by it or them under or in connection with this Agreement (except for its, their or such Person’s own gross negligence or willful misconduct or, in the case of the Deal Agent, the breach of its obligations expressly set forth in this Agreement), or (ii) responsible in any manner to VFCC or any other Secured Party for any recitals, statements, representations or warranties made by the Seller contained in this Agreement or in any certificate, report, statement or other document referred to or provided for in, or received under or in connection with, this Agreement, for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other document furnished in connection herewith, for any failure of the Seller to perform its obligations hereunder, or for the satisfaction of any condition specified in Article III. The Deal Agent shall not be under any obligation to VFCC or any other Secured Party to ascertain or to inquire as to the observance or performance of any of the agreements or covenants contained in, or conditions of, this Agreement, or to inspect the Properties, books or records of the Seller. The Deal Agent shall not be deemed to have knowledge of any Default, Event of Default or Servicer Default unless the Deal Agent has received notice from the Seller or a Secured Party.

(d) Reliance. The Deal Agent shall in all cases be entitled to rely, and shall be fully protected in relying, upon any document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel, independent accountants and other experts selected by the Deal Agent. The Deal Agent shall in all cases be fully justified in failing or refusing to take any action under this Agreement or any other document furnished in connection herewith unless it shall first receive such advice or concurrence of VFCC and the other Secured Parties, as it deems appropriate, or it shall first be indemnified to its satisfaction by VFCC and the other Secured Parties; provided, that, unless and until the Deal Agent shall have received such advice, the Deal Agent may take or refrain from taking any action as the Deal Agent shall deem advisable and in the best interests of VFCC and the other Secured Parties. The Deal Agent shall in all cases be fully protected in acting, or in refraining from acting, in accordance with a request of VFCC and the other Secured Parties, and such request and any action taken or failure to act pursuant thereto shall be binding upon VFCC and the other Secured Parties.

(e) Non-Reliance on the Deal Agent and Other Purchaser. VFCC and the other Secured Parties expressly acknowledge that neither the Deal Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Deal Agent hereafter taken, including, without limitation, any review of the affairs of the Seller, shall be deemed to constitute any representation or warranty by the Deal Agent. Each of the VFCC and the other Secured Parties represent and warrant to the Deal Agent that it has made and will make, independently and without reliance upon the Deal Agent, and based on such documents and information as it has deemed appropriate, its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of the Seller and has made its own decision to enter into this Agreement.

(f) The Deal Agent in its Individual Capacity. The Deal Agent and any of its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Seller or any Affiliate of the Seller as though the Deal Agent were not the Deal Agent hereunder. With respect to the Transactions entered into pursuant to this Agreement, the Deal Agent and each of its Affiliates shall have the same rights and powers under this Agreement as the Purchaser and may exercise the same as though it were not the Deal Agent and the terms “Purchaser” shall include the Deal Agent in its individual capacity.

(g) Successor Deal Agent. The Deal Agent may, upon five (5) Business Days’ notice to the Seller and VFCC, and the Deal Agent will, upon the direction of VFCC, resign as Deal Agent. If the Deal Agent shall resign, then VFCC shall give notice of the proposed replacement Deal Agent to the Seller. The proposed replacement Deal Agent shall be subject to the Seller’s consent, which consent shall be in writing and shall not be unreasonably withheld, conditioned or delayed (the “Consent Standard”). If the Seller fails to respond to the Deal Agent within two (2) Business Days following notice from VFCC referred to above, the Seller shall be deemed to consent to the proposed replacement Deal Agent (without the need for such consent to be in writing). Any refusal by the Seller to consent to a proposed replacement Deal Agent shall be in writing and shall be accompanied by the specific reasons therefor. If the Seller timely responds and refuses to consent to the proposed replacement Deal Agent in accordance with the Consent Standard, VFCC shall propose alternative replacement Deal Agents until the Seller consents in accordance with the Consent Standard. If for any reason no successor Deal Agent is appointed by VFCC during such five (5) Business Day period, then effective upon the expiration of such five (5) Business Day period, the Seller shall make all payments it otherwise would have made to the Deal Agent in respect of the Obligations or under the Fee Letter directly to VFCC and for all purposes shall deal directly with VFCC until the Seller consents to a proposed replacement Deal Agent in accordance with the Consent Standard. After any retiring Deal Agent’s resignation hereunder as Deal Agent, the provisions of Article XI and Article XII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Deal Agent under this Agreement.

ARTICLE XIII

MISCELLANEOUS

Section 13.1 Amendments and Waivers.

No amendment, waiver or other modification of any provision of this Agreement shall be effective without the written agreement of each of the Seller, the Deal Agent, the Purchaser, the Guarantor and, to the extent the proposed amendment, waiver or other modification materially and adversely affects the Swap Counterparty, the Swap Counterparty; provided, however, that, no such amendment, waiver or modification that is material shall be effective unless (if and to the extent required by the commercial paper program of the Purchaser) the Rating Agencies shall have provided Ratings Confirmations. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

Section 13.2 Notices and Other Communications.

All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including telex communication and communication by facsimile copy) and mailed, telexed, transmitted or delivered, as to each party hereto, at its address set forth under its name on the signature pages of this Agreement or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective, upon receipt, or in the case of (a) notice by telex, when telexed against receipt of answer back, or (b) notice by facsimile copy, when verbal communication of receipt is obtained. Neither the Seller, the Guarantor nor the Pledgor shall be entitled to any notices of any nature whatsoever from the Deal Agent, the Purchaser, any Secured Party or any Affected Party, except with respect to matters for which this Agreement or the Repurchase Documents specifically and expressly provide for the giving of notice by the Deal Agent, the Purchaser, any Secured Party or any Affected Party to the Seller, the Guarantor and/or the Pledgor and, except with respect to matters for which the Seller, the Guarantor or the Pledgor is not, pursuant to Applicable Law, permitted to waive the giving of notice.

Section 13.3 Set-offs.

(a) In addition to any rights and remedies of the Deal Agent, the Purchaser or any Secured Party provided by this Agreement, the Repurchase Documents and by Applicable Law, the Purchaser and the Deal Agent as agent for the Secured Parties shall have the right, without prior notice to the Seller or the Guarantor, any such notice being expressly waived by the Seller and the Guarantor to the extent permitted by Applicable Law, upon any amount becoming due and payable by the Seller to the Deal Agent, the Purchaser or any Secured Party hereunder, under the Repurchase Documents or otherwise (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all monies and other property of the Seller, any and all deposits (general or special, time or demand, provisional or final), in any currency, and any and all other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, and in each case at any time held or owing by the Deal Agent, the Purchaser, any Secured Party or any Affiliate thereof to or for the credit or the account of the Seller. The Deal Agent agrees promptly to notify the Seller and the Guarantor after any such set-off and application made by the Deal Agent as agent for the Secured Parties or the Purchaser, provided that the failure to give such notice shall not affect the validity of such set-off and application. The Seller and the Guarantor hereby waive any right of setoff it may have or to which it may be entitled under this Agreement from time to time against the Deal Agent, the Purchaser and any Secured Party or their assets.

(b) If any Secured Party, whether by setoff or otherwise, has payment made to it with respect to any portion of the Obligations owing to such Secured Party (other than payments received pursuant to Section 11.1) in a greater proportion than that received by any other Secured Party, such Secured Party agrees, promptly upon demand, to purchase for cash without recourse or warranty a portion of the Obligations held by the other Secured Parties so that after such purchase each Secured Party will hold its ratable proportion of the Obligations; provided, however, that if all or any portion of such excess amount is thereafter recovered from such Secured Party, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

Section 13.4 No Waiver; Etc.

(a) Upon the occurrence and during the continuance of an Event of Default, the Deal Agent, the Purchaser, a Secured Party or an Affected Party shall have, with respect to the security interest in the Purchased Assets granted pursuant to Article VIII of this Agreement, and in addition to all other rights and remedies available to the Deal Agent and Purchaser under this Agreement or other Applicable Law, all rights and remedies of a secured party upon default under the UCC.

(b) The Seller and the Guarantor agree, to the full extent that it may lawfully so agree, that neither it nor anyone claiming through or under it will set up, claim or seek to take advantage of any appraisement, valuation, stay, extension or redemption law now or hereafter in force in any locality where any Purchased Items may be situated in order to prevent, hinder or delay the enforcement or foreclosure of this Agreement, or the absolute sale of any of the Purchased Items or any part thereof, or the final and absolute putting into possession thereof, immediately after such sale, of the purchasers thereof, and the Seller and the Guarantor, each for itself and all who may at any time claim through or under it, hereby waives, to the full extent that it may be lawful so to do, the benefit of all such laws and any and all right to have any of the properties or assets constituting the Purchased Items marshaled upon any such sale, and agrees that the Deal Agent as agent to the Secured Parties or any court having jurisdiction to foreclose the security interests granted in this Agreement may sell the Purchased Items as an entirety or in such parcels as the Purchaser or such court may determine.

(c) No failure on the part of the Deal Agent, the Purchaser, a Secured Party or an Affected Party to exercise, and no delay in exercising, any right or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right or remedy hereunder preclude any further exercise thereof or the exercise of any other right. The rights and remedies herein provided are cumulative and not exclusive of any rights and remedies provided by Applicable Law. Application of the Post-Default Rate or increased Pricing Spread after a Default or Event of Default shall not be deemed to constitute a waiver of any Default or Event of Default or any rights or remedies of the Deal Agent, the Purchaser, the Secured Parties or from any other Affected Party under this Agreement, any other Repurchase Documents or Applicable Law, or a consent to any extension of time for the payment or performance of any obligation with respect to which the Post-Default Rate or increase in Pricing Spread after an Event of Default may be invoked.

(d) In the event that a claim or adjudication is made that the Deal Agent, the Purchaser, a Secured Party or an Affected Party has acted unreasonably or unreasonably delayed acting in any case where by Applicable Law or under this Agreement or the other Repurchase Documents it has an obligation to act reasonably or promptly, neither the Deal Agent, the Purchaser, the Secured Parties nor the Affected Parties shall be liable for any punitive, consequential, indirect or special damages in connection therewith or any other breach or default by the Deal Agent, the Purchaser, a Secured Party or an Affected Party, and the Seller’s and the Guarantor’s sole remedies shall be limited to commencing an action seeking injunctive relief, actual damages or declaratory judgment.

Section 13.5 Binding Effect.

This Agreement shall be binding upon and inure to the benefit of the Seller, the Deal Agent, the Purchaser, the Secured Parties, the Affected Parties and the Guarantor and their respective successors and permitted assigns.

Section 13.6 Governing Law; Consent to Jurisdiction; Waiver of Objection to Venue.

THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF). EACH OF THE PARTIES HERETO HEREBY AGREES TO THE NON-EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER IN ANY OF THE AFOREMENTIONED COURTS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.

Section 13.7 Jurisdiction; Waiver of Jury Trial.

(a) EACH OF THE PARTIES HERETO HEREBY AGREES TO THE NON-EXCLUSIVE JURISDICTION OF ANY FEDERAL COURT LOCATED WITHIN THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO AND EACH SECURED PARTY HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER IN ANY OF THE AFOREMENTIONED COURTS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.

(b) TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE BETWEEN THE PARTIES HERETO ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP BETWEEN ANY OF THEM IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. INSTEAD, ANY SUCH DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

Section 13.8 Costs, Expenses and Taxes.

(a) The Seller agrees to pay as and when billed by the Deal Agent, the Purchaser, the Secured Parties or any Affected Party all of the reasonable out-of-pocket costs and expenses incurred by the Deal Agent, the Purchaser, the Secured Parties and/or any Affected Party in connection with the development, preparation, execution and delivery of, and any amendment, supplement, renewal, extension or modification to or waiver of, this Agreement, the Repurchase Documents, any Transaction hereunder and any other documents and agreements prepared in connection herewith or therewith. The Seller agrees to pay as and when billed by the Deal Agent, the Purchaser, any Secured Party and/or any Affected Party all of the reasonable out-of-pocket costs and expenses incurred in connection with the consummation and administration of the transactions contemplated hereby and thereby including, without limitation, (i) all the reasonable fees and out-of-pocket expenses of counsel for the Deal Agent, the Purchaser, the Secured Parties and the Affected Parties with respect thereto and with respect to advising the Deal Agent, the Purchaser, the Secured Parties and the Affected Parties as to their respective rights and remedies under this Agreement, the Repurchase Documents and the other documents to be delivered hereunder or in connection herewith, (ii) all costs and expenses, if any (including reasonable counsel fees and expenses) incurred by the Deal Agent, the Purchaser, the Secured Parties and the Affected Parties in connection with the enforcement of this Agreement, the Repurchase Documents and the other documents to be delivered hereunder or thereunder or in connection herewith or therewith and (iii) all the due diligence, inspection, audit, testing, review, recording, travel, lodging or other administrative costs and expenses incurred by the Deal Agent, the Purchaser, the Secured Parties and/or any Affected Party with respect to such Person’s review, consideration and purchase or proposed purchase of any Mortgage Asset, any Purchased Asset or any Purchased Item under this Agreement and the other Repurchase Documents (including any costs necessary or incidental to the execution of any Transaction under this Agreement), including, but not limited to, those costs and expenses incurred by the Deal Agent, the Purchaser, the Secured Parties and/or any Affected Party and reimbursable by the Seller pursuant to Subsection 11.1(a) of this Agreement.

(b) The Seller shall pay on demand any and all stamp, sales, excise and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement, the Repurchase Documents or the other documents to be delivered hereunder or thereunder or any agreement or other document providing liquidity support, credit enhancement or other similar support to the Purchaser in connection with this Agreement or the funding or maintenance of Transactions hereunder.

(c) The Seller shall pay on demand all other reasonable costs, expenses and Taxes (excluding income, franchise and similar taxes) incurred by the Deal Agent, the Purchaser, the Secured Parties and the Affected Parties (“Other Costs”), including, without limitation, all reasonable costs and expenses incurred by the Deal Agent, the Purchaser, the Secured Parties and the Affected Parties in connection with periodic audits of the Seller’s, the Guarantor’s, the Pledgor’s or any Servicer’s books and records.

Section 13.9 Legal Matters.

(a) In the event of any conflict between the terms of this Agreement, any other Repurchase Document and any Confirmation, the documents shall control in the following order of priority: first, the terms of the Confirmation shall prevail, then the terms of this Agreement shall prevail, and then the terms of the other Repurchase Documents shall prevail.

(b) Each of the Seller and the Guarantor hereby acknowledges that:

(i) it has been advised by counsel of its choosing in the negotiation, execution and delivery of the Repurchase Documents;

(ii) it has no fiduciary relationship with the Deal Agent, the Purchaser or any Secured Party (including under any Repurchase Document); and

(iii) no joint venture exists with the Purchaser.

Section 13.10 Recourse.

(a) No recourse under or with respect to any obligation, covenant or agreement (including, without limitation, the payment of any fees or any other obligations) of the Deal Agent, the Purchaser, any Secured Party, any Affected Party, the Seller or the Guarantor as contained in this Agreement or any other Repurchase Document entered into by any such party pursuant hereto or thereto or in connection herewith or therewith shall be had against any administrator of the Deal Agent, the Purchaser, the Secured Parties, any Affected Party, the Seller, the Pledgor or the Guarantor or any incorporator, Affiliate, owner, member, partner, stockholder, officer, director, employee, agent or attorney of the Deal Agent, the Purchaser, the Secured Parties, any Affected Party, the Seller, the Pledgor or the Guarantor, or of any such administrator, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that the agreements of each of the Deal Agent, the Purchaser, the Secured Parties, the Affected Parties, the Seller, the Pledgor and the Guarantor contained in this Agreement and all of the other agreements, instruments and documents entered into by any such party pursuant hereto or thereto or in connection herewith or therewith are, in each case, solely the corporate obligations of the Deal Agent, the Purchaser, the Secured Parties, the Affected Parties, the Seller, the Pledgor and the Guarantor, and that no personal liability whatsoever shall attach to or be incurred by any administrator of the Deal Agent, the Purchaser, the Secured Parties, the Affected Parties, the Seller, the Pledgor or the Guarantor or any incorporator, owner, member, partner, stockholder, Affiliate, officer, director, employee, agent or attorney of the Deal Agent, the Purchaser, the Secured Parties, the Affected Parties, the Seller, the Pledgor or the Guarantor, or of any such administrator, as such, or any other of them, under or by reason of any of the obligations, covenants or agreements of the Deal Agent, the Purchaser, the Secured Parties or the Affected Parties, the Seller, the Pledgor or the Guarantor contained in this Agreement, the Repurchase Documents or in any other such instruments, documents or agreements, or that are implied therefrom, and that any and all personal liability of every such administrator of the Deal Agent, the Purchaser, the Secured Parties, any Affected Party, the Seller, the Pledgor and the Guarantor and each incorporator, owner, member, partner, stockholder, Affiliate, officer, director, employee, agent or attorney of the Deal Agent, the Purchaser, the Secured Parties or the Affected Parties, the Seller, the Pledgor and the Guarantor, or of any such administrator, or any of them, for breaches by the Deal Agent, the Purchaser, the Secured Parties or any Affected Party, the Seller, the Pledgor or the Guarantor of any such obligations, covenants or agreements, which liability may arise either at common law or at equity, by statute or constitution, or otherwise, is hereby expressly waived as a condition of and in consideration for the execution of this Agreement. The provisions of this Section 13.10(a) shall survive the termination of this Agreement until the expiration of the applicable statute of limitations.

(b) Notwithstanding anything in this Agreement to the contrary, neither VFCC nor any other Purchaser that is a commercial paper conduit shall have any obligation to pay any amount required to be paid by it hereunder in excess of any amount available to VFCC or any other Purchaser that is a commercial paper conduit after paying or making provision for the payment of its Commercial Paper Notes. All payment obligations of VFCC and the other Purchasers that are commercial paper conduits hereunder are contingent on the availability of funds to such Purchaser in excess of the amounts necessary to pay its Commercial Paper Notes; and each of the other parties hereto agrees that it shall not have a claim under Section 101(5) of the Bankruptcy Code if and to the extent that any such payment obligation owed to it by VFCC or any other Purchaser that is a commercial paper conduit, as applicable, exceeds the amount available to VFCC or any other Purchaser that is a commercial paper conduit, as applicable, to pay such amount after paying or making provision for the payment of its Commercial Paper Notes.

Section 13.11 Protection of Right, Title and Interest; Further Action Evidencing Transactions.

(a) The Seller agrees that, from time to time, at its expense, it will promptly execute and deliver all instruments and documents, and take all actions, that the Deal Agent and the Purchaser may reasonably request in order to perfect, protect or more fully evidence the Transactions hereunder and the security interest granted in the Purchased Items, or to enable the Deal Agent as agent for the Secured Parties and the Purchaser to exercise and enforce its rights and remedies hereunder, under any Repurchase Document or under any Purchased Item.

(b) If the Seller fails to perform any of its obligations hereunder, the Deal Agent or the Purchaser may (but shall not be required to) perform, or cause performance of, such obligation; and the Deal Agent’s or the Purchaser’s reasonable costs and expenses incurred in connection therewith shall be payable by the Seller. The Seller irrevocably appoints the Deal Agent and the Purchaser as its attorney-in-fact and authorizes the Deal Agent and the Purchaser to act on behalf of the Seller to file financing statements necessary or desirable in the Deal Agent’s and Purchaser’s discretion to perfect and to maintain the perfection and priority of the security interest in the Purchased Items. This appointment is coupled with an interest and is irrevocable.

Section 13.12 Term of this Agreement.

This Agreement, including, without limitation, the Seller’s, the Guarantor’s, and the Pledgor’s representations, agreements, covenants, obligations and duties set forth herein, creates and constitutes the continuing obligation of the parties hereto in accordance with its terms and shall remain in full force and effect until the Obligations are paid in full; provided, however, notwithstanding the repayment in full of the Obligations and/or the termination of this Agreement, the indemnification and payment provisions of Article XI, the provisions of Subsections 2.5(b), 2.13, 2.14, 13.7, 13.8, 13.10(a) and 13.13, and any other provision that by its terms expressly survives termination, shall each be continuing and shall survive any termination of this Agreement until the expiration of the statute of limitations applicable thereto. This Agreement and the other Repurchase Documents shall continue to be effective or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Obligations is rescinded or must otherwise be restored or returned by the Deal Agent as agent for the Secured Parties or the Purchaser as a preference, fraudulent conveyance or otherwise under any Insolvency Law, all as though such payment had not been made; provided that in the event payment of all or any part of the Obligations is rescinded or must be restored or returned, all reasonable costs and expenses (including, without limitation, any reasonable legal fees and disbursements) incurred by the Deal Agent as agent for the Secured Parties or the Purchaser in defending and enforcing such reinstatement shall be deemed to be included as a part of the Obligations.

Section 13.13 Confidentiality.

(a) Each of the Deal Agent, the Purchasers, the Secured Parties, the Affected Parties, the Liquidity Agent, the Custodian, the Seller, the Guarantor, the Pledgor, and each Servicer shall maintain and shall cause each of its employees and officers to maintain the confidentiality of this Agreement, the other Repurchase Documents and all information with respect to the other parties, including all information regarding the business of the Seller, the Guarantor and the Pledgor and their respective businesses obtained by it or them in connection with the structuring, negotiating and execution of the transactions contemplated herein, except that each such party and its directors, officers and employees may (i) disclose such information to its external accountants, attorneys, investors, potential investors and credit enhancers to the Purchasers (including the directors, officers, external accountants, and attorneys of such credit enhancers) and the agents or advisors of such Persons (“Excepted Persons”) who have a need to know such information, provided that each Excepted Person shall be advised by the party disclosing such information of the confidential nature of the information being disclosed, (ii) disclose the existence of this Agreement, but not the financial terms thereof, (iii) disclose such information as is required by Applicable Law and (iv) disclose this Agreement and such information in any suit, action, proceeding or investigation (whether in law or in equity or pursuant to arbitration) involving any of the Repurchase Documents or any Interest Rate Protection Agreement for the purpose of defending itself, reducing its liability or protecting or exercising any of its claims, rights, remedies or interests under or in connection with any of the Repurchase Documents or any Interest Rate Protection Agreement, provided that the Persons permitted to make such disclosures under clauses (iii) and (iv) shall also include credit enhancers to the Purchasers. It is understood that the financial terms that may not be disclosed except in compliance with this Subsection 13.13(a) include, without limitation, all fees and other pricing terms, and all Events of Default, Servicer Defaults and priority of payment provisions.

(b) Anything herein to the contrary notwithstanding, the Seller, the Guarantor, the Pledgor and each Servicer each hereby consents to the disclosure of any nonpublic information with respect to it (i) to the Deal Agent, the Purchasers, the Liquidity Agent, the Custodian, the Secured Parties and the Affected Parties by each other, (ii) by the Deal Agent or the Purchasers to any prospective or actual assignee or participant of any of them or (iii) by the Deal Agent, the Liquidity Agent or a Purchaser to any Rating Agency, commercial paper dealer or provider of a surety, guaranty or credit or liquidity enhancement to a Purchaser and to any officers, directors, employees, outside accountants, advisors and attorneys of any of the foregoing, provided each such Person is informed of and agrees to for NorthStar the confidential nature of such information. In addition, the Secured Parties, the Liquidity Agent, the Purchasers, any credit enhancers to the Purchasers and the Deal Agent may disclose any such nonpublic information as required pursuant to any law, rule, regulation, direction, request or order of any judicial, administrative or regulatory authority or proceedings (whether or not having the force or effect of law).

(c) Notwithstanding anything herein to the contrary, the foregoing shall not be construed to prohibit (i) disclosure of any and all information that is or becomes publicly known, (ii) disclosure of any and all information (A) if required to do so by any applicable statute, law, rule or regulation, (B) to any government agency or regulatory body having or claiming authority to regulate or oversee any respects of any of the Purchasers, the Secured Parties, the Affected Parties, the Liquidity Agent, the Seller’s, the Guarantors or the Custodian’s business or that of their Affiliates, (C) pursuant to any subpoena, civil investigative demand or similar demand or request of any court, regulatory authority, arbitrator or arbitration to which any of the Purchasers, the Secured Parties, the Affected Parties, the Liquidity Agent, the Seller’s, the Guarantors or the Custodian or an Affiliate or an officer, director, employer or shareholder thereof is a party, (D) in any preliminary or final offering circular, registration statement or contract or other document pertaining to the transactions contemplated herein approved in advance by the Purchaser, the Deal Agent, the Seller, the Guarantor, the Pledgor or any Servicer or (E) to any Affiliate, independent or internal auditor, agent, employee or attorney of the Custodian having a need to know the same, provided that the Custodian advises such recipient of the confidential nature of the information being disclosed or (iii) any other disclosure authorized by the Seller, the Guarantor, the Pledgor or any Servicer.

(d) Notwithstanding anything to the contrary contained herein, the Repurchase Documents or in any related document, all Persons may disclose to any and all Persons, without limitation of any kind, the federal income tax treatment of any of the transactions contemplated by this Agreement, the Repurchase Documents or any other related document, any fact relevant to understanding the federal tax treatment of such transactions and all materials of any kind (including opinions or other tax analyses) relating to such federal income tax treatment.

(e) Notwithstanding anything to the contrary contained herein or in any Repurchase Document, Guarantor and any Affiliate of Guarantor shall be entitled to disclose any and all terms of any Repurchase Document (including the public filing thereof) if the Guarantor, in its sole discretion, deems it necessary or appropriate under the rules or regulations of the Securities and Exchange Commission and/or the New York Stock Exchange.

Section 13.14 Execution in Counterparts.

(a) This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts (including by facsimile), each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

(b) Each provision of this Agreement shall be valid, binding and enforceable to the fullest extent permitted by Applicable Law. In case any provision in or obligation, duty, covenant or agreement under this Agreement or the other Repurchase Documents shall be invalid, illegal or unenforceable in any jurisdiction (either in its entirety or as applied to any Person, fact, circumstance, action or inaction), the validity, legality and enforceability of the remaining provisions, obligations, duties, covenants and agreements, or of such provision, obligation, duty, covenant or agreement in any other jurisdiction or as applied to any Person, fact, circumstance, action or inaction, shall not in any way be affected or impaired thereby.

(c) This Agreement and any other Repurchase Document executed in connection herewith contain the final and complete integration of all prior expressions by the parties hereto and thereto with respect to the subject matter hereof and thereof and shall constitute the entire agreement among the parties hereto and thereto with respect to the subject matter hereof and thereof, superseding all prior oral or written understandings.

Section 13.15 Seller’s Waiver of Setoff.

Each of the parties hereto (other than VFCC and any Affected Party) hereby waives any right of setoff it may have or to which it may be entitled under this Agreement and the other Repurchase Documents from time to time against VFCC and any Affected Party or their assets or Properties.

Section 13.16 Assignments and Participations; Hypothecation of Purchased Assets.

Neither the Seller nor the Guarantor may assign, delegate, grant any interest in, permit any Lien to exist on or otherwise transfer in any way any of its rights, duties, covenants or obligations under this Agreement or the other Repurchase Documents without the prior written consent of the Deal Agent in its discretion and any attempt by the Seller or the Guarantor to do any of the foregoing without the prior written consent of the Deal Agent in its discretion shall be null and void. The Deal Agent, the Purchaser and any Secured Party may sell, transfer, assign, pledge or grant participation interests to any Person (other than to competitors of NorthStar that are disclosed in writing from time to time to the Deal Agent, provided that Wachovia, any Secured Party, any commercial paper conduit administered or managed by Wachovia and any Affiliate of the foregoing shall not be deemed to be competitors of NorthStar) in all or any portion of any Transaction, its interest in all or any portion of any Purchased Item and/or any other interest of the Purchaser or any Secured Party under this Agreement and the other Repurchase Documents but no such assignment or participation shall affect or obviate a Purchaser’s or Deal Agent’s obligation to transfer Purchased Assets back to the Seller or to apply income to or for the benefit of the Seller to the extent expressly provided by this Agreement (any such entity, a “Transferee”), provided that the Deal Agent shall give concurrent notice to the Seller of any assignment (the failure to give such notice, however, shall not affect the validity or enforceability of such assignment). Each of the Seller and the Guarantor agrees to cooperate, at the Deal Agent’s expense, with the Deal Agent, the Purchaser and each Secured Party in connection with any such assignment, transfer, pledge, participation or sale, and to enter into such restatements of, and amendments, supplements and other modifications to, this Agreement, in order to give effect to such assignment, transfer, pledge, participation or sale. The parties to any such transfer, assignment, pledge or participation shall execute and deliver to the Deal Agent, for its acceptance and recording in its books and records, such agreement as shall be satisfactory to such parties and the Deal Agent.

Section 13.17 Single Agreements.

The Deal Agent, the Purchaser and the Seller acknowledge that, and have entered hereinto and will enter into each Transaction hereunder in consideration of and in reliance upon the fact that, all Transactions hereunder constitute a single business and contractual relationship and have been made in consideration of each other. Accordingly, each of the Seller and the Guarantor agrees (i) to perform all of its obligations in respect of each Transaction hereunder, and that a default in the performance of any such obligations shall constitute a default by it in respect of all Transactions hereunder, and (ii) that payments, deliveries and other transfers made by it or others on its behalf in respect of any Transaction shall be deemed to have been made in consideration of payments, deliveries and other transfers in respect of any other Transactions hereunder, and the obligations to make any such payments, deliveries and other transfers may be applied against each other and netted.

Section 13.18 Disclosure Relating to Certain Federal Protections.

The parties acknowledge that they have been advised that:

(a) in the case of Transactions in which one of the parties is a broker or dealer registered with the Securities and Exchange Commission (“SEC”) under Section 15 of the Securities Exchange Act of 1934 (“1934 Act”), the Securities Investor Protection Corporation has taken the position that the provisions of the Securities Investor Protection Act of 1970 (“SIPA”) do not protect the other party with respect to any Transaction hereunder;

(b) in the case of Transactions in which one of the parties is a government securities broker or a government securities dealer registered with the SEC under Section 15C of the 1934 Act, SIPA will not provide protection to the other party with respect to any Transaction hereunder; and

(c) in the case of Transactions in which one of the parties is a financial institution, funds held by the financial institution pursuant to a Transaction hereunder are not a deposit and therefore are not insured by the Federal Deposit Insurance Corporation or the National Credit Union Share Insurance Fund, as applicable; and

(d) in the case of Transactions in which one of the parties is an “insured depository institution” as that term is defined in Section 1813(c)(2) of Title 12 of the United States Code, funds held by the financial institution pursuant to a Transaction hereunder are not a deposit and therefore are not insured by the Federal Deposit Insurance Corporation, the Savings Association Insurance Fund or the Bank Insurance Fund, as applicable.

Section 13.19 Intent.

(a) The parties recognize that each Transaction is a “Repurchase Agreement” as that term is defined in Section 101 of Title 11 of the United States Code, as amended (except insofar as the type of Purchased Assets subject to such Transaction or the term of such Transaction would render such definition inapplicable) and a “Securities Contract” as that term is defined in Section 741 of Title 11 of the United States Code, as amended (except insofar as the type of Purchased Assets subject to such Transaction would render such definition inapplicable).

(b) The parties agree and acknowledge that if a party hereto is an “Insured Depository Institution,” as such term is defined in the Federal Deposit Insurance Act, as amended (“FDIA”), then each Transaction hereunder is a “Qualified Financial Contract,” as that term is defined in FDIA and any rules, orders or policy statements thereunder (except insofar as the type of Purchased Assets subject to such Transaction would render such definition inapplicable).

(c) It is understood and agreed that this Agreement constitutes a “Master Netting Agreement” as that term is defined in Section 101 of Title 11 of the United States Code.

(d) It is understood that this Agreement constitutes a “Netting Contract” as defined in and subject to Title IV of the Federal Deposit Insurance Corporation Improvement Act of 1991 (“FDICIA”) and each payment entitlement and payment obligation under any Transaction hereunder shall constitute a “Covered Contractual Payment Entitlement” or “Covered Contractual Payment Obligation”, respectively, as defined in and subject to FDICIA (except insofar as one or both of the parties is not a “Financial Institution” as that term is defined in FDICIA or regulations promulgated thereunder).

(e) It is understood that any party’s right to liquidate Purchased Assets delivered to it in connection with Transactions hereunder or to exercise any other remedies pursuant to Section 10.2 is a contractual right to liquidate such Transaction as described in Sections 555, 559 and 561 of Title 11 of the United States Code, as amended.

Section 13.20 Review of Due Diligence and Books and Records.

Each of the Seller and the Guarantor acknowledge that each of the Deal Agent, the Purchaser and the other Secured Parties has the right to perform continuing due diligence reviews with respect to the Purchased Items and the Seller and the Guarantor for purposes of verifying compliance with the representations, warranties, covenants, agreements and specifications made hereunder, under the Repurchase Documents or otherwise, and each of the Seller and the Guarantor agree that, upon reasonable (but no less than one (1) Business Day’s) prior notice, unless an Event of Default shall have occurred, in which case no notice is required, to the Seller or the Guarantor, as applicable, the Deal Agent, the Purchaser, the other Secured Parties or their authorized representatives shall be permitted during normal business hours to examine, inspect, and make copies and extracts of, the books and records of the Seller and the Guarantor, the Mortgage Asset Files and any and all documents, records, agreements, instruments or information relating to the Purchased Items in the possession or under the control of the Seller, the Guarantor, and/or the Custodian. Each of the Seller and the Guarantor also shall make available to the Deal Agent, the Purchaser and the other Secured Parties a knowledgeable financial or accounting officer for the purpose of answering questions respecting the Seller, the Guarantor, the Mortgage Asset Files and the Purchased Items. Each of the Seller and the Guarantor shall also make available to the Deal Agent, the Purchaser and the other Secured Parties any accountants or auditors of the Seller and the Guarantor to answer any questions or provide any documents as the Deal Agent, the Purchaser and the other Secured Parties may require. The Seller and the Guarantor shall also cause each of the Servicers and PSA Servicers (to the extent permitted under the applicable Pooling and Servicing Agreement) to cooperate with the Deal Agent, the Purchaser and the other Secured Parties by permitting the Deal Agent, the Purchaser and the other Secured Parties to conduct due diligence reviews of files of each such Servicer and PSA Servicer. Without limiting the generality of the foregoing, each of the Seller and the Guarantor acknowledge that the Deal Agent, the Purchaser and the other Secured Parties may purchase Purchased Items from the Seller based solely upon the information provided by the Seller or the Guarantor to the Deal Agent in the Seller Asset Schedule and the representations, warranties and covenants contained herein, and that the Deal Agent, the Purchaser and the other Secured Parties, at their option, have the right at any time to conduct a partial or complete due diligence review on some or all of the Purchased Items purchased in a Transaction, including, without limitation, ordering new credit reports and new appraisals on the related Underlying Mortgaged Properties and otherwise re-generating the information used to originate such Purchased Items. The Deal Agent, the Purchaser and the other Secured Parties may underwrite such Purchased Items itself or engage a mutually agreed upon third party underwriter to perform such underwriting. Each of the Seller and the Guarantor agrees to cooperate with the Deal Agent, the Purchaser and the other Secured Parties and any third party underwriter in connection with such underwriting, including, but not limited to, providing the Deal Agent, the Purchaser and the other Secured Parties and any third party underwriter with access to any and all documents, records, agreements, instruments or information relating to such Purchased Items in the possession, or under the control, of the Seller or the Guarantor. The Seller shall pay all out-of-pocket costs and expenses incurred by the Deal Agent, the Purchaser and the other Secured Parties in connection with the Deal Agent’s, the Purchaser’s and the other Secured Parties ‘activities pursuant to this Section 13.20.

Section 13.21 Use of Employee Plan Assets.

If assets of an employee benefit plan subject to any provision of the Employee Retirement Income Security Act of 1974 (“ERISA”) are intended to be used by either party hereto (the “Plan Party”) in a Transaction, the Plan Party shall so notify the other party prior to the Transaction. The Plan Party shall represent in writing to the other party that the Transaction does not constitute a prohibited transaction under ERISA or is otherwise exempt therefrom, and the other party may proceed in reliance thereon but shall not be required so to proceed.

Section 13.22 Time of the Essence.

Time is of the essence with respect to all obligations, duties, covenants, agreements, notices or actions or inactions of the Deal Agent, the Purchaser, the Seller and the Guarantor under this Agreement and the other Repurchase Documents.

Section 13.23 Construction.

This Agreement shall be construed fairly as to the parties hereto and not in favor of or against any party, regardless of which party or which party’s counsel prepared this Agreement.

Section 13.24 Joint and Several Obligations.

(a) At all times during which there is more than one (1) Seller under this Agreement, the liability of each Seller shall be joint and several and the joint and several obligations of each Seller under the Repurchase Documents (a) (i) shall be absolute and unconditional and shall remain in full force and effect (or be reinstated) until all the Obligations shall have been paid in full and the expiration of any applicable preference or similar period pursuant to any bankruptcy, insolvency, reorganization, moratorium or similar law, or at law or in equity, without any claim having been made before the expiration of such period asserting an interest in all or any part of any payment(s) received by the Deal Agent as agent for the Secured Parties, and (ii) until such payment has been made, shall not be discharged, affected, modified or impaired on the happening from time to time of any event, including, without limitation, any of the following, whether or not with notice to or the consent of any Seller, the Guarantor or the Pledgor, (A) the waiver, compromise, settlement, release, termination or amendment (including, without limitation, any extension or postponement of the time for payment or performance or renewal or refinancing) of any or all of the obligations or agreements of any Seller, the Guarantor or the Pledgor under the Agreement or any Repurchase Document, (B) the failure to give notice to any Seller, the Guarantor or the Pledgor of the occurrence of an Event of Default under any of the Repurchase Documents, (C) the release, substitution or exchange by the Deal Agent as agent for the Secured Parties of any or all of the Purchased Items (whether with or without consideration) or the acceptance by the Deal Agent as agent for the Secured Parties of any additional collateral or the availability or claimed availability of any other collateral or source of repayment or any nonperfection or other impairment of collateral, (D) the release of any Person primarily or secondarily liable for all or any part of the Obligations, whether by the Deal Agent as agent for the Secured Parties or in connection with any voluntary or involuntary liquidation, dissolution, receivership, insolvency, bankruptcy, assignment for the benefit of creditors or similar event or proceeding affecting any or all of any Seller, the Guarantor, the Pledgor or any other Person who, or any of whose Property, shall at the time in question be obligated in respect of the Obligations or any part thereof, or (E) to the extent permitted by Applicable Law, any other event, occurrence, action or circumstance that would, in the absence of this Section 13.24, result in the release or discharge of any or all of any Seller from the performance or observance of any obligation, covenant or agreement contained in the Agreement or the Repurchase Documents; (b) each Seller expressly agrees that the Deal Agent as agent for the Secured Parties shall not be required first to initiate any suit or to exhaust its remedies against any Seller, the Guarantor, the Pledgor or any other Person to become liable, or against any of the Purchased Items or the Pledged Collateral, in order to enforce this Agreement or the Repurchase Documents and each Seller, the Guarantor and the Pledgor expressly agree that, notwithstanding the occurrence of any of the foregoing, each Seller shall be and remain directly and primarily liable for all sums due under the Agreement or any of the Repurchase Documents; and, (c) on disposition by the Deal Agent as agent for the Secured Parties of any Property encumbered by any Purchased Items, each Seller shall be and shall remain jointly and severally liable for any deficiency.

(b) Each Seller hereby agrees that, to the extent another Seller shall have paid more than its proportionate share of any payment made hereunder, the Seller shall be entitled to seek and receive contribution from and against any other Seller which has not paid its proportionate share of such payment; provided, however, that the provisions of this Section 13.24 shall in no respect limit the obligations and liabilities of any Seller to the Deal Agent, the Purchaser, or any Secured Party, and, notwithstanding any payment or payments made by any Seller (the “paying Seller”) hereunder or any set-off or application of funds of the paying Seller by the Deal Agent on behalf of the Secured Parties, the paying Seller shall not be entitled to be subrogated to any of the rights of the Deal Agent, the Purchaser or any Secured Party against any other Seller or any collateral security or guarantee or right of offset held by the Deal Agent, the Purchaser or any Secured Party, nor shall the paying Seller seek or be entitled to seek any contribution or reimbursement from the other Seller in respect of payments made by the paying Seller hereunder, until all amounts owing to the Deal Agent, the Purchaser or any Secured Party by the Seller under the Repurchase Documents are paid in full. If any amount shall be paid to the paying Seller on account of such subrogation rights at any time when all such amounts shall not have been paid in full, such amount shall be held by the paying Seller in trust for the Deal Agent on behalf of the Secured Parties, segregated from other funds of the paying Seller, and shall, forthwith upon receipt by the paying Seller, be turned over to the Deal Agent on behalf of the Secured Parties in the exact form received by the paying Seller (duly indorsed by the paying Seller to the Deal Agent on behalf of the Secured Parties, if required), to be applied against amounts owing to the Deal Agent, the Purchaser or any Secured Party by the Seller under the Repurchase Documents, whether matured or unmatured, in such order as the Deal Agent may determine in its discretion.

Section 13.25 No Proceedings.

Each of the Seller, the Guarantor and the Pledgor hereby agrees that it will not institute against, or join any other Person in instituting against, VFCC, the Deal Agent, any other Purchaser or any Secured Party any Insolvency Proceeding so long as any commercial paper issued by VFCC or any other Purchaser shall be outstanding and there shall not have elapsed one (1) year and one (1) day since the last day on which any such commercial paper shall have been outstanding.

Section 13.26 Third Party Beneficiary.

Each of the Secured Parties shall be a third party beneficiary of the terms and provisions of this Agreement and the other Repurchase Documents. Notwithstanding anything contained herein to the contrary, all representations, warranties, duties and covenants of the Seller and the Guarantor to or for the benefit of the Deal Agent, the Purchaser or any Affected Party shall also be to and for the benefit of the Secured Parties, regardless of whether the same is expressly stated in each instance.

Section 13.27 Heading and Exhibits.

The headings herein are for purposes of references only and shall not otherwise affect the meaning or interpretation of any provision hereof. The schedules and exhibits attached hereto and referred to herein shall constitute a part of this Agreement and are incorporated into this Agreement for all purposes.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

THE SELLERS:	NRFC WA HOLDINGS, LLC, a Delaware limited liability company

	By:	/s/ Daniel R. Gilbert
Name: Daniel R. Gilbert
Title: Executive Vice President

NRFC WA Holdings, LLC c/o NorthStar Realty Finance Corp. 527 Madison Avenue New York, New York 10022
Attention:	Andy Richardson Al Tylis, Esq. Daniel R. Gilbert
Facsimile No.:	(212) 208-2651 (212) 319-4558
Confirmation No.:	(212) 319-2618 (212) 319-4327 (212) 319-3679

with a copy to:

Paul Hastings Janofsky & Walker LLP 75 East 55th Street New York, New York 10022
Attention:	Robert J. Grados, Esq.
Facsimile No.:	(212) 230-7830
Confirmation No.:	(212) 318-6923

[Signatures Continued on the Following Page]

THE SELLERS (cont.):	NRFC WA HOLDINGS II, LLC, a Delaware limited liability company

	By:	/s/ Daniel R. Gilbert
Name: Daniel R. Gilbert
Title: Executive Vice President

NRFC WA Holdings II, LLC c/o NorthStar Realty Finance Corp. 527 Madison Avenue New York, New York 10022
Attention:	Andy Richardson Al Tylis, Esq. Daniel R. Gilbert
Facsimile No.:	(212) 208-2651 (212) 319-4558
Confirmation No.:	(212) 319-2618 (212) 319-4327 (212) 319-3679

with a copy to:

Paul Hastings Janofsky & Walker LLP 75 East 55th Street New York, New York 10022
Attention:	Robert J. Grados, Esq.
Facsimile No.:	(212) 230-7830
Confirmation No.:	(212) 318-6923

[Signatures Continued on the Following Page]

THE SELLERS (cont.):	NRFC WA HOLDINGS VII, LLC, a Delaware limited liability company

	By:	/s/ Daniel R. Gilbert
Name: Daniel R. Gilbert
Title: Executive Vice President

NRFC WA Holdings VII, LLC c/o NorthStar Realty Finance Corp. 527 Madison Avenue New York, New York 10022
Attention:	Andy Richardson Al Tylis, Esq. Daniel R. Gilbert
Facsimile No.:	(212) 208-2651 (212) 319-4558
Confirmation No.:	(212) 319-2618 (212) 319-4327 (212) 319-3679

with a copy to:

Paul Hastings Janofsky & Walker LLP 75 East 55th Street New York, New York 10022
Attention:	Robert J. Grados, Esq.
Facsimile No.:	(212) 230-7830
Confirmation No.:	(212) 318-6923

[Signatures Continued on the Following Page]

THE SELLERS (cont.):	NRFC WA HOLDINGS X, LLC, a Delaware limited liability company

	By:	/s/ Daniel R. Gilbert
Name: Daniel R. Gilbert
Title: Executive Vice President

NRFC WA Holdings X, LLC c/o NorthStar Realty Finance Corp. 527 Madison Avenue New York, New York 10022
Attention:	Andy Richardson Al Tylis, Esq. Daniel R. Gilbert
Facsimile No.:	(212) 208-2651 (212) 319-4558
Confirmation No.:	(212) 319-2618 (212) 319-4327 (212) 319-3679

with a copy to:

Paul Hastings Janofsky & Walker LLP 75 East 55th Street New York, New York 10022
Attention:	Robert J. Grados, Esq.
Facsimile No.:	(212) 230-7830
Confirmation No.:	(212) 318-6923

[Signatures Continued on the Following Page]

THE SELLERS (cont.):	NRFC WA HOLDINGS XI, LLC, a Delaware limited liability company

	By:	/s/ Daniel R. Gilbert
Name: Daniel R. Gilbert
Title: Executive Vice President

NRFC WA Holdings XI, LLC c/o NorthStar Realty Finance Corp. 527 Madison Avenue New York, New York 10022
Attention:	Andy Richardson Al Tylis, Esq. Daniel R. Gilbert
Facsimile No.:	(212) 208-2651 (212) 319-4558
Confirmation No.:	(212) 319-2618 (212) 319-4327 (212) 319-3679

with a copy to:

Paul Hastings Janofsky & Walker LLP 75 East 55th Street New York, New York 10022
Attention:	Robert J. Grados, Esq.
Facsimile No.:	(212) 230-7830
Confirmation No.:	(212) 318-6923

[Signatures Continued on the Following Page]

THE SELLERS (cont.):	NRFC WA HOLDINGS XII, LLC, a Delaware limited liability company

	By:	/s/ Daniel R. Gilbert
Name: Daniel R. Gilbert
Title: Executive Vice President

NRFC WA Holdings XII, LLC c/o NorthStar Realty Finance Corp. 527 Madison Avenue New York, New York 10022
Attention:	Andy Richardson Al Tylis, Esq. Daniel R. Gilbert
Facsimile No.:	(212) 208-2651 (212) 319-4558
Confirmation No.:	(212) 319-2618 (212) 319-4327 (212) 319-3679

with a copy to:

Paul Hastings Janofsky & Walker LLP 75 East 55th Street New York, New York 10022
Attention:	Robert J. Grados, Esq.
Facsimile No.:	(212) 230-7830
Confirmation No.:	(212) 318-6923

[Signatures Continued on the Following Page]

THE PURCHASERS:	VARIABLE FUNDING CAPITAL COMPANY LLC, as a Purchaser

	By:	Wachovia Capital Markets, LLC,
as attorney-in-fact

By:	/s/ Douglas R. Wilson, Sr.
Name: Douglas R. Wilson, Sr.
Title: Director

Variable Funding Capital Company LLC
c/o Wachovia Capital Markets, LLC
One Wachovia Center, Mail Code: TW10
301 South College Street
Charlotte, North Carolina	28288
Attention:	Conduit Administration
Facsimile No.:	(704) 383-9579
Confirmation No.:	(704) 374-2520

with a copy to:

Wachovia Capital Markets, LLC
One Wachovia Center, Mail Code: NC0166
301 South College Street
Charlotte, North Carolina	28288
Attention:	Joseph F. Cannon
Facsimile No.:	(704) 715-0066
Confirmation No.:	(704) 383-2324

With respect to notices required pursuant to Section 13.1, a copy of notices sent to VFCC shall be sent to:

Lord Securities Corp.
2 Wall Street, 19th Floor
New York, New York 10005
Attention:	Vice President
Facsimile No.:	(212) 346-9012
Confirmation No.:	(212) 346-9008

[Signatures Continued on the Following Page]

THE PURCHASERS (cont.):	WACHOVIA BANK, NATIONAL ASSOCIATION as the Swingline Purchaser

	By:	/s/ Joseph F. Cannon
Name: Joseph F. Cannon
Title: Vice President

Wachovia Bank, National Association
One Wachovia Center, Mail Code: NC0166
301 South College Street
Charlotte, North Carolina 28288
Attention:	Joseph F. Cannon
Facsimile No.:	(704) 715-0066
Confirmation No.:	(704) 383-2324

[Signatures Continued on the Following Page]

THE DEAL AGENT:	WACHOVIA CAPITAL MARKETS, LLC

	By:	/s/ Joseph F. Cannon
Name: Joseph F. Cannon
Title: Vice President

Wachovia Capital Markets, LLC
One Wachovia Center, Mail Code: NC0166
301 South College Street
Charlotte, North Carolina 28288
Attention:	Joseph F. Cannon
Facsimile No.:	(704) 715-0066
Confirmation No.:	(704) 383-2324

[Signatures Continued on the Following Page]

THE GUARANTORS:	NORTHSTAR REALTY FINANCE CORP., a Maryland corporation

	By:	/s/ Daniel R. Gilbert
Name: Daniel R. Gilbert
Title: Executive Vice President

NorthStar Realty Finance Corp.
527 Madison Avenue
New York, New York 10022
Attention:	Andy Richardson
Al Tylis, Esq.
Daniel R. Gilbert
Facsimile No.:	(212) 208-2651
(212) 319-4558
Confirmation No.:	(212) 319-2618
(212) 319-4327
(212) 319-3679

with a copy to:

Paul Hastings Janofsky & Walker LLP
75 East 55th Street
New York, New York 10022
Attention:	Robert J. Grados, Esq.
Facsimile No.:	(212) 230-7830
Confirmation No.:	(212) 318-6923

[Signatures Continued on the Following Page]

THE GUARANTORS (cont.):	NORTHSTAR REALTY FINANCE L.P., a Delaware limited partnership,

	By:	NorthStar Realty Finance Corp., a Maryland corporation, its general partner

	By:	/s/ Daniel R. Gilbert
Name: Daniel R. Gilbert
Title: Executive Vice President

NorthStar Realty Finance L.P.
527 Madison Avenue
New York, New York 10022
Attention:	Andy Richardson
Al Tylis, Esq.
Daniel R. Gilbert
Facsimile No.:	(212) 208-2651
(212) 319-4558
Confirmation No.:	(212) 319-2618
(212) 319-4327
(212) 319-3679

with a copy to:

Paul Hastings Janofsky & Walker LLP
75 East 55th Street
New York, New York 10022
Attention:	Robert J. Grados, Esq.
Facsimile No.:	(212) 230-7830
Confirmation No.:	(212) 318-6923

[Signatures Continued on the Following Page]

Acknowledged and Agreed to:

THE PLEDGOR:	NRFC SUB-REIT CORP., a Maryland corporation

	By:	/s/ Daniel R. Gilbert
Name: Daniel R. Gilbert
Title: Executive Vice President

NRFC Sub-REIT Corp.
c/o NorthStar Realty Finance Corp.
527 Madison Avenue
New York, New York 10022
Attention:	Andy Richardson
Al Tylis, Esq.
Daniel R. Gilbert
Facsimile No.:	(212) 208-2651
(212) 319-4558
Confirmation No.:	(212) 319-2618
(212) 319-4327
(212) 319-3679

with a copy to:

Paul Hastings Janofsky & Walker LLP
75 East 55th Street
New York, New York 10022
Attention:	Robert J. Grados, Esq.
Facsimile No.:	(212) 230-7830
Confirmation No.:	(212) 318-6923

[Signatures Continued on the Following Page]

THE SWAP COUNTERPARTY:	WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association

	By:	/s/ John Miechkowski
Name: John Miechkowski
Title: Director

Wachovia Bank, National Association
One Wachovia Center, Mail Code: NC0166
301 South College Street
Charlotte, North Carolina	28202-0600
Attention:	Bruce M. Young, Senior Vice President, Risk Management
Facsimile No.:	(704) 383-0575
Confirmation No.:	(704) 383-8778